UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.      )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

UTi WORLDWIDE INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

UTi WORLDWIDE INC.

9 Columbus Centre, Pelican Drive Road Town, Tortola British Virgin Islands	c/o UTi, Services, Inc. 100 Oceangate Boulevard, Suite 1500 Long Beach, CA 90802 USA

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

We cordially invite you to attend the 2015 Annual Meeting of Shareholders of UTi Worldwide Inc. to be held in UTi’s Long Beach Solutions Center located at 100 Oceangate Boulevard, Suite 1500, Long Beach, California 90802, USA, on Monday, June 8, 2015 at 9:00 A.M. (Pacific Time) for the following purposes:

1. To elect three Class “C” directors to our Board of Directors for a term of three years and until their respective successors are duly elected and qualified;

2. To act on a proposal to approve the UTi Worldwide Inc. 2015 Long-Term Incentive Plan;

3. To act on a proposal to approve the UTi Worldwide Inc. Executive Cash Bonus Plan;

4. To approve, on an advisory basis, the Company’s executive compensation;

5. To ratify the appointment of Deloitte & Touche LLP as independent registered public accountants of the Company; and

6. To transact such other business as may properly come before the annual meeting or any postponement(s) or adjournment(s) thereof.

Our Board of Directors has fixed May 1, 2015 as the record date for determining the shareholders entitled to vote at the meeting.

A proxy solicited by our Board of Directors, together with our proxy statement and a copy of our 2015 annual report to shareholders, are enclosed herewith. Whether or not you plan to attend the annual meeting, please sign, date and return the proxy card promptly in the enclosed reply envelope provided for that purpose. You may also vote by telephone or by Internet by following the instructions on your proxy card. This will not prevent you from voting in person at the meeting, but will assure your vote is counted if you are unable to attend. YOUR VOTE IS VERY IMPORTANT.

By order of the Board of Directors

Lance E. D’Amico
Secretary

Long Beach, California

May 13, 2015

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on June 8, 2015

This proxy statement and our Annual Report to Shareholders are available on-line at www.proxyvote.com.

YOUR VOTE IS IMPORTANT

WHETHER YOU OWN A FEW OR MANY SHARES AND WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO DATE, SIGN AND RETURN YOUR PROXY OR VOTE VIA TELEPHONE OR THE INTERNET PROMPTLY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED.

ADDITIONAL INFORMATION

If you have questions or need assistance voting, please contact:

105 Madison Avenue

New York, New York 10016

proxy@mackenziepartners.com

Call Collect: (212) 929-5500

or

Toll-Free (800) 322-2885

UTi WORLDWIDE INC.

9 Columbus Centre, Pelican Drive Road Town, Tortola British Virgin Islands	c/o UTi, Services, Inc. 100 Oceangate Boulevard, Suite 1500 Long Beach, CA 90802 USA

PROXY STATEMENT

The Board of Directors of UTi Worldwide Inc. (the “Company” or “UTi”) is soliciting proxies to be voted at the 2015 Annual Meeting of Shareholders of the Company to be held on Monday, June 8, 2015 at the Company’s Long Beach Solutions Center located at 100 Oceangate Boulevard, Suite 1500, Long Beach, California 90802, USA, at 9:00 A.M., Pacific time, and at any adjournment(s) or postponement(s) thereof (the “Annual Meeting” or the “Meeting”), for the purposes set forth in the accompanying notice of annual meeting of shareholders and described herein. This proxy statement and the accompanying form of proxy are first being mailed to the Company’s shareholders on or about May 13, 2015.

The Board of Directors of the Company (the “Board of Directors” or the “Board”) has fixed the close of business on May 1, 2015 as the record date (the “Record Date”) for determining the shareholders entitled to vote at the Annual Meeting and any adjournment(s) or postponement(s) thereof. As of the Record Date, there were 105,995,390 ordinary shares, no par value (the “Ordinary Shares”) outstanding and 175,000 convertible preference shares, no par value (the “Convertible Preference Shares”) outstanding.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who may vote?

You may vote if our records indicate that you owned Ordinary Shares or Convertible Preference Shares at the close of business on May 1, 2015, the Record Date. Each Ordinary Share carries the right to one vote with respect to each matter to be voted on at the Annual Meeting. The holder of the Convertible Preference Shares is entitled to a number of votes equal to the number of Ordinary Shares which could have been issued had the Convertible Preference Shares been convertible on the Record Date and had been converted in full on such date. As of the Record Date and based on the then effective conversion rate, the 175,000 Convertible Preference Shares are entitled to an aggregate of 13,682,479 votes on each matter to be voted on at the Annual Meeting.

You may own Ordinary Shares in several different ways. If your Ordinary Shares are represented by one or more share certificates registered in your name, then you are a holder of record. If your Ordinary Shares are held by a broker, bank or other nominee (that is, in “street name”), then you must obtain a voting instruction form from the institution that holds the shares and follow the instructions included on that form regarding how to instruct the broker, bank or other nominee to vote the shares.

What am I voting on?

In addition to such other matters of business as may properly come before the Annual Meeting or any postponement or adjournment thereof, you are being asked to vote on the following:

1.	The election of three Class “C” directors to our Board of Directors for a term of three years;

2.	To act on a proposal to approve the UTi Worldwide Inc. 2015 Long-Term Incentive Plan;

3.	To act on a proposal to approve the UTi Worldwide Inc. Executive Cash Bonus Plan;

4.	To approve, on an advisory basis, the Company’s executive compensation; and

5.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the fiscal year ending January 31, 2016.

How does the Board of Directors recommend that I vote?

•	The Board of Directors recommends that you vote: “FOR” the election of each of Brian D. Belchers, Roger I. MacFarlane and Joshua D. Paulson, the nominated Class “C” directors, to the Board of Directors;

•	“FOR” the approval of the UTi Worldwide Inc. 2015 Long-Term Incentive Plan;

•	“FOR” the approval of the UTi Worldwide Inc. Executive Cash Bonus Plan;

•	“FOR” the approval of, on an advisory basis, the Company’s executive compensation; and

•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the fiscal year ending January 31, 2016.

How do I vote?

We encourage you to vote through the Internet or by telephone, both of which you may do 24 hours a day, 7 days a week. However, you may vote in any one of the following ways:

By Internet. If you are a shareholder of record, you can vote your proxy by the Internet. The enclosed proxy card indicates the website you may access for Internet voting. The Internet voting system allows you to confirm that the system has properly recorded your votes.

By Telephone. If you are a shareholder of record and are located in the United States or Canada, you can vote your proxy by calling the toll-free telephone number on your proxy card. The telephone voting system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your votes. If you vote by telephone, you do not need to return your proxy card. If you are located outside the United States or Canada, please contact MacKenzie Partners, Inc. at 1-212-929-5500 for information on how you can vote by telephone.

By Mail. If you are a shareholder of record and are located in the United States, you can vote by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope. If you are located outside the United States, you should add the necessary postage to the enclosed envelope to ensure delivery. In order to ensure that your vote is received on or prior to the date of the Annual Meeting, we recommend that your proxy card be returned to us by overnight mail.

At the Annual Meeting. If you are a shareholder of record and wish to vote in person at the Annual Meeting, you may do so. If you attend the Meeting, we will give you a ballot when you arrive. However, if you hold your Ordinary Shares through a broker, bank or other nominee, you must provide a legal proxy from such broker, bank or nominee evidencing your authority to vote shares that the institution or other nominee held for your account at the close of business on the Record Date. You must contact your broker, bank or other nominee directly in advance of the Annual Meeting to obtain a legal proxy. Even if you plan to attend the Annual Meeting, we encourage you to vote your shares by proxy so that your vote will be counted if you later decide not to attend the Meeting.

If your Ordinary Shares are held by a broker, bank or other nominee in street name, then you must obtain a voting instruction form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct the broker to vote your shares.

If you have any questions regarding how to vote, please contact MacKenzie Partners, Inc. at 1-800-322-2885 (please call 1-212-929-5500 (collect) if you are located outside the United States).

Can I change my vote?

You may change your vote at any time prior to the vote at the Annual Meeting. You may revoke any proxy given pursuant to this solicitation at any time before it is exercised at the Annual Meeting by taking any of the following actions:

•	submitting a vote at a later time via the Internet or telephone before the closing of those voting facilities at 11:59 p.m. (Eastern Time) on June 7, 2015;

•	delivering written notice to the Secretary of the Company by any means, including facsimile, bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	signing and delivering a proxy relating to the same shares and bearing a later date prior to the vote at the Meeting; or

•	attending the Annual Meeting and voting in person, although attendance at the Meeting will not, by itself, revoke a proxy.

If you are a shareholder of record, you may obtain a new proxy card by contacting the Secretary of the Company at 100 Oceangate Boulevard, Suite 1500, Long Beach, California 90802, USA, telephone 1-562-552-9400 (collect). If you hold shares in street name, you may submit new voting instructions or revoke your voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your voting instructions in person at the Annual Meeting if you obtain a signed proxy from the record holder (bank, broker or other nominee) giving you the right to vote the shares.

How will my shares be voted?

Any proxy that you return properly completed and that is not revoked will be voted as you direct. If you are a shareholder of record and you indicate when voting by internet or by telephone that you wish to vote as recommended by our Board of Directors or if you sign and return a proxy card without giving specific instructions, then the persons designated as proxy holders in the accompanying proxy card(s) will vote “FOR” the election of the Board of Directors’ nominees for Class “C” directors, “FOR” the approval of the UTi Worldwide Inc. 2015 Long-Term Incentive Plan, “FOR” the approval of the UTi Worldwide Inc. Executive Cash Bonus Plan, “FOR” the approval of, on an advisory basis, the Company’s executive compensation, and “FOR” the ratification of the appointment of Deloitte & Touche LLP as independent registered public accountants of the Company. If you are a street name holder of Ordinary Shares and your bank or brokerage firm does not receive instructions from you about how your shares are to be voted, then the organization that holds your shares will vote your shares as described below under the heading “What is a broker non-vote?”

The holder of our Convertible Preference Shares has agreed to give us an irrevocable proxy in order to effectuate its agreement to vote in favor of the election of each of our Board nominees and in accordance with the recommendation of the Board on each of the other proposals to come before the Meeting. For more information about this agreement and certain limitations which apply to the agreement, see “Transactions with Management and Others”.

In the event any director nominee is unable to or declines to serve as a director at the time of the Annual Meeting (which is not anticipated), the persons named in the enclosed proxy card(s) will vote for the election of such person or persons as may be designated by the present Board of Directors, if any. As to any other business or matters that might otherwise properly come before the Annual Meeting, the proxy holders will vote in accordance with their best judgment, although the Company does not presently know of any such other business.

How many shares must be present to hold the Annual Meeting?

Ordinary Shares and Convertible Preference Shares will be counted as present at the Annual Meeting if the shareholder is present and votes in person at the Meeting or has properly submitted a proxy. Not less than

50 percent of the votes entitled to be cast on the matters to be considered at the Meeting as of the Record Date must be present in person or by proxy at the Annual Meeting in order to hold the Meeting and conduct business. This is called a quorum.

How many votes are required to approve each proposal?

Election of Directors (Proposal 1). For the election of directors (Proposal 1), our organizational documents provide that a director nominee will be elected only if he or she receives a majority of the votes cast with respect to his or her election in an uncontested election (that is, the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). Under our Corporate Governance Guidelines, our Board shall nominate for election or reelection as a director only those candidates who have tendered, in advance of such nomination, a contingent, irrevocable resignation that the Board may accept if shareholders do not re-elect the director. In that situation, our Nominations & Corporate Governance Committee would make a recommendation to the Board about whether to accept or reject the resignation. The Board is to act on the tendered resignation within 90 days from the date that the election results were certified. In deciding whether to accept or reject the tendered resignation, the Board will consider the Nominations & Corporate Governance Committee’s recommendation and any other information and factors that the Board deems relevant. Thereafter, the Board will publicly disclose its decision regarding the director’s tendered resignation and the rationale behind it.

Vote on the Approval of the UTi Worldwide Inc. 2015 Long-Term Incentive Plan (Proposal 2), Vote on the Approval of the UTi Worldwide Inc. Executive Cash Bonus Plan (Proposal 3), Advisory Vote to Approve Executive Compensation (Proposal 4) and Vote on Ratification of the Appointment of Deloitte & Touche LLP as Independent Registered Public Accountants of the Company (Proposal 5). For each of Proposals 2, 3, 4 and 5, the affirmative vote of a majority of votes present in person or by proxy at the Annual Meeting and voting on the proposal is required for approval.

What is a broker non-vote?

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on your behalf on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote”.

The election of directors (Proposal 1), the vote to approve the UTi Worldwide Inc. 2015 Long-Term Incentive Plan (Proposal 2), the vote to approve the UTi Worldwide Inc. Executive Cash Bonus Plan (Proposal 3) and the advisory vote to approve executive compensation (Proposal 4) are all considered non-routine matters under applicable rules. Therefore, a broker or other nominee cannot vote your shares on any of these proposals without instructions from you on how to vote your shares. In order to minimize the number of broker non-votes, the Company encourages you to provide voting instructions to the organization that holds your shares.

The ratification of the appointment of Deloitte & Touche LLP as independent registered public accountants of the Company (Proposal 5) is considered a routine matter under applicable rules, and a broker or other nominee may generally vote your shares on Proposal 5 without instructions from you.

How will abstentions and broker non-votes be treated?

Abstentions and broker non-votes will be counted for purposes of determining the existence of a quorum at the Annual Meeting. Abstentions and broker non-votes will not be considered as votes properly cast at the Annual Meeting. Consequently, broker non-votes and abstentions will have no effect on the voting with respect to any proposal as to which there is an abstention or broker non-vote.

Who will pay the cost of this proxy solicitation?

The expenses of soliciting proxies for the Annual Meeting are to be paid by the Company. Solicitation of proxies may be made by means of telephonic, facsimile, telegraphic or other communications with shareholders or their personal representatives by directors, officers and employees of the Company who will not be specially compensated for such services. The Company expects to reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this proxy statement to shareholders whose Ordinary Shares are held of record by such entities. In addition, the Company has retained the services of MacKenzie Partners, Inc., a proxy solicitation firm, to assist in the solicitation of proxies by mail, personally, by telephone, telegraph, facsimile or other means of communication, and such firm will receive a fee estimated to be $4,000 and will be reimbursed for out-of-pocket expenses.

How can I get electronic access to proxy materials?

The notice of annual meeting, this proxy statement and our Annual Report to Shareholders are available on-line at www.proxyvote.com.

How can I submit a proposal or make a nomination for director for next year’s annual meeting?

The Company’s Articles of Association set forth certain procedures relating to the nomination of directors by shareholders, which we refer to as the Nomination Procedures and certain procedures relating to shareholders bringing a proposal before a meeting, which we refer to as the Proposal Procedures. For information related to the Nomination Procedures and the Proposal Procedures for the 2016 annual meeting as well as other information regarding Rule 14a-8 of the Exchange Act, see the discussion that appears later in this proxy statement in the section entitled “Submission of Shareholder Proposals and Director Nominations for the 2016 Annual Meeting”.

How can I attend the Annual Meeting?

Attendance at the Annual Meeting is limited to shareholders of record and holders of valid proxies. If you hold your Ordinary Shares through a broker, bank or other nominee, you must provide a legal proxy from such broker, bank or nominee evidencing your authority to vote shares that the institution or other nominee held for your account at the close of business on the Record Date. You must contact your broker, bank or other nominee directly in advance of the Annual Meeting to obtain a legal proxy. All shareholders and guests must present a government-issued form of identification in order to be admitted to the Annual Meeting. Cameras and other recording devices will not be permitted at the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting and publish preliminary or final results, if available, in a current report on Form 8-K within four business days after the end of the Annual Meeting.

What should I do if I have other questions?

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, MacKenzie Partners, Inc., toll free at (800) 322-2885 or directly at (212) 929-5500.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table contains certain information regarding all persons and entities known by us to beneficially own more than 5% of our outstanding Ordinary Shares or Convertible Preference Shares, each of our directors, each of the persons named in the Summary Compensation Table included herein in the section entitled “Compensation of Executive Officers — Summary Compensation Table” (we refer to these persons as the “Named Executive Officers”) and all of our current directors and executive officers as a group. The Company believes the persons and entities named below hold sole voting and investment power with respect to the shares shown opposite their respective names, unless otherwise indicated in the footnotes. The information with respect to each person or entity specified is as supplied or confirmed by such person or entity, is based upon statements filed with the SEC or is based upon the knowledge of the Company, and is as of May 1, 2015, unless otherwise indicated in the footnotes.

	Amount and Nature of Beneficial Ownership(1)
	Ordinary Shares			Convertible Preference Shares
Name	Shares Owned	Right to Acquire(2)	Percent of Class(2)	Shares Owned	Right to Acquire	Percent of Class	Total Voting Power(2)(3)(4)
P2 Capital Partners LLC(5)	11,273,214	12,392,531	19.99%	175,000	—	100%	19.99%
BlackRock, Inc.(6)	8,594,505	—	8.11%	—	—	—	7.26%
Invesco Ltd.(7)	11,813,125	—	11.14%	—	—	—	9.98%
Wellington Management Group LLP(8)	9,803,852	—	9.25%	—	—	—	8.28%
The Vanguard Group Inc.(9)	5,862,661	—	5.53%	—	—	—	4.95%
T. Rowe Price Associates Inc.(10)	8,149,827	—	7.69%	—	—	—	6.88%
Class “A” Directors:
C. John Langley, Jr.	38,712	9,045	*	—	—	—	*
Allan M. Rosenzweig	68,401	9,045	*	—	—	—	*
Donald W. Slager	26,089	9,045	*	—	—	—	*
Class “B” Directors:
Leon J. Level	35,508	20,938	*	—	—	—	*
Edward G. Feitzinger	31,579	47,629	*	—	—	—	*
Class “C” Directors:
Brian D. Belchers	25,103	9,045	*	—	—	—	*
Roger I. MacFarlane	2,119,622	167,655	2.00%	—	—	—	1.93%
Joshua D. Paulson(11)	—	—	—	—	—	—	—
Other Named Executive Officers:
Eric Kirchner	269,855	435,505	*	—	—	—	*
Ronald Berger(12)	40,351	33,933	*	—	—	—	*
Lance E. D’Amico	45,604	44,269	*	—	—	—	*
Jeffrey Hammond(13)	17,561	—	*	—	—	—	*
Gene Ochi	86,333	109,997	*	—	—	—	*
Richard Rodick	15,174	12,491	*	—	—	—	*
All current directors and executive officers as a group (13 persons)	2,423,046	329,162	2.28%	—	—	—	2.32%

*	Less than one percent.
(1)	More than one person may be deemed to be a beneficial owner of the same securities as determined in accordance with the rules of the SEC. In certain cases, voting and investment power may be shared by spouses under applicable law. The inclusion of shares in this table shall not be deemed an admission of beneficial ownership of any of the reported shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or for any other purpose.

(2)	Indicates Ordinary Shares that the person or group has the right to acquire within 60 days of May 1, 2015. For Messrs. Feitzinger, Kirchner, Berger, D’Amico, Ochi and Rodick, all of the shares listed in this column may be acquired upon the exercise of stock options. For Mr. MacFarlane, 158,610 of the shares listed in this column may be acquired pursuant to the exercise of stock options. In addition to such stock options, the shares indicated in this column for each of the directors (other than Mr. Feitzinger) include restricted share units that were granted at the 2014 annual meeting of shareholders, which in each case represent the right to acquire 9,045 Ordinary Shares. Also included in this column for Mr. Level are 11,893 shares that are subject to his right to defer receipt of such shares pursuant to the terms of the 2004 Non-Employee Directors Share Incentive Plan (the “Directors Incentive Plan”).

For all current directors and executive officers as a group, the Ordinary Shares indicated in this column include an aggregate of 274,892 shares that may be acquired upon the exercise of stock options and an aggregate of 54,270 shares underlying restricted share units (including 11,893 shares which are subject to the right to defer receipt of such shares pursuant to the Directors Incentive Plan), in each case including shares disclosed in the previous sentences.

For P2 Capital Partners, LLC, a Delaware limited liability company (“P2 Capital” or the “Manager”), the Ordinary Shares indicated in this column include shares that may be acquired upon the conversion of Convertible Preference Shares as limited by the 19.99% Conversion Limitation (as defined below). Section 12.21 of the Company’s Amended and Restated Memorandum of Association sets forth certain limitations that prohibit any conversion of Convertible Preference Shares that would result in the beneficial ownership of P2 Capital exceeding 19.99% of the outstanding shares ( such limitation is referred to as the “19.99% Conversion Limitation”). As a result of the 19.99% Conversion Limitation, the aggregate number of Ordinary Shares that could have been issued had the Convertible Preference Shares been converted on May 1, 2015 is 12,392,531.

(3)	The holder of the Convertible Preference Shares is entitled to a number of votes equal to the number of Ordinary Shares which could have been issued had the Convertible Preference Shares been convertible on the Record Date and had been converted in full on such date (absent the 19.99% Conversion Limitation); provided however that all voting securities (including the Convertible Preference Shares) held by P2 Capital and its affiliates in excess of 19.99% of the total voting power of all voting securities outstanding must be voted in a manner identical (on a proportionate basis) to the manner in which the holders of equity securities of the Company, other than P2 Capital and its affiliates, vote their voting securities. As of the Record Date and based on the then conversion price and liquidation preference in effect, an aggregate of 13,682,479 Ordinary Shares could have been issued had the Convertible Preference Shares been convertible on May 1, 2015 and converted in full on such date without regard to the 19.99% Conversion Limitation.
(4)	Total Voting Power represents voting power with respect to all shares of our Ordinary Shares and Convertible Preference Shares, voting together as a single class. Holders of the Convertible Preference Shares may vote on all matters which will be submitted at the Annual Meeting to holders of the Company’s Ordinary Shares.
(5)

The number of shares beneficially owned is based on an amendment to Schedule 13D filed with the SEC on September 9, 2014 by the following persons: P2 Capital; P2 Capital Master Fund I, L.P., a Cayman Islands exempted limited partnership (“Master Fund I”); P2 Capital Master Fund V, L.P., a Delaware limited partnership (“Master Fund V”); P2 Capital Master Fund VI, L.P., a Delaware limited partnership (“Master Fund VI”); P2 Capital Master Fund VIII, LLC, a Delaware limited liability company (“Master Fund VIII” and together with Master Fund I, Master Fund V, and Master Fund VI, the “Funds”), and Claus J. Moller, a citizen of Denmark (all of the preceding persons are the “Reporting Persons”) and on a Form 4 filed with the SEC on March 3, 2015 by P2 Capital and Claus J. Moller. The address of the principal office of each of the Reporting Persons is 590 Madison Avenue, 25th Floor, New York, NY 10022. According to the amended Schedule 13D, Master Fund I beneficially owns an aggregate of 1,338,626 Ordinary Shares, Master Fund V beneficially owns an aggregate of 1,579,500 Ordinary Shares, Master Fund VI beneficially owns an aggregate of 2,225,903 Ordinary Shares, Master Fund VIII beneficially owns an aggregate of 6,129,185 Ordinary Shares. According to the amended Schedule 13D, P2 Capital Master Fund X, L.P., a Delaware

limited partnership (“Master Fund X”), is the holder of the 175,000 Convertible Preference Shares. In addition, each of the Manager and Mr. Moller may be deemed to beneficially own 11,273,214 Ordinary Shares and 175,000 Convertible Preference Shares (the “P2 Shares”). Each of the Funds is the direct owner of the shares reported as owned by it. Each of the Manager and Mr. Moller disclaims beneficial ownership of the shares, except to the extent the Manager, as investment manager of the Funds and of Master Fund X, and Mr. Moller, as managing member of the Manager, may be deemed to own beneficially (as that term is defined under Rule 13d-3 promulgated under the Exchange Act) all P2 Shares owned beneficially or directly by the Funds and Master Fund X, and each of the Funds and Master Fund X disclaims beneficial ownership of all P2 Shares owned by any of the other funds.
(6)	The number of shares beneficially owned is based on an amendment to Schedule 13G filed with the SEC on January 23, 2015 by BlackRock, Inc. (“BlackRock”). BlackRock’s business address, as listed in the Schedule 13G, is 55 East 52nd Street, New York, NY 10022. According to the amended Schedule 13G, the ultimate power to direct receipt of dividends from, and the proceeds from the sale of, such securities is vested in various persons, and BlackRock has sole dispositive power over 8,594,505 Ordinary Shares and sole power to vote or direct the voting of 8,353,445 Ordinary Shares.
(7)	The number of shares beneficially owned is based on an amendment to Schedule 13G filed with the SEC on February 13, 2015 by Invesco Ltd. (“Invesco”). The business address for Invesco, as listed in the Schedule 13G, is 1555 Peachtree Street NE, Atlanta, GA 30309. According to the amended Schedule 13G, the 11,813,125 Ordinary Shares held by Invesco does not include any shares that may be acquired upon the conversion of the Company’s 4.50% Convertible Senior Notes held by Invesco.
(8)	The number of shares beneficially owned is based on an amendment to Schedule 13G filed with the SEC on February 12, 2015 by Wellington Management Group LLP (“Wellington”). The business address for Wellington, as listed in the Schedule 13G, is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210. According to the Schedule 13G, the ultimate power to direct receipt of dividends from, and the proceeds from the sale of, such securities is vested in various persons, and Wellington has sole voting power (or power to direct the vote) and sole dispositive power over 0 Ordinary Shares, and shared voting power (or power to direct the vote) and shared dispositive power over 5,565,282 Ordinary Shares and 9,803,852 Ordinary Shares, respectively.
(9)	The number of shares beneficially owned is based on a Schedule 13G filed with the SEC on February 11, 2015 by The Vanguard Group (“Vanguard”). The business address for Vanguard, as listed in the Schedule 13G, is 100 Vanguard Blvd., Malvern, PA 19355. According to the Schedule 13G, Vanguard has sole voting power (or power to direct the vote) and sole dispositive power over 128,052 Ordinary Shares and 5,740,909 Ordinary Shares, respectively, and shared voting power (or power to direct the vote) and shared dispositive power over 0 Ordinary Shares and 121,752 Ordinary Shares, respectively.
(10)	The number of shares beneficially owned is based on a Schedule 13G filed with the SEC on February 11, 2015 by T. Rowe Price Associates, Inc. (“T. Rowe Price”). The business address for T. Rowe Price, as listed in the Schedule 13G, is 100 E. Pratt Street, Baltimore, MD 21202. According to the Schedule 13G, the ultimate power to direct receipt of dividends from, and the proceeds from the sale of, such securities is vested in various persons, and T. Rowe Price has sole voting power (or power to direct the vote) and sole dispositive power over 1,827,846 Ordinary Shares and 8,149,827 Ordinary Shares, respectively.
(11)	Mr. Paulson is a partner at P2 Capital and disclaims any beneficial ownership of the shares held by P2 Capital or any of its affiliates.
(12)	The number of shares beneficially owned is based on a Form 3 and multiple Form 4s filed with the SEC by Ronald Berger.
(13)	The number of shares beneficially owned is based on a Form 3 filed with the SEC on May 9, 2014 by Jeff Hammond.

ELECTION OF DIRECTORS

(PROPOSAL 1)

Pursuant to our Articles of Association, which provide for a “classified” board of directors, three persons, Brian D. Belchers, Roger I. MacFarlane and Joshua D. Paulson, have been nominated by our Board of Directors for election at the Annual Meeting to serve a three year term expiring at the annual meeting in 2018 and until their respective successors are duly elected and qualified.

Currently, we have an eight member Board of Directors divided into three classes. We currently have three Class “A” directors whose three-year terms expire at the 2016 annual meeting of shareholders, two Class “B” directors whose three-year terms expire at the 2017 annual meeting of shareholders, and three Class “C” directors whose three-year terms expire at the Annual Meeting.

Unless otherwise directed in the accompanying proxy, the persons named therein will vote for the election of the three Class “C” director nominees listed below. These nominees presently serve as Class “C” directors and have served continuously as directors of the Company since the dates indicated in their respective biographies below. In the event any such nominee is unable to or declines to serve as a director at the time of the Annual Meeting (which is not anticipated), the persons named in the proxy will vote for the election of such person or persons as may be designated by the present Board of Directors, if any. The Board of Directors unanimously recommends a vote “for” the election of each of Messrs. Belchers, MacFarlane and Paulson as a Class “C” director.

Information About Class “C” Director Nominees

The following table sets forth information regarding the nominees for election as a Class “C” director, including age on the date of the Annual Meeting and business experience during the past five years.

Name	Age	Director Since	Principal Occupation and Other Information
Brian D. Belchers	69	2006	Brian D. Belchers has served as a consultant since January 2004, although he does not provide consulting services to the Company. From May 2000 to January 2004, Mr. Belchers served as Vice President of Cap Gemini, a management consulting firm. From October 1982 to May 2000, Mr. Belchers was a Partner at Ernst & Young LLP. Mr. Belchers has also served as a director of Sage Publications, Inc., a privately held corporation, since 2005. Mr. Belchers graduated as a Rhodes Scholar with a Masters of Arts in political science and economics from Oxford University. Mr. Belchers received a Bachelor of Commerce degree from the University of Natal and was a qualified chartered accountant in South Africa.

			Mr. Belchers’ qualifications to serve on our Board of Directors include, among other skills and qualifications, 40 years of senior management and consulting experience with a focus on information technology, change management and business process improvement.

Name	Age	Director Since	Principal Occupation and Other Information

Roger I. MacFarlane	70	1995	Roger I. MacFarlane served as our chief executive officer from May 2000 to January 2009. He has been a director since our formation in 1995 and was appointed Chairman of the Board of Directors in January 2009. From 1995 to April 2000, Mr. MacFarlane served as our chief executive officer of the Americas Region and was responsible for overseeing our operations in North and South America. From 1993 to 1995, Mr. MacFarlane served as the chief executive officer of the Americas Division of one of our predecessor corporations, and was responsible for overseeing its operations in North and South America. Mr. MacFarlane received a Bachelor of Arts degree and an L.L.B. degree from the University of Cape Town.

			Mr. MacFarlane’s qualifications to serve on our Board of Directors include, among other skills and qualifications, his 40 years of experience in the international logistics, transportation and supply chain industry and many years of senior management and director experience with the Company and its predecessors.

Joshua D. Paulson	38	2013	Josh Paulson has been a Partner at P2 Capital since March 2007. Prior to P2 Capital, Mr. Paulson held various titles of increasing responsibility at Reservoir Capital Group, a New York-based hybrid investment firm, from September 2001 to July 2003 and again from September 2005 to February 2007. Prior to joining Reservoir Capital, Mr. Paulson was a management consultant at McKinsey & Co. Mr. Paulson has also been a director of Interline Brands, Inc. since September 2012. Mr. Paulson received an M.B.A. with high distinction from Harvard Business School, where he was named a George F. Baker Scholar. Mr. Paulson is a graduate of the McIntire School of Commerce at the University of Virginia.

			Mr. Paulson’s qualifications to serve on our Board of Directors include, among other skills and qualifications, his more than 10 years of capital markets and consulting experience and his role as a partner in P2 Capital, currently the Company’s largest shareholder.

Information About Directors Whose Terms Continue

The following table sets forth similar information regarding the members of the Board of Directors who are designated either Class “A” or Class “B” directors and are continuing in office as directors of the Company:

Class “A” Directors — Terms Expiring at 2016 Annual Meeting

Name	Age	Director Since	Principal Occupation and Other Information
C. John Langley, Jr.	69	2003	C. John Langley, Jr. is the Clinical Professor of Supply Chain Management, Department of Supply Chain and Information Systems, and Director of Development, Center for Supply Chain Research, at the Smeal College of Business at The Pennsylvania State University, a position he has held since January 2011. From September 2001 through October 2010, Dr. Langley was the Supply Chain and Logistics Institute Professor of Supply Chain Management and a member of the faculty of the School of Industrial and Systems Engineering at the Georgia Institute of Technology. Prior to his appointment at the Georgia Institute of Technology, Dr. Langley served at the University of Tennessee from September 1973 through July 2001, most recently as the John H. Dove Professor of Logistics and Transportation. Dr. Langley is also a director of Forward Air Corporation, a Nasdaq GS listed company. Dr. Langley received his Ph.D. from The Pennsylvania State University.

			Dr. Langley’s qualifications to serve on our Board of Directors include, among other skills and qualifications, his more than 40 years of educational, research and consulting experience dedicated to the logistics, transportation and supply chain industry.

Allan M. Rosenzweig	60	2000	Allan M. Rosenzweig is the chief executive officer of Ibex Financial Services LLC, a company active in the field of asset-backed finance which he founded in May 2005, and the chief executive officer of Evergreen Life Limited, a life insurance company which he founded in 2009. Mr. Rosenzweig served as an Executive Vice President of Active International, a diversified marketing and business solutions provider, from January 2004 to May 2005. Mr. Rosenzweig served as Group Director — Corporate Finance of MIH Limited from 1996 to August 2002 and served as a director of MIH Limited from October 1997 to August 2002. From August 2002 to December 2003, Mr. Rosenzweig served as an independent consultant, although he did not provide any consulting services to the Company. From 2000 to 2011, Mr. Rosenzweig also served as a director of Brait S.A., a company listed on the London Stock Exchange, Luxembourg Stock Exchange and Johannesburg Stock Exchange. From 1986 to 1996, Mr. Rosenzweig was the managing director of Intertax (Pty) Ltd., an international tax consultancy firm. Mr. Rosenzweig received a B.A., L.L.B. and H. Dip. Tax Law from the University of the Witwatersand in Johannesburg.

Name	Age	Director Since	Principal Occupation and Other Information
			Mr. Rosenzweig’s qualifications to serve on our Board of Directors include, among other skills and qualifications, entrepreneurial skills, as well as more than 30 years of management and consulting experience with a focus on the areas of tax, finance and the execution of complex finance transactions. In connection with his relocation to the United States, Mr. Rosenzweig was admitted under a visa reserved for those with “exceptional ability”, which in his case was in the area of corporate finance. In addition, the Board of Directors has determined that Mr. Rosenzweig meets the definition of an “Audit Committee Financial Expert” as established by the Securities and Exchange Commission.

Donald W. Slager	53	2009	Donald W. Slager has served as president and chief executive officer of Republic Services, Inc. (“Republic Services”), a service provider in the non-hazardous solid waste industry, since January 1, 2011. From December 2008 through December 2010, Mr. Slager served as president and chief operating officer of Republic Services. Prior to that, Mr. Slager served in the same capacity for Allied Waste Industries, Inc. (“Allied Waste”), from January 2005 to December 2008, prior to its merger with Republic Services. Mr. Slager was executive vice president and chief operating officer of Allied Waste between June 2003 and December 2004. Prior to that, Mr. Slager held varying positions of increasing responsibility with Allied Waste. Since June 2010, Mr. Slager has also served as a director of Republic Services, an NYSE listed company. Mr. Slager has completed the Northwestern University Kellogg School Advanced Executive Program and holds a certificate from the Stanford University Board Consortium Development Program.

			Mr. Slager’s qualifications to serve on our Board of Directors include, among other skills and qualifications, more than 25 years of leadership and management experience with operations in a business driven by customer service.

Class “B” Directors — Terms Expiring at 2017 Annual Meeting

Name	Age	Director Since	Principal Occupation and Other Information
Edward G. Feitzinger	47	2014	Edward G. Feitzinger has been the Company’s chief executive officer since December 2014. Prior to that he was the Company’s Executive Vice President — Global Operations since October 2012. Beginning in 2010 (after serving the company in a consulting capacity since 2009), he served as Executive Vice President — Global Contract Logistics and Distribution. Prior to joining the company as a consultant, Mr. Feitzinger served as Senior Vice President of Golden Gate Logistics from 2006 to 2008 and Vice President of Worldwide Logistics for Hewlett-Packard from 2005 to 2006. From 2000 to 2005, Mr. Feitzinger was Senior Vice President of Sales and Marketing at Menlo

Name	Age	Director Since	Principal Occupation and Other Information
			Worldwide, where he also led the technology and engineering division. Mr. Feitzinger holds a B.S. degree in Industrial Engineering from Lehigh University and a Master in Science degree in Industrial Engineering from Stanford University.

			Mr. Feitzinger’s qualifications to serve on our Board of Directors include, among other skills and qualifications, his experience as our chief executive officer and his nearly 20 years of experience in the international logistics, transportation and supply chain industry.

Leon J. Level	74	2001

Leon J. Level retired in 2006 from Computer Sciences Corporation (“CSC”), a New York Stock Exchange listed company. Mr. Level served as Chief Financial Officer and a director of CSC from 1989 to 2006. From 1981 to 1989, Mr. Level served as Vice President and Treasurer for Unisys Corporation (formerly Burroughs Corporation), and Mr. Level also served as Chairman of Unisys Finance Corporation. From 1971 to 1981, he served in a variety of financial positions with The Bendix Corporation, including Assistant Corporate Controller and Executive Director. Mr. Level was previously a director of Levi Strauss & Co. from February 2005 until December 2012. Mr. Level is a Certified Public Accountant and began his career in 1963 at Deloitte & Touche LLP (formerly Haskins & Sells), rising to the level of Principal. He holds both a B.B.A. and M.B.A. degree from the University of Michigan.

Mr. Level’s qualifications to serve on our Board of Directors include, among other skills and qualifications, his more than 45 years of management experience with a focus on tax, finance and accounting in both public companies and accounting firm environments. In addition, the Board of Directors has determined that Mr. Level meets the definition of an “Audit Committee Financial Expert” as established by the Securities and Exchange Commission.

INFORMATION ABOUT THE BOARD OF DIRECTORS

AND COMMITTEES OF THE BOARD

Board Leadership Structure and Role in Risk Oversight

There are currently eight members of the Board of Directors: one management director, one affiliated outside director (i.e., a non-independent, non-management director) and six independent directors. The Board has three standing committees: Audit, Compensation and Nominations & Corporate Governance. All the Board committees are comprised solely of independent directors. The committee chairs, all of whom are independent directors, set the agendas for their respective committees and report to the full Board on their work. The roles of Chairman and chief executive officer have been split since before the Company went public in 2000. The role of Chairman is currently held by Mr. MacFarlane. Mr. MacFarlane has been our Chairman since his retirement as chief executive officer of the Company in January 2009. He was elected Chairman due to his extensive knowledge of our business and industry, his sound understanding of our business strategy and his corporate and board experience and leadership skills, which promote board communication, governance, continuity and appropriate oversight. As a founder and former chief executive officer of the Company, we have classified Mr. MacFarlane as an affiliated outside director. Mr. MacFarlane has had no role in the day-to-day management of the business of the Company since his retirement in January 2009 but continues to be a large shareholder in the Company. As a result, our Board of Directors believes Mr. MacFarlane operates independent of management. Nevertheless, our Board of Directors has determined that for effective Board governance, it is appropriate to have an independent Presiding Director. The primary purpose of appointing a Presiding Director is to provide that the Board functions independent of management. The Presiding Director is selected on an annual basis, beginning on the date of each annual meeting of shareholders. Immediately following the 2014 annual meeting of shareholders, our Board appointed Mr. Level to serve as Presiding Director until the date of the Annual Meeting.

The duties and responsibilities of the Chairman of the Board primarily consist of:

•	Working with the Board of Directors. The Chairman convenes and presides over Board meetings, provides leadership to the Board, establishes processes for managing the responsibilities of the Board and its committees, organizes and establishes Board agendas, with assistance from the chief executive officer, the committee chairmen, the corporate secretary and the Presiding Director, and supervises circulation of Board materials in a timely fashion.

•	Facilitating Board-Management Communication. The Chairman facilitates communication among the directors and between the Board and the chief executive officer and other members of senior management.

•	Leading Evaluation Process. In conjunction with the Nominations & Corporate Governance Committee, the Chairman of the Board leads the Board in evaluating its own performance.

•	Assisting the chief executive officer. The Chairman assists the chief executive officer and serves as a mentor and sounding board to the chief executive officer.

The duties and responsibilities of the Presiding Director primarily consist of:

•	Chairing Board Executive Sessions. The Presiding Director chairs Executive Sessions of the independent directors, which are held as part of every regularly-scheduled Board meeting, and has the authority to call and chair any other meetings of the independent directors that may be necessary from time to time.

•	Reviewing and Approving Board Agendas, Schedules and Information. The Presiding Director reviews and approves in advance the schedule of Board and committee meetings and, in collaboration with the Chairman and the chief executive officer, reviews and approves Board agendas in order to provide that the interests and requirements of shareholders, the independent directors and other stakeholders are appropriately addressed. In addition, the Presiding Director reviews the information provided by the Company to the directors.

•	Communicating with the Chairman, Management and the full Board. After each Executive Session of the independent directors, the Presiding Director communicates as appropriate with the Chairman, the chief executive officer and the full Board. The Presiding Director serves as a liaison between the Chairman and the independent directors and is also responsible for communicating to the Chairman, the chief executive officer and the full Board any decisions and recommendations of the independent directors.

•	Serving in an Intermediary Role. The Presiding Director acts as an intermediary and liaison between the Chairman and the chief executive officer and other members of senior management on a regular basis and when special circumstances exist or communication out of the ordinary course is necessary. This responsibility does not inhibit direct communications between the Chairman of the Board and the other directors.

•	Communications with Shareholders. The Presiding Director is apprised of inquiries from shareholders and may be involved as appropriate in correspondence relating to these matters.

•	Presiding at Meetings of the Board of Directors. The Presiding Director presides at meetings of the Board in the absence of, or upon the request of, the Chairman.

Our Nominations & Corporate Governance Committee will continue to periodically review our Board’s leadership structure to confirm it is still appropriate for the Company.

Management is responsible for the assessment and management of risk and brings to the attention of the Board and its committees the most material risks to the Company. The Board has delegated oversight responsibilities for various financial matters to the Audit Committee. The Board and its committees regularly discuss with management the Company’s strategies, goals and policies and inherent associated risks in order to assess appropriate levels of risk taking and steps taken to monitor and control such exposures. The Board and its committees also receive reports on risk management from senior officers of the Company. The Board of Directors believes that the risk management processes in place for the Company are appropriate.

Compensation Risk Management

Our Compensation Committee undertook an assessment of the Company’s compensation policies and practices to determine whether those policies and practices are reasonably likely to have a material adverse effect on the Company. In evaluating the Company’s compensation policies and practices, the Committee considered, among other things, the overall design of the Company’s compensation program, the Company’s current practice of granting equity-based compensation that vests over an extended period, the proportion of long-term compensation relative to short term compensation, the Company’s executive stock ownership guidelines and the Company’s executive compensation recoupment policy. Having been informed of the results of the Compensation Committee’s assessment, the Board concluded that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Meetings of the Board and its Committees

The Board of Directors oversees the management of our business. It establishes overall policies and standards for the Company and reviews the performance of management. In addition, the Board has established an Audit Committee, a Compensation Committee and a Nominations & Corporate Governance Committee whose functions are briefly described below.

During the fiscal year ended January 31, 2015 (the “Fiscal Year” or “fiscal 2015”), the Board of Directors met 16 times.

Audit Committee. The Audit Committee is responsible for oversight of (a) the accounting and financial reporting process, (b) audits of the Company’s financial statements and internal control over financial reporting,

(c) the Company’s compliance with certain legal and regulatory requirements, (d) the Company’s internal audit function and (e) the Company’s system of disclosure controls and internal control over financial reporting. The current members of the Audit Committee are Messrs. Level, who chairs the committee, Belchers, Langley and Rosenzweig. The Board has determined that each member of the Audit Committee is independent, as defined in the Nasdaq Listing Rules (the “Nasdaq Rules”) and under Rule 10A-3 promulgated by the SEC. The Board of Directors has determined that Messrs. Level and Rosenzweig are “audit committee financial experts” for purposes of the rules and regulations of the SEC. Additionally, the Board has determined that each of Messrs. Belchers, Langley, Level and Rosenzweig understands fundamental financial statements, including a balance sheet, income statement and cash flow statement, and meets the other requirements for audit committee members prescribed by the Nasdaq Rules. The Audit Committee operates under a written charter adopted by the Board of Directors.

Compensation Committee. The Compensation Committee oversees the compensation of all the Company’s employees. The Compensation Committee determines or recommends to the full Board the compensation of the Company’s chief executive officer, executive officers and certain other key employees. In addition, the Compensation Committee establishes general guidelines for management, who has been delegated the authority to determine the compensation of all other employees in the Company within such guidelines. The current members of the Compensation Committee are Messrs. Rosenzweig, who chairs the committee, Belchers, Paulson and Slager. The Board has determined that each member of the Compensation Committee is an independent director under the Nasdaq Rules for directors and compensation committee members. The Compensation Committee operates under a written charter adopted by the Board of Directors.

In accordance with the Compensation Committee’s charter, the committee has the authority, to the extent deemed necessary and appropriate for the fulfillment of its duties, to select, engage and determine the fees payable to independent counsel and other advisors (including compensation consultants). In accordance with this authority, during fiscal 2015 the Compensation Committee retained Towers Watson (“Towers Watson”) as an external consultant to provide information and advice on matters regarding trends in executive compensation, relative executive pay and benefits practices and other topics as the Compensation Committee deemed appropriate. Towers Watson reports directly to the Compensation Committee for all matters involving executive compensation. When appropriate, the committee will have discussions with Towers Watson without management present to maintain impartiality. From time to time, with the prior permission of the Compensation Committee, Towers Watson has provided and may in the future provide advice and assistance directly to the Company in connection with matters unrelated to director and senior executive compensation. The decision to engage Towers Watson was made by the Compensation Committee without any recommendation by management. All work provided by Towers Watson to the Company was pre-approved by the Compensation Committee.

In accordance with the Compensation Committee’s charter, the committee may select an outside advisor such as Towers Watson only after taking into consideration such factors as may be required by the SEC and by the listing standards of any stock exchange or market on which the Company’s securities may be listed from time to time. These factors include, but are not limited to, the following:

•	The provision of other services to the Company by the person or entity that employs the compensation consultant, legal counsel or other adviser (such person or entity, the “Advisory Firm”);

•	The amount of fees received from the Company by the Advisory Firm, as a percentage of the total revenue of the Advisory Firm;

•	The policies and procedures of the Advisory Firm that are designed to prevent conflicts of interest;

•	Any business or personal relationship of the Advisory Firm with a member of the Committee (if any);

•	Any stock of the Company owned by the Advisory Firm; and

•	Any business or personal relationship of the Advisory Firm or the Advisory Firm employing the adviser with an executive officer of the Company.

Our Compensation Committee assessed the independence of Towers Watson, including taking into account the above “independence” factors listed in the Nasdaq listing requirements. Towers Watson also confirmed in a written letter to the chairman of the Compensation Committee that it believes that it serves as an independent advisor and has no conflicts of interest. The Compensation Committee determined, based on its analysis of the above factors, that the work of Towers Watson and the individual members of the team of Towers Watson serving the Company has not created a conflict of interest. The Compensation Committee reviews Towers Watson’s retention periodically. In fiscal 2015, the Company paid Towers Watson total fees of $166,786, with $15,307 of such fees related to services provided to the Compensation Committee and the balance related to general human resource and other similar services for the Company. Additional information regarding the role of Towers Watson with respect to the Company’s compensation setting practices is set forth in the section entitled “Compensation of Executive Officers — Compensation Discussion and Analysis — Role of Independent Compensation Consultants in Determining Executive Compensation”.

Nominations & Corporate Governance Committee. The Nominations & Corporate Governance Committee is responsible for, among other things:

•	recommending nominees for election to the Board of Directors and nominees to be appointed by the Board to fill vacancies and newly created directorships;

•	developing and recommending to the Board of Directors a set of corporate governance guidelines;

•	monitoring and assessing compliance of the Company’s management and the Board of Directors, including committees thereof, with appropriate corporate governance requirements, policies and procedures applicable to the Board and the Company, and recommending policies and procedures for maintaining and improving such corporate governance;

•	periodically reviewing the succession plan for the chief executive officer, and making recommendations to the Board with respect to the selection of individuals to hold the position of chief executive officer;

•	overseeing the annual performance evaluation of the chief executive officer; and

•	recommending to the Board whether to accept or reject a conditional resignation tendered by an incumbent director who fails to receive a sufficient number of votes for re-election at the Annual Meeting.

The committee recommends to the Board those persons to be nominated for election to the Board (and the class to which such persons should be elected). The current members of the Nominations & Corporate Governance Committee are Messrs. Slager, who chairs the committee, Langley, Level and Paulson. The Board has determined that each member of the Nominations & Corporate Governance Committee is an independent director as defined by the Nasdaq Rules. The Nominations & Corporate Governance Committee operates under a written charter adopted by the Board of Directors.

Each of the incumbent directors attended 100% of the meetings of the Board of Directors during the Fiscal Year. Each of the incumbent directors attended 100% of the committee meetings of the Board on which he served during the Fiscal Year, except that one director missed one meeting of the Audit Committee.

The table below provides membership information for the Board and each committee as of the date of this proxy statement as well as the number of committee meetings held during fiscal 2015.

Independent Directors	Audit Committee	Compensation Committee	Nominations and Corporate Governance Committee
Brian D. Belchers	X	X	—
C. John Langley, Jr.	X	—	X
Leon J. Level	Chairman	—	X
Joshua D. Paulson	—	X	X
Allan M. Rosenzweig	X	Chairman	—
Donald W. Slager	—	X	Chairman

Other Directors
Edward G. Feitzinger	—	—	—
Roger I. MacFarlane	—	—	—
Number of Meetings Held in Fiscal 2015	13	5	5

The charters for the Audit Committee, Compensation Committee and Nominations and Corporate Governance Committee are available at the Company’s website, www.go2uti.com. Information provided on the Company’s website, however, does not form a part of this proxy statement and is not incorporated herein by reference.

Governance

Director Independence. The Board of Directors has determined that the following directors are “independent” as defined by the Nasdaq Rules: Messrs. Belchers, Langley, Level, Paulson, Rosenzweig and Slager.

Director Nominations. Each of the nominees for Class “C” director was recommended to the entire Board by the Nominations and Corporate Governance Committee.

The charter for the Nominations and Corporate Governance Committee provides that the committee is to evaluate candidates for nomination to the Board, including those recommended by shareholders. Any shareholder who wishes to propose a candidate for consideration by the Nominations and Corporate Governance Committee should send a written notice to the attention of the members of the Nominations and Corporate Governance Committee, as described below in this section under the heading “Shareholder Communication with Board Members”. Such notice should contain the information required by our Articles of Association for nominations by shareholders, as described below in the section entitled “Submission of Shareholder Proposals and Director Nominations for the 2016 Annual Meeting”. Candidates so proposed will be evaluated in the same manner as Board recommended candidates.

The Nominations and Corporate Governance Committee is responsible for developing, in consultation with all directors, a pool of potential director candidates for consideration in the event of a vacancy on the Board of Directors and advises the Board of Directors as to qualifications of potential candidates. Although we have no specific policy regarding the consideration of diversity when evaluating director candidates, our Corporate Governance Guidelines provide that in identifying candidates, the Nominations and Corporate Governance Committee will take into account the factors it considers appropriate, including, but not limited to: (i) the goal that the Board of Directors, as a whole, consists of individuals with a diversity of skills and experience with respect to: accounting and finance (including expertise that could qualify a candidate as an “audit committee financial expert”, as that term is defined by the applicable rules of the SEC), management and leadership, vision and strategy, business operations, business judgment, industry knowledge, corporate governance and global markets; (ii) individual characteristics and qualities, including strength of character, mature judgment, honesty, independence of thought and an ability to work collegially; and (iii) a balance of business interests and experience, relationships with management and ownership interests in the Company.

Other than as set forth above, there are no stated minimum criteria for director nominees, although the Nominations and Corporate Governance Committee may also consider such other factors as it deems are in the best interests of the Company and its shareholders. The committee believes it is appropriate that at least one, and preferably more than one, member of the Board meet the criteria for an “audit committee financial expert” as defined in the applicable SEC rules and that a majority of the members of the Board qualify as “independent directors” under the applicable Nasdaq Rules. The Nominations and Corporate Governance Committee also believes it is appropriate for the Company’s chief executive officer to participate as a member of the Board. The committee has in the past engaged a third-party search firm to assist in the identification and evaluation of potential director nominees and may do so again in the future.

Shareholder Communication with Board Members. The Board has implemented a process by which shareholders may send written communications directly to the attention of the Board or any individual director. The Company maintains contact information for its directors, both address and email, on its website, www.go2uti.com, under the heading “Corporate Governance”. By following the instructions, a shareholder will be given access to the Company’s mailing address and a link for providing email correspondence to Board members. Information on the Company’s website, however, does not form a part of this proxy statement and is not incorporated herein by reference. Shareholders who wish to communicate with the Board may also write to the Corporate Secretary, UTi Worldwide Inc., c/o UTi, Services, Inc., 100 Oceangate Boulevard, Suite 1500, Long Beach, CA 90802, USA.

Board Member Attendance at Annual Meetings. The Company’s policy is to encourage its directors to attend the annual meetings of the shareholders of the Company; however, given the wide geographic dispersion of the directors, the Company does not require attendance of the directors at annual meetings. All the Company’s directors attended the 2014 annual meeting of shareholders, except for Joshua Paulson, who was attending his own wedding.

Compensation of Directors

The following table provides information concerning the compensation of the Company’s non-employee directors for fiscal 2015. Directors who also are employees of the Company are not paid any fees or remuneration for their service on the Board.

Non-Executive Directors	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension and NQDC Earnings	All Other Compensation	Total
Brian D. Belchers	$123,000	$90,000	$—	$—	$—	$—	$213,000
C. John Langley, Jr.	120,000	90,000	—	—	—	—	210,000
Leon J. Level	138,500	90,000	—	—	—	—	228,500
Roger I MacFarlane	124,000	90,000	—	—	—	—	214,000
Joshua D. Paulson(2)	107,500	—	—	—	—	90,000	197,500
Allan M. Rosenzweig	127,000	90,000	—	—	—	—	217,000
Donald W. Slager	110,000	90,000	—	—	—	—	200,000

(1)	The amounts set forth in this column relate to restricted share units granted under the Directors Incentive Plan, which plan expired in June 2014, and are equal to the grant date fair value of such awards as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) disregarding the estimate of forfeitures related to service-based vesting conditions. Additional information related to the calculation of the compensation cost and the assumptions made in the valuation of stock awards is set forth in Note 14 of the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K relating to fiscal 2015.

On the date of the 2014 annual meeting of shareholders, the Company granted to each non-employee director listed above (except Mr. Paulson) an award equal to that number of restricted share units determined by dividing $90,000 by the closing price of the Ordinary Shares on the grant date. All such awards vest in full on the date immediately preceding the Annual Meeting unless the date of the Annual Meeting is delayed by more than 30 days from the anniversary date of the 2014 annual meeting, in which case such awards vest in full on such 30th day. The compensation policy in effect for our non-employee directors as of the date of this proxy statement contemplates that such directors will receive at the Annual Meeting an award equal to the number of restricted share units determined by dividing $90,000 by the closing price of the Ordinary Shares on the grant date. Assuming that proposal 2 regarding the UTi Worldwide Inc. 2015 Long-Term Incentive Plan is approved by the shareholders, we anticipate that future equity awards to non-employee directors, including awards expected to be made on the date of the Annual Meeting, will be made under that plan or successor plans. If proposal 2 is not approved, the Company anticipates granting such restricted share units at the Annual Meeting pursuant to the 2009 Long-Term Incentive Plan.

(2)	In accordance with the policies of P2 Capital, any compensation that Mr. Paulson would otherwise receive for his service as a director was paid directly to P2 Capital. P2 Capital was paid a total of $197,500, representing $107,500 in director fees that would otherwise have been paid to Mr. Paulsen and $90,000 of cash representing the value of restricted share units that otherwise would have been issued to Mr. Paulsen.

The aggregate number of stock options and restricted shares or restricted share units outstanding for each non-employee director listed in the table above as of January 31, 2015 is indicated below. The Company ceased granting stock options to non-employee directors after December 2003.

Non-Executive Directors	Stock Options	Restricted Share Units
Brian D. Belchers	—	9,045
C. John Langley, Jr.	—	9,045
Leon J. Level	—	20,938	(1)
Roger I. MacFarlane(2)	158,610	9,045
Joshua D. Paulson(3)	—	—
Allan M. Rosenzweig	—	9.045
Donald W. Slager	—	9,045

(1)	In connection with each grant of restricted share units prior to fiscal 2009, Mr. Level exercised his deferral rights pursuant to the terms of the Directors Incentive Plan. Mr. Level’s deferred shares, representing 11,893 shares, will be distributed to him (or his estate) as follows: (a) in the event of his death or a change in control of the Company, immediately upon the occurrence of such event in one lump sum and (b) at such time as he ceases to be a member of the Board of Directors (excluding as a result of an event described in clause (a) above), in three equal installments, with one-third of the shares being distributed to him on each of the first three anniversaries of the date on which he ceased to be a director.
(2)	Mr. MacFarlane retired as an executive of the Company in January 2009. All of Mr. MacFarlane’s stock options listed in the table above have vested and were granted to him in his capacity as an executive of the Company prior to his retirement.
(3)	In accordance with the policies of P2 Capital, any compensation which Mr. Paulson would otherwise receive as a director was paid directly to P2 Capital. In this regard, instead of Mr. Paulson receiving a stock award under the Directors Incentive Plan, we agreed to pay to P2 Capital a cash payment of $90,000 at the time such award would otherwise vest had Mr. Paulson received the award.

The compensation policy for non-employee directors provides for the compensation described below. The policy may be changed at any time by an affirmative vote of the Board.

Cash Compensation. The following table sets forth the cash compensation program in effect for our non-employee directors as of the date of this proxy statement.

Annual Board Retainers
Base Retainer	$50,000
Additional Retainer for Non-Executive Board Chairperson	$42,000	(1)
Additional Retainer for Presiding Director	$10,000	(2)
Additional Retainer for Audit Committee Service	$8,000	(3)
Additional Retainer for Audit Committee Chairperson	$15,000
Additional Retainer for Compensation Committee Service	$6,000	(3)
Additional Retainer for Compensation Committee Chairperson	$10,000
Additional Retainer for Nominations and Corporate Governance Committee Service	$4,500	(3)
Additional Retainer for Nominations and Corporate Governance Committee Chairperson	$7,000

(1)	In exchange for this additional amount, the non-executive Chairman is not entitled to receive any additional annual retainers for serving as a member or chairperson of any Board Committees.
(2)	Unlike the Chairman, the Presiding Director remains eligible for additional annual retainers for serving as a member or chairperson of any Board Committees. The incremental fee payable to the Presiding Director was set based, in part, on input from Towers Watson.
(3)	This fee is not paid to the chairperson of the committee.

In addition, non-employee directors receive meeting fees of $2,000 for each Board meeting, attended in person or by telephone, and $1,500 for each committee meeting attended in person or by telephone.

Restricted Share Units. As described above, the compensation policy for non-employee directors currently in effect contemplates that as of the date of our Annual Meeting our non-employee directors will receive an award of restricted share units with the number of units determined by dividing $90,000 by the closing price of the Ordinary Shares on the grant date.

Non-Executive Director Stock Ownership Guidelines

The Company’s Non-Executive Director Stock Ownership Guidelines recommend that each non-executive director own, within five years of becoming subject to the guidelines, an amount of Ordinary Shares having a value equal to three times the annual retainer component of the non-executive director’s compensation, determined using the closing price of an Ordinary Share as of the date the director becomes subject to the guidelines and the annual retainer amount in effect on such date (the “Recommended Number of Shares”). Once established, a director’s Recommended Number of Shares generally does not change as a result of fluctuations in the price of an Ordinary Share or changes in the annual retainer amount. The ownership guideline is satisfied by Ordinary Shares owned outright by the director or his or her immediate family members and Ordinary Shares underlying vested stock options. As of May 1, 2015, all non-executive directors met the requirements of the above guidelines. As a result of our agreement with P2 Capital to pay a cash payment to P2 Capital in lieu of Mr. Paulson receiving awards under the Directors Incentive Plan described above and in light of P2 Capital’s share ownership position in us, Mr. Paulson is not subject to the requirements of the Non-Executive Director Stock Ownership Guidelines.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion & Analysis

Executive Summary.

The end of fiscal 2015 was a time of change in the Company’s leadership and organizational structure. In December 2014, Edward Feitzinger was appointed as the Company’s chief executive officer. During January 2015, Mr. Feitzinger announced a reorganization designed to simplify the Company’s leadership structure and shift management of its freight forwarding business from four geographic regions to a global leadership structure managing 16 discrete geographic areas. In connection with these actions, the Company reduced several leadership positions and consolidated corporate functions under Rick Rodick, our Executive Vice President —Finance and Chief Financial Officer, and Lance D’Amico, our Executive Vice President and Chief Administrative Officer. These actions are collectively referred to herein as the “January 2015 Reorganization”. In connection with the January 2015 Reorganization, each of Jeffrey Hammond, our former Senior Vice President, Global Sales, and Ronald Berger, our former Senior Vice President and Chief Information Officer, resigned from their respective positions. In addition, pursuant to the terms of a March 2014 letter agreement between the Company and Gene Ochi, our former Executive Vice President — Marketing, Mr. Ochi retired from the Company effective January 31, 2015. As a result of these leadership changes and the January 2015 Reorganization, there were certain differences in our executive compensation program for fiscal 2016 when compared to the compensation program for fiscal 2015. These differences are described in more detail below.

When designing our compensation program, we seek to attract, retain, incentivize and reward talented executives who contribute to our Company’s growth and success and thereby build value for our shareholders over the long term. The Compensation Committee believes that the Company’s compensation policies should reflect the value created for shareholders by the Company’s senior executives and support the business strategies and long-term plans of the Company. In pursuit of these goals, the committee has established the following guiding principles for the Company’s executive compensation programs:

•	Competitiveness — All components of compensation should be set competitively in relation to relevant markets for executive talent so that the Company can continue to attract, retain and motivate high performing executive talent. All components of compensation should also be appropriate from an internal pay equality perspective.

•	Accountability for Short and Long-Term Performance — Annual incentive bonuses and long-term equity-based incentives should reward an appropriate balance of short- and long-term financial and strategic business results, with an emphasis on managing the business for the long-term. In addition, aspects of our compensation program reinforce our commitment to good governance and integrity. For example, we have an executive compensation recoupment policy to promote accountability and we do not provide tax gross-ups for our executive officers.

•	Alignment with Shareholders’ Interests — Long-term equity-based incentives should align decision-making with the interests of the Company’s shareholders. The Company’s approach to compensating executives is intended to not only attract and retain individuals qualified to manage and lead the Company but also to motivate them by promoting achievement of the Company’s strategic and financial goals and, ultimately, deliver positive shareholder returns over the long run. Our senior executives are subject to share ownership guidelines and a hedging policy, which are designed to promote a long-term shareholder perspective.

The Company’s executive compensation program currently contains the following key components:

•	Base salary;

•	Incentive bonus;

•	Long-term equity-based incentives;

•	Generally-applicable employee benefits; and

•	Employment agreements and severance provisions.

These elements of our executive compensation program are designed to attract and retain executives, and more importantly, motivate executives to contribute to our Company’s growth and success over the short- and long-term. Two of the most significant components — incentive bonus and long-term equity-based incentive compensation — are strongly tied to performance. With respect to actual realized compensation in relation to financial performance, we believe senior executive pay-for-performance alignment is strong as the total compensation opportunities provided to our Named Executive Officers are highly dependent on the Company’s performance. For fiscal 2016, the percentage of performance-based compensation for our Named Executive Officers is substantially higher than in prior years, particularly with respect to our chief executive officer.

This “Compensation Discussion and Analysis” section generally focuses on the fiscal 2015 and fiscal 2016 executive compensation program for the Company’s Named Executive Officers, which include the following senior executives:

Executive	Title
Edward G. Feitzinger	Chief Executive Officer
Eric W. Kirchner	Former Chief Executive Officer
Ronald Berger	Former Senior Vice President and Chief Information Officer
Lance E. D’Amico	Executive Vice President — Chief Administrative Officer
Jeffrey Hammond	Former Senior Vice President — Global Sales
Gene T. Ochi	Former Executive Vice President — Marketing
Richard G. Rodick	Executive Vice President — Finance and Chief Financial Officer

The term “fiscal 2015” refers to the Company’s fiscal year ended January 31, 2015, and the term “fiscal 2016” refers to the Company’s fiscal year ending January 31, 2016.

Summary of the Company’s Executive Compensation Program Components.

Base salary	Compensates executives for performing requirements of their position and provides executives with a level of cash-income predictability and stability with respect to a portion of their total direct compensation.

Incentive bonus	Intended to motivate executives to achieve annual performance goals and reinforce the Company’s pay-for-performance philosophy. Incentive bonuses are typically paid in cash and are targeted at a percentage of an executive’s base salary. If the Company fails to achieve certain minimum financial target thresholds, no incentive bonuses are generally paid.

Long-term equity-based incentive compensation	Intended to align a significant portion of executives’ compensation with long-term performance of the Company and its Ordinary Shares while enhancing executive retention. Equity-based compensation is typically targeted at a percentage of an executive’s base salary.

Generally-applicable employee benefits	Depending on where an executive is based, may include benefits such as a 401(k) savings plan, medical, dental, life and disability insurance,

dependent care and healthcare flexible spending account and employee assistance program benefits that are generally available to all employees in the same geography as the executive and are intended to attract and retain employees while providing them with retirement and health and welfare security.

Employment agreements and severance provisions	Intended to attract and retain executives. Furthermore, employment agreements are intended to provide clarity of role and terms of employment for both the Company and the executives. Severance provisions are intended to provide income protection in the event of involuntary, not-for-cause terminations, including in connection with a change of control of the Company.

Additional details concerning the three primary components of our compensation program (base salary, incentive bonus and long-term equity based incentives) as they pertain to the Named Executive Officers are provided in this section under the heading “Summary of the Company’s Executive Compensation Program Components — Primary Components of Compensation” below.

At our 2014 annual meeting of shareholders, we held a shareholder advisory vote on the compensation of our Named Executive Officers at such time, commonly referred to as a “say-on-pay” vote. The compensation of our Named Executive Officers was approved by our shareholders, with approximately 98% of the votes cast on the proposal at the 2014 annual meeting of shareholders voting in favor of our say-on-pay proposal.

As it evaluated our compensation program for fiscal 2015, the Compensation Committee considered the strong support our shareholders have expressed for our compensation practices as well as the Compensation Committee’s desire for general consistency from year to year as to its balanced approach to compensation. As a result, our Compensation Committee retained its general approach to executive compensation for fiscal 2015 and continued to apply the same general philosophy and principles that it has used in previous years in determining executive compensation. However, as a result of the leadership changes and the January 2015 Reorganization described above, for fiscal 2016 the Compensation Committee approved certain one-time additional elements for Messrs. Feitzinger, D’Amico and Rodick as described in more detail below.

At our annual meeting held in June 2009, our shareholders approved the 2009 LTIP and the UTi Worldwide Inc. Executive Incentive Plan. Accordingly, since June 2009 equity-based incentives and incentive bonuses have been made pursuant to the 2009 LTIP and the UTi Worldwide Inc. Executive Incentive Plan, respectively. If Proposals 2 and 3 are approved by the shareholders at the Annual Meeting, future awards of equity-based incentives are expected to be made under the UTi Worldwide Inc. 2015 Long-Term Incentive Plan and future incentive bonuses are expected to be made under the UTi Worldwide Executive Cash Bonus Plan, each as described more fully below.

Role of the Compensation Committee in Determining Executive Compensation. Our Board of Directors has delegated all compensation-related matters relating to our employees to our Compensation Committee, with the exception that the full Board retains responsibility for approving the compensation of our chief executive officer (without such officer participating in or otherwise being present in the deliberations of either the Compensation Committee or the full Board regarding his compensation). The Compensation Committee recommends or determines, as applicable, the targeted levels of compensation of the Company’s chief executive officer, executive officers and a few other key employees, who we refer to collectively as “senior executives”. In fulfilling these duties, the committee considers a number of factors, including:

•	an evaluation of the chief executive officer’s performance and evaluations of the performance of our other senior executives;

•	an evaluation of the Company’s overall performance against its strategic and financial goals;

•	information and advice provided by independent compensation consultants;

•	the impact of various regulatory provisions (such as Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”));

•	the equity holdings of the senior executives and the desire to align the interests of the executives with those of our shareholders; and

•	analysis of various compensation trends and practices.

In reaching its decisions with respect to the compensation levels of the Named Executive Officers (other than our chief executive officer) and its recommendation with respect to the compensation levels of our chief executive officer, the Compensation Committee exercised its judgment based on all the factors it considered, and no specific formula was applied to determine the weight of each factor.

The Compensation Committee believes that a mix of cash and equity-based incentive compensation provides balance by incentivizing the senior executives to pursue specific short and long-term performance goals and value creation while aligning the senior executives’ interests with our shareholders’ interests. The Compensation Committee determines whether or not our compensation programs have met their goals primarily by analyzing total compensation actually paid relative to the overall performance of individual executives and the overall financial performance of our Company.

Role of Independent Compensation Consultants in Determining Executive Compensation. In accordance with the Compensation Committee’s charter, the committee has the authority, to the extent it deems necessary and appropriate for the fulfillment of its duties, to select, engage and determine the fees payable to independent counsel and other advisors (including compensation consultants). In accordance with this authority, Towers Watson was retained by the Compensation Committee in fiscal 2015 as an external consultant to provide information and advice on matters regarding trends in executive compensation, relative executive pay and benefits practices, an assessment of proposed executive compensation and other topics as the Compensation Committee deemed appropriate.

Peer Group Data. During fiscal 2012, the Compensation Committee worked with Towers Watson to establish a peer group (“Peer Group”) to enhance the comparative framework used by the Committee in assessing the Company’s overall executive compensation program for the Named Executive Officers. The Peer Group is comprised of 33 companies with median revenues of $5.5 billion. There are very few companies that are similar to UTi with respect to their size and the scope of their operations. Accordingly, the peer companies were selected using the following criteria:

•	S&P MidCap 400 companies in the Industrials sector with revenues between $3 billion and $11 billion;

•	S&P Global Industry Classification Standard (GICS) code 203010 (Air Freight and Logistics) companies with revenues between 0.5x and 2.0x UTi’s anticipated fiscal 2012 revenues; and

•	Supplemental companies added to the broader S&P GICS 2030 (Transportation) industry in order to ensure at least eight companies from that industry.

The following companies met these criteria and were selected during fiscal 2012 as peer companies by the Compensation Committee:

Company	Industry
AECOM Technology Corporation	Construction and Engineering
AGCO Corporation	Construction and Farm Machinery and Heavy Trucks
Alaska Air Group, Inc.	Airlines
Alliant Techsystems Inc.	Aerospace and Defense
Avis Budget Group, Inc.	Trucking
Brinks Co.	Security and Alarm Services
Carlisle Companies Inc.	Industrial Conglomerates
CH Robinson Worldwide Inc.	Air Freight and Logistics
Con-way Inc.	Trucking
Exelis, Inc.	Aerospace and Defense
Expeditors International of Washington Inc.	Air Freight and Logistics
Fortune Brands Home & Security, Inc.	Building Products
General Cable Corp.	Electrical Components and Equipment
Harsco Corporation	Industrial Machinery
Hertz Global Holdings, Inc.	Trucking
Huntington Ingalls Industries, Inc.	Aerospace and Defense
ITT Corporation	Industrial Machinery
JB Hunt Transport Services Inc.	Trucking
JetBlue Airways Corporation	Airlines
KBR, Inc.	Construction and Engineering
Lennox International, Inc.	Building Products
Norfolk Southern Corp.	Railroads
Oshkosh Corporation	Construction and Farm Machinery and Heavy Trucks
Pentair, Inc.	Industrial Machinery
Ryder System, Inc.	Trucking
Shaw Group Inc.	Construction and Engineering
SPX Corporation	Industrial Machinery
Terex Corp.	Construction and Farm Machinery and Heavy Trucks
Timken Co.	Industrial Machinery
Towers Watson & Co.	Human Resource and Employment Services
Triumph Group, Inc.	Aerospace and Defense
URS Corporation	Construction and Engineering
YRC Worldwide Inc.	Trucking

When presenting its analysis to the Compensation Committee, Towers Watson excluded four of these Peer Group companies from the comparative proxy analysis due to unusual events at the companies that impacted the relevance of their compensation practices. These companies were Exelis, Inc., Fortune Brands Home & Security, Inc., Huntington Ingalls Industries, Inc., and YRC Worldwide Inc.

In February 2014, in connection with an evaluation of Mr. Kirchner’s compensation levels for fiscal 2015, the Compensation Committee obtained from Towers Watson updated Peer Group and market information for the chief executive officer position. The Compensation Committee did not seek updated Peer Group and market data for any other position for fiscal 2015 because the committee decided that no material changes would be made to the compensation of the Named Executive Officers for fiscal 2015 due to the challenging economic environment and the Company’s overall financial performance for fiscal 2014, except for Mr. Ochi, who entered into a letter agreement (the “March 2014 Ochi Agreement”) with the Company as described below under “Compensation of Executive Officers — Compensation Discussion & Analysis — Employment Agreements”.

In December 2014, in connection with an evaluation of Mr. Feitzinger’s compensation in relation to his appointment as chief executive officer, the Compensation Committee and the full Board considered, among other things, Towers Watson’s February 2014 report described above.

Management Involvement in Compensation Decisions. As described above, in determining the compensation for our senior executives (excluding our chief executive officer), the Compensation Committee considers the recommendations of our chief executive officer. The full Board of Directors, after considering the recommendation of the Compensation Committee, determines the compensation of our chief executive officer without any input from executive management.

Primary Components of Compensation. The three primary components of the Company’s executive compensation are:

•	base salary;

•	incentive bonus; and

•	long-term equity-based incentive compensation.

In designing and overseeing the Company’s executive compensation program, the Compensation Committee attempts to strike an appropriate balance among these various components, each of which is discussed in greater detail below.

Base Salary. Each senior executive’s base salary is based on a number of factors, including the market competitiveness of the relevant individual’s overall compensation package as reflected in the Peer Group and market data, as well as the relevant executive’s experience level and scope of responsibility, current performance, resident country, future potential and overall contribution. In addition, our Compensation Committee considers the Company’s performance in the prior fiscal year before setting salaries for the current fiscal year. The employment agreements with the Company’s Named Executive Officers provide that their respective annual base salaries may be increased (but not decreased) at the discretion of the Company. Base salaries are reviewed and approved annually in the first fiscal quarter of each year. Due to the Company’s overall financial performance for fiscal 2014, the Compensation Committee determined to leave base salaries for our Named Executive Officers unchanged for fiscal 2015, except that the Company eliminated the $25,000 limited supplemental benefits allowance payable to each executive (excluding Mr. Kirchner) and added such amount to such executives’ annual base salary. In the case of Mr. Kirchner, only $5,000 of the $25,000 allowance was added to his base salary and the remainder was eliminated. The Compensation Committee has taken similar actions to freeze annual base salaries in recent years as the base salaries for our then-named executive officers remained unchanged in fiscal years 2010, 2011 and 2013. For fiscal 2016, Mr. Feitzinger’s base salary was increased to $800,000 in connection with his appointment as chief executive officer in December 2014 and the base salaries for Messrs. D’Amico and Rodick were left unchanged from fiscal 2015 levels even though their respective duties and responsibilities increased in connection with the January 2015 Reorganization.

Incentive Bonuses. All senior executives are eligible to participate in the Company’s cash incentive bonus plan. Each senior executive is eligible for an annual incentive bonus targeted at a specified percentage of his or her base salary. The percentage is generally based on a number of factors, including the market competitiveness of the relevant individual’s overall compensation package as reflected in the Peer Group and market data, as well as the relevant individual’s experience level and scope of responsibility, current performance, resident country, future potential and overall contribution to our Company.

In fiscal 2015, each senior executive was eligible for an incentive bonus under the Executive Incentive Plan based on the achievement of budgeted levels of net revenue, free cash flow and Adjusted EBITDA. In addition, the Company was required to meet a minimum income threshold before any bonuses would be paid. The weighting for each metric for fiscal 2015 was:

•	Net revenue — 30% of eligible bonus award

•	Free cash flow — 40% of eligible bonus award

•	Adjusted EBITDA — 30% of eligible bonus award

For purposes of the relevant calculations, the definitions of net revenue, free cash flow and Adjusted EBITDA were as follows:

Net Revenue

Net Revenue means revenue less purchased transportation costs.

Free Cash Flow

Free Cash Flow means net cash provided by operating activities minus capital expenditures.

Adjusted EBITDA

Adjusted EBITDA means net income attributable to UTi Worldwide Inc. before interest, taxes, depreciation and amortization, adjusted for the following, all of which are subject to approval by the Compensation Committee:

1.	excluding all costs associated with the Company’s March 2014 refinancing;

2.	excluding all severance costs;

3.	excluding the after tax effect of any gain or loss realized as a result of the disposal of any business segment or the sale of a major property or business; and

4.	changes to the Company’s financial statements resulting from changes in GAAP.

The Compensation Committee selected net revenue, free cash flow and Adjusted EBITDA because the Committee believed these metrics were consistent with the overall goals and long-term strategic direction that the Board had set for the Company. Specifically, the Committee chose:

•	Net revenue because it believed that potential investors used it to measure the Company’s growth rates as compared to those of other companies in our industry.

•	Free cash flow because it believed that it is an important metric for assessing the strength of our non-asset business model and for measuring the success of the Company’s multi-year business transformation initiative. Free cash flow generation was also a critical priority for the Company in fiscal 2015.

•	Adjusted EBITDA because it believed that it is an important metric used by investors to value our Company and it is an appropriate metric for assessing the Company’s financial performance given an increasing amount of non-cash items impacting the Company’s bottom line results.

While each of these metrics was important on a stand-alone basis, the Compensation Committee believed the combined focus on all three financial metrics provides the proper incentives for our executives to drive overall operational and financial improvement without encouraging excessive risk taking.

For the free cash flow and Adjusted EBITDA metrics, if the Company achieved less than 80% of the targeted performance level (the “minimum threshold”) for either metric, no bonus amounts would be earned for that metric. If the Company achieved 80% or more of the targeted performance level, the bonus amount paid for that metric would be as set forth in the table below, subject to a maximum potential payout of 150% of the targeted bonus award for that metric (the “maximum threshold”).

Performance Range	Percentage of Bonus Achieved	Performance Level
< 80% of target	0%	Below minimum
80-100% of target	50-100%	Between minimum and target
100% of target	100%	Target
100-125% of target	100-150%	Between target and maximum
125% of target	150%	Maximum

For net revenue, if the Company achieved less than 90% of the targeted performance level (the “minimum threshold”), no bonus amounts would be earned for that metric. If the Company achieved 90% or more of the targeted performance level, the bonus amount paid for that metric would be as set forth in the table below, subject to a maximum potential payout of 150% of the targeted bonus award for that metric (the “maximum threshold”).

Performance Range	Percentage of Bonus Achieved	Performance Level
< 90% of target	0%	Below minimum
90-100% of target	50-100%	Between minimum and target
100% of target	100%	Target
100-125% of target	100-150%	Between target and maximum
125% of target	150%	Maximum

The Company’s actual performance for fiscal 2015 was as follows:

Financial Metric	% of Incentive Bonus	Target Performance	Actual Performance	Score
Net revenue	30%	$1,537.6 million	$1,457.6 million	18 out of 30
Free cash flow	40%	$53.4 million	$(91.1) million	0 out of 40
Adjusted EBITDA	30%	$152.9 million	$20.1 million	0 out of 30

Total score:				18%

Notwithstanding the score above, the Company failed to meet the minimum net income threshold required for a payout under the Executive Incentive Plan. The minimum net income threshold was equal to the adjusted net loss for fiscal 2014, which was $56.2 million. For fiscal 2015, the Company reported an adjusted net loss of $159.5 million. As a result of the Company’s financial performance, no incentive bonuses were paid to any of the Company’s executive officers under the Executive Incentive Plan for fiscal 2015. In addition, Messrs. Kirchner, Berger and Hammond would not have been eligible for an incentive bonus for fiscal 2015 due to the timing of their resignations.

In setting the targeted performance levels for incentive bonus payments, the Compensation Committee strives to set the minimum threshold, the target and the maximum threshold at levels such that the relative likelihood that our Company will achieve such goals remains consistent from year to year. Despite the fact that incentive bonuses have not been paid for fiscal years 2015, 2014 and 2013, it is the intent of the Compensation Committee that the minimum threshold should be attainable a majority of the time, target levels should, on average, be reasonably expected to be achieved and that the maximum threshold should be attained a minority of the time. These levels of expected performance are taken into consideration in the compensation philosophy and evaluation of compensation discussed elsewhere in this proxy statement.

Establishing the expected performance of the Company relative to the criteria above is inherently subject to considerable judgment on the part of the Compensation Committee. When making these judgments the Committee considers the Company’s past performance, the volatility of the performance, the Company’s budget, the macroeconomic environment and other factors that may influence the Company’s future results.

With respect to Messrs. D’Amico and Rodick, for fiscal 2015 the Compensation Committee approved a discretionary bonus payment outside the Executive Incentive Plan equal to $201,000 and $207,500, respectively. The bonus was awarded to Mr. D’Amico in recognition of his substantial contributions to the Company’s March 2014 refinancing transaction and the significant additional responsibilities he assumed in connection with the January 2015 Reorganization. The bonus was also intended to provide an element of short term retention and was only payable if Mr. D’Amico remained an employee through May 1, 2015. The bonus was awarded to Mr. Rodick in recognition of his substantial contributions to the Company’s March 2014 refinancing transaction and his leadership efforts in connection with the January 2015 Reorganization. The bonus was also intended to provide an element of short term retention and was only payable if Mr. Rodick remained an employee through May 1, 2015.

Long-Term Incentives. The Compensation Committee designs our executive compensation program to provide a substantial portion of total senior executive compensation in the form of equity-based incentives. A

“substantial portion” does not necessarily mean that a majority of the senior executives’ compensation will be equity-based compensation, but that the amount will be material or meaningful to the executive. The committee believes equity-based compensation provides an incentive to build value for our Company over the long-term, which helps to align the interests of our senior executives with the interests of our shareholders.

Each year, the Compensation Committee considers an equity-based award for each senior executive. All awards are based upon a percentage of base salary, with our Named Executive Officers generally having the highest target percentages. The specific amount of the equity-based award in any year depends on the Compensation Committee’s assessment, for that year, of the appropriate balance between cash and equity-based compensation. In making that assessment, the Compensation Committee considers various factors, such as the relative merits of cash and equity as a means for retaining and incentivizing senior executives as well as trends in executive compensation generally, as reported to the Compensation Committee by Towers Watson from time to time. In addition, the Compensation Committee considers, among other things, assessments of individual performance, individual pay relative to internal peers, individual pay relative to comparable Peer Group pay and market data, the components of total annual compensation and the value of already outstanding grants in determining the size and type of equity-based awards granted to each senior executive.

The Company has generally granted senior executives two forms of equity-based compensation each year. In fiscal 2015, except for Mr. Ochi, the Company awarded 75% of each senior executive’s equity-based award in the form of restricted share units (which support retention even in a down market) and 25% of the award in the form of performance share units (which only have value to the extent the Company achieves certain financial metrics). The Compensation Committee adopted this approach based on a number of factors, including (i) continued uncertainty in the global economic environment, (ii) the fact that the Company continued to undergo significant changes in connection with its business transformation efforts and (iii) recommendations of Towers Watson and related evaluations of trends in executive compensation, all of which favored a balance between achieving long-term retention, while at the same time providing an incentive for long-term financial performance. In the case of Mr. Ochi, the Company granted to him only restricted share units in fiscal 2015 due to his impending retirement.

The restricted share units granted in fiscal 2015 will vest 20% per year over a five-year period. The performance share units granted in fiscal 2015 will vest in full on the third anniversary of their grant date, but only upon the attainment of specified financial targets. The financial targets are based 50% on the Company’s average return on investment (“ROI”) over the 3-year fiscal period ending January 31, 2017 and 50% on the Company’s compound annual growth rate (“CAGR”) in net revenue over the 3-year fiscal period ending January 31, 2017, with each metric subject to a minimum threshold, a target and a maximum threshold similar to the incentive bonus plan structure:

Performance Range	Percentage of Bonus Achieved	Performance Level
< 80% of target	0%	Below minimum
80-100% of target	50-100%	Between minimum and target
100% of target	100%	Target
100-125% of target	100-150%	Between target and maximum
125% of target	150%	Maximum

The specific minimum threshold, target and maximum threshold for each performance share unit metric is set forth below:

Metric	Minimum Threshold	Target	Maximum Threshold
ROI	3.7%	4.7%	5.8%
Net Revenue CAGR	3.1%	3.9%	4.9%

The Compensation Committee chose ROI because the Committee believes that potential investors use it as an important metric for determining the attractiveness of investing in our Ordinary Shares as compared to other competing investment opportunities. The Committee chose Net Revenue CAGR because it believes that potential investors use it to measure the Company’s growth rates as compared to those of other companies in our industry, and Net Revenue growth is important to the Company’s long term success.

Additional information regarding the equity-based incentive awards granted to the Named Executive Officers in fiscal 2015 and fiscal 2016 can be found below in this section under the heading “Compensation Awarded to our Named Executive Officers in Fiscal 2015 and Fiscal 2016” and in the table below entitled “Fiscal 2015 Grants of Plan Based Awards”.

Policies and Processes Applicable to the Granting of Equity-Based Awards. The value of all equity-based incentives awarded by the Company is determined based on the closing price of the Company’s Ordinary Shares on the date of grant. With respect to stock options, the strike price for all stock options awarded is also the closing price of the Company’s Ordinary Shares on the date of grant. The “grant date” for all equity-based incentive awards is the date the awards are formally approved by the Compensation Committee or the chief executive officer (for employees other than senior executives) or his designee, as applicable. No stock options were awarded in fiscal 2015 or fiscal 2016.

The Company’s practice is to generally grant equity-based incentive awards once per year to senior executives following the public release of the Company’s year-end financial results. All other awards are considered on an “as-needed” basis, and generally only following the public release of the Company’s quarterly financial results. We have adopted this practice because it permits our publicly-reported financial results to be absorbed by the financial markets prior to our issuing equity-based incentive awards and allows our Compensation Committee to consider our final year-end results when approving annual equity-based incentive awards for our senior executives.

For fiscal 2015 and fiscal 2016, the Compensation Committee evaluated and approved the annual equity-based incentive awards made to our senior executives (excluding our chief executive officer). For fiscal 2015 and fiscal 2016, our Board approved the equity-based incentive awards made to our chief executive officer (without our chief executive officer participating in the decision). Our chief executive officer (or his designee), with express authority from the Compensation Committee, evaluated and approved all other equity-based incentive awards. All equity-based incentives approved by our chief executive officer (or his designee) were subject to specific criteria and limitations established and approved by the Compensation Committee.

Employee Benefits. In addition to the above described components of compensation, our senior executives are eligible to participate in benefit plans that are generally available to all our other employees in their respective country of residence or business unit. These plans, depending on the country or business unit where the senior executive is employed, may include a 401(k) savings plan, medical, dental, life and disability insurance, dependent care and healthcare flexible spending account, and employee assistance program benefits. Additionally, our employees are entitled to vacation, sick leave and other paid holidays. The Compensation Committee has reviewed these other components of compensation in relation to the total compensation of the chief executive officer and the other senior executives and determined that they are reasonable and appropriate.

Tax Law Limits on Executive Compensation. Section 162(m) of the Code (“Section 162(m)”) limits deductions for certain executive compensation in excess of $1 million. Certain types of compensation in excess of $1 million are deductible only if performance criteria related to such compensation are specified in detail and the shareholders have approved the compensation arrangements. The Company is incorporated in the British Virgin Islands and believes it may not be subject to Section 162(m). To the extent compensation is paid by its United States subsidiaries, such subsidiaries may in certain circumstances be subject to Section 162(m). Since corporate objectives may not always be consistent with the requirements for full deductibility and the Company’s ability to benefit from any related tax deductions in the United States may be limited by significant net operating loss carry forwards, the Company may, if it deems appropriate, enter into compensation arrangements or pay compensation under which payments may not be deductible under Section 162(m), and the Company believes that it is important to preserve flexibility in designing compensation programs. Accordingly, the Company has not adopted a policy that all compensation must qualify as deductible under Section 162(m).

Executive Stock Ownership Guidelines; Hedging Policy. To help achieve our compensation objective of linking the interests of our senior executives with those of our shareholders, we established executive stock ownership guidelines for our senior executives, including our Named Executive Officers. The guidelines provide that each executive achieve ownership of a number of “qualifying shares” with a market value equal to the specified multiple of the executive’s base salary (in effect upon the later of February 1, 2010 or the date he or she first becomes subject to the guidelines) shown below:

Position	Multiple
Chief Executive Officer	3 x salary
Members of the Company’s Executive Board (other than the chief executive officer)	1 x salary
Executive officers	1 x salary

Each senior executive is expected to achieve ownership of the required market value of shares within the later of five years after February 1, 2010, or five years after first becoming subject to these guidelines. Thereafter, the executive is expected to maintain ownership of at least the number of shares that were necessary to meet the executive’s required market value of ownership on the date the requirement was first achieved (subject to certain adjustments in the event of a change in base salary or position). Ownership that counts toward the guidelines includes ordinary shares, restricted share units, restricted shares, deferred share units and common shares beneficially owned by the executive by virtue of being held in a trust, by a spouse or by the executive’s minor children. Shares that an executive holds in the form of unvested restricted shares or unvested restricted share units are counted at 60% of the number of shares held to approximate the after-tax value of those shares. Shares that an executive has a right to acquire through the exercise of stock options (whether or not vested) are not counted towards the share ownership requirement.

Our directors and officers are prohibited from making open market purchases of Company securities by using margin credit and from selling “short” Company securities or engaging in transactions involving Company-based derivative securities such as options, warrants, convertible securities, or similar rights whose value is derived from the value of a Company equity security. The Company is not aware of any director or Named Executive Officer who holds Company securities in a margin account or has pledged such securities for a loan and no director or officer can do so without receiving prior approval. We have no current intentions of granting such approval.

Executive Compensation Recoupment Policy. Under the Company’s incentive compensation recoupment policy, if the Board or the Compensation Committee determines that any fraud or intentional misconduct by any Named Executive Officer was a significant contributing factor to the Company having to materially restate all or a portion of its financial statement(s), the Board or Compensation Committee may take, in its discretion, such action as it deems necessary and appropriate to remedy the misconduct and prevent its recurrence. In determining what remedies to pursue, the Board or Committee will take into account all relevant factors, including whether the restatement was the result of fraud or intentional misconduct. If the Board or Committee determines that the restatement was the result of fraud or intentional misconduct, the Board may, to the extent permitted by applicable law, require reimbursement of any bonus or incentive compensation paid to any Named Executive Officer, cause the cancellation of restricted share units, stock options and/or other equity-based incentives, and seek reimbursement of any gains realized upon the exercise of any equity-based incentives or the sale of any shares underlying restricted share units, in each case, if and to the extent that (i) the amount of bonus or incentive compensation was calculated based upon the achievement of certain financial results that were subsequently reduced due to a restatement, (ii) the executive engaged in a fraud or intentional misconduct that caused or substantially contributed to the need for the restatement, and (iii) the amount of the bonus or incentive compensation that would have been awarded to the executive had the financial results been properly reported would have been lower than the amount actually awarded. In addition, the Board may dismiss the executive, authorize legal action, or take such other action to enforce the executive’s obligations to the Company as it may deem appropriate in view of all the facts surrounding the particular case.

Employment Agreements and Post-Termination Compensation. Each Named Executive Officer who is currently an officer of the Company serves in such capacity pursuant to an employment agreement. A summary description of the terms of these agreements can be found below in this proxy statement under the caption “Compensation of Executive Officers — Employment Agreements”. The employment agreements define the Company’s right to terminate the employment relationship (and related obligations) and help protect the Company from certain business risks as the agreements require that the executives execute a general release and waiver in favor of the Company in exchange for the specified benefits and payments. In return, the executive officers are provided assurances with regard to salary, other compensation and benefits, as well as severance and related benefits if the executive’s employment terminates under certain circumstances, including in the event of a “change of control”. See the section below entitled “Compensation of Executive Officers — Termination and Change of Control Payments”.

The Compensation Committee believes that these severance and change of control arrangements are an important part of overall compensation for our Named Executive Officers because they help to secure the continued employment and dedication of our Named Executive Officers, notwithstanding any concern that they might have regarding their own continued employment prior to or following a change of control. The Compensation Committee also believes that these arrangements are important as a recruitment and retention device, as many of the companies with which we compete for executive talent have similar agreements in place for their senior employees.

Compensation Awarded to our Named Executive Officers in Fiscal 2015 and Fiscal 2016

Compensation of Named Executive Officers for Fiscal 2015.

In March 2014, in connection with its annual review process the Compensation Committee (the Board in the case of Mr. Kirchner after receiving the recommendation of the Compensation Committee) determined that, except for Mr. Ochi, the base salary for each of the Named Executive Officers at the end of fiscal 2014 would remain unchanged for fiscal 2015 due to the Company’s overall financial performance for fiscal 2014, except that the Company eliminated the $25,000 limited supplemental benefits allowance which was previously in effect and the Company added such amount to each executive’s (excluding Mr. Kirchner) annual base salary. In the case of Mr. Kirchner, only $5,000 of the $25,000 allowance was rolled into his base salary and the remainder was eliminated. With respect to Mr. Ochi, his base salary was reduced to $320,000 (which amount includes $25,000 instead of the prior supplemental benefits) to reflect a change in Mr. Ochi’s role and an agreement between the Company and Mr. Ochi that anticipated Mr. Ochi’s retirement from the Company at the end of fiscal 2015. The Compensation Committee also determined that the “target” bonus amount for each Named Executive Officer would remain unchanged for fiscal 2015 compared to the amount in fiscal 2014. The following compensation levels were approved for fiscal 2015 in the first quarter of fiscal 2015:

	Fiscal 2015 Year End Salary	Approved Salary Increase/ (Decrease)		Transfer of Benefits Allowance	Fiscal 2015 Salary	Fiscal 2015 Target Bonus as a Percentage of Base Salary	Fiscal 2015 Equity Grant(1)
Named Executive Officer							Restricted Share Units	Performance Share Units
Eric Kirchner	$920,000	$0		$5,000	$925,000	100%	207,710	69,237
Ronald Berger	350,000	0		25,000	375,000	50%	28,069	9,357
Lance D’Amico	377,000	0		25,000	402,000	50%	36,108	12,036
Edward Feitzinger(2)	425,000	0		25,000	450,000	50%	40,419	13,473
Jeffrey Hammond	236,000	64,000	(3)	—	300,000	50%	17,965	5,989
Gene Ochi	365,000	(70,000)		25,000	320,000	50%	27,146	—
Richard Rodick	390,000	0		25,000	415,000	50%	31,063	10,354

(1)	Equity grants reflect an aggregate dollar value equal to a percentage of each executive’s base salary.
(2)	The information for Mr. Feitzinger in the table above reflects his fiscal 2015 compensation prior to his appointment as our chief executive officer in December 2014. In December 2014 Mr. Feitzinger’s annual base salary was increased to $800,000 and Mr. Feitzinger received additional grants of restricted share units as described below under “Compensation of Mr. Feitzinger for Fiscal 2016”.
(3)	On April 1, 2014, Mr. Hammond received an increase to his base salary in connection with his promotion to Senior Vice President, Global Sales.

The following table shows the dollar value of long-term incentives (restricted share units and performance share units) (“LTI”) expressed as a percentage of fiscal 2015 base salary for each of our Named Executive Officers as determined in the first quarter of fiscal 2015.

Named Executive Officer	Dollar Value of LTI as a % of fiscal 2015 Base Salary
Eric Kirchner	300%
Ronald Berger	100%
Lance D’Amico	120%
Edward Feitzinger(1)	120%
Jeffrey Hammond	100%
Gene Ochi	85%
Richard Rodick	100%

(1)	The information for Mr. Feitzinger reflects his fiscal 2015 compensation prior to his appointment as our chief executive officer in December 2014. In December 2014 Mr. Feitzinger’s annual base salary was increased to $800,000 and Mr. Feitzinger received additional grants of restricted share units as described below under “Compensation of Mr. Feitzinger for Fiscal 2016”.

As indicated previously, no incentive cash bonuses were paid under the Executive Incentive Plan to any of the Company’s executive officers for fiscal 2015. However, in May 2015, Messrs. D’Amico and Rodick each received a discretionary bonus for fiscal 2015 outside the Executive Incentive Plan in the amounts of $201,000 and $207,500, respectively. The bonus was awarded to Mr. D’Amico in recognition of his substantial contributions to the Company’s March 2014 refinancing transaction and the significant additional responsibilities he assumed in connection with the January 2015 Reorganization. The bonus was also intended to provide an element of short term retention and was only payable if Mr. D’Amico remained an employee through May 1, 2015. The bonus was awarded to Mr. Rodick in recognition of his substantial contributions to the Company’s March 2014 refinancing transaction and his leadership efforts in connection with the January 2015 Reorganization. The bonus was also intended to provide an element of short term retention and was only payable if Mr. Rodick remained an employee through May 1, 2015.

Compensation of Mr. Feitzinger for Fiscal 2016

In December 2014, in connection with his appointment as the Company’s chief executive officer, the Board of Directors approved a base salary for Mr. Feitzinger of $800,000, and a target incentive bonus for fiscal 2016 of 200% of his base salary. The target bonus is subject to the Company achieving certain adjusted EBITDA and working capital performance metrics. To the extent it is earned, Mr. Feitzinger’s incentive bonus will be paid as follows: 50% in cash and 50% in the form of performance share units, which units will vest one-half on the second year anniversary of the grant date and one-half on the third anniversary of the grant date, conditioned in each case on Mr. Feitzinger remaining in the employment of the Company through such vesting dates. As a result, in connection with Mr. Feitzinger’s fiscal 2016 bonus award, the Company issued 85,016 performance share units to Mr. Feitzinger in April 2015 with performance metrics based on adjusted EBITDA and working capital as outlined above. In addition, in connection with his appointment as the Company’s chief executive officer, Mr. Feitzinger was granted in January 2015 an award of 52,265 restricted share units which vest in full on December 10, 2019 and an award of 34,844 restricted share units which vest pro rata over a 5-year vesting schedule (20% per year). The second award was made to Mr. Feitzinger in lieu of his annual fiscal 2016 restricted share unit awards that would have typically been granted to him in April 2015 along with the grants of awards to the other senior executives. For fiscal 2016, the Board also approved an award of 104,530 performance share units with a 2-year cliff vesting on April 14, 2017, subject to the Company’s achievement of an adjusted EBITDA performance metric over the fiscal 2016 and fiscal 2017 period.

Named Executive Officer	Fiscal 2016 Base Salary	Fiscal 2016 Target Bonus	Annual RSU Award	Annual PSU Award	One-time RSU Award
Edward Feitzinger	$800,000	200% of base salary(1)	34,844 units(2)	104,530 units	52,265 units	(3)

(1)	One-half of this amount is potentially payable in cash and the second half is in the form of performance share units, which units have a one-year performance period and would vest, if at all, as follows: 50% on the two year anniversary of the grant date and 50% on the three year anniversary of the grant date.
(2)	Represents restricted share units that vest on a pro rata basis over a 5-year period (i.e., 20% of the award will vest in five equal installments beginning April 14, 2016.) The restricted share units were granted on January 2, 2015 in lieu of Mr. Feitzinger’s fiscal 2016 awards that would have otherwise been granted to him in April 2015.
(3)	Represents restricted share units that vest in full on December 10, 2019. The restricted share units were granted on January 2, 2015 to Mr. Feitzinger on a one-time basis in connection with his becoming chief executive officer in December 2014.

Compensation of other Named Executive Officers remaining with the Company for Fiscal 2016

In connection with its annual review process, the Compensation Committee determined that the base salary and target bonus percentage for each of Messrs. D’Amico and Rodick would remain unchanged for fiscal 2016. Messrs. Kirchner, Berger, Hammond and Ochi were no longer with the Company at the time of such review. The target incentive bonus for each executive for fiscal 2016 is subject to the Company achieving certain adjusted EBITDA and working capital performance metrics consistent with the metrics applicable to Mr. Feitzinger.

For Mr. D’Amico, the Compensation Committee also approved a stock award equal to 120% of his base salary, with 75% of the award in the form of restricted share units with a 5-year pro rata vesting schedule (20% per year) and 25% of the award in the form of performance share units with a 2-year cliff vesting on April 14, 2017 based on the Company’s adjusted EBITDA performance over the fiscal 2016 and fiscal 2017 period. The Compensation Committee also approved a special one-time performance share unit award with a grant date value equal to 100% of base salary with a performance measure based on the Company’s fiscal 2016 adjusted EBITDA performance. If the performance requirements are met for fiscal 2016, then 50% of the award will vest in April 2017, 25% will vest in April 2018 and 25% will vest in April 2019, conditioned in each case on Mr. D’Amico remaining in the employment of the Company through such vesting dates.

For Mr. Rodick, the Compensation Committee also approved a stock award equal to 100% of his base salary, with 75% of the award in the form of restricted share units with a 5-year pro rata vesting schedule (20% per year) and 25% of the award in the form of performance share units with a 2-year cliff vesting on April 14, 2017 based on the Company’s adjusted EBITDA performance over the fiscal 2016 and fiscal 2017 period. The Compensation Committee also approved a special one-time performance share unit award with a grant date value equal to 100% of base salary with a performance measure based on the Company’s fiscal 2016 adjusted EBITDA performance. If the performance requirements are met for fiscal 2016, then 50% of the award will vest in April 2017, 25% will vest in April 2018 and 25% will vest in April 2019, conditioned in each case on Mr. Rodick remaining in the employment of the Company through such vesting dates.

Named Executive Officer	Fiscal 2016 Base Salary	Fiscal 2016 Target Bonus	Annual RSU Award	Annual PSU Award	One-time PSU Award
Lance D’Amico	$402,000	50% of base salary	38,449 units	12,817 units	42,721 units
Richard Rodick	$415,000	50% of base salary	33,077 units	11,026 units	44,103 units

Resignations of Messrs. Kirchner, Berger and Hammond.

Messrs. Kirchner, Berger and Hammond resigned effective December 8, 2014, January 16, 2015 and February 2, 2015, respectively. In connection with each executive’s separation from the Company, he entered into a Separation Agreement and General Release, which provided for, among other things, the severance and other benefits contemplated by his employment agreement with the Company. The agreements also contain a general release and waiver in favor of the Company. These benefits are described more fully under the section below entitled “Termination and Change of Control Payments”.

The following report of our Compensation Committee shall not be deemed soliciting material or to be filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Securities Exchange Act or to the liabilities of Section 18 of the Securities Exchange Act, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except to the extent that we specifically request that it be treated as soliciting material or specifically incorporate it by reference into a filing under the Securities Act or the Exchange Act.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the section of this proxy statement entitled “Compensation of Executive Officers — Compensation Discussion & Analysis” with management. Based on this review and discussion, the Committee has recommended to the Board of Directors that the section entitled “Compensation of Executive Officers — Compensation Discussion & Analysis” be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K.

Mr. Allan M. Rosenzweig, Chairman
Mr. Brian D. Belchers
Mr. Joshua Paulson
Mr. Donald W. Slager

Summary Compensation Table

The following table provides information concerning the Company’s Named Executive Officers.

Name and Principal Position	Fiscal Year	Salary(1)	Bonus(2)	Stock Awards(3)	Option Awards(4)	Non-Equity Incentive Plan Compensation(5)	Change in Pension and NQDC Earnings	All Other Compensation(6)	Total Compensation(7)
Edward G. Feitzinger(8)	2015	$493,269	$—	$1,602,730	$—	$0	—	$40,631	$2,136,630
Chief Executive Officer	2014	425,000	—	382,500	127,500	0	—	81,809	1,016,809
	2013	346,646	—	273,900	91,300	0	—	43,834	755,680

Eric W. Kirchner(9)	2015	781,923	—	2,775,000	—	0	—	3,542,186	7,099,109
Former Chief Executive Officer	2014	920,000	—	2,070,000	690,000	0	—	35,200	3,715,200
	2013	920,000	—	2,070,000	690,000	0	—	35,000	3,715,000

Ronald Berger(10)	2015	366,160	—	375,000	—	0	—	747,692	1,448,852
Former Senior Vice President and Chief Information Officer

Lance E. D’Amico	2015	398,154	201,000	482,400	—	0	—	14,246	1,095,800
Executive Vice President and Chief Administrative Officer	2014	377,000	—	339,300	113,100	0	—	35,200	864,600
	2013	377,000	—	339,300	113,100	0	—	35,000	864,400

Jeffrey Hammond(11)	2015	286,692	—	240,000	—	0	—	520,749	1,047,441
Former Senior Vice President, Global Sales

Gene T. Ochi(12)	2015	330,385	—	272,000	—	0	—	16,169	618,554
Former Executive Vice President, Marketing	2014	365,000	—	328,500	109,500	0	—	35,200	838,200
	2013	365,000	—	328,500	109,500	0	—	35,000	838,000

Richard G. Rodick(13)	2015	411,154	207,500	415,000	—	0	—	14,246	1,047,900
Executive Vice President and Chief Financial Officer	2014	390,000	—	292,500	97,500	0	—	29,469	809,469
	2013	112,500	—	150,000	—	0	—	33,343	295,843

(1)	The amounts reported in this column represent base salaries paid to each of the Named Executive Officers for fiscal 2015, fiscal 2014 and fiscal 2013, as applicable. The fiscal 2015 salary reported for Mr. Feitzinger reflects the increase in his annual base salary from $450,000 to $800,000 in connection with his appointment as chief executive officer on December 8, 2014. The fiscal 2015 salary for Messrs. D’Amico and Rodick reflects a $25,000 increase to their respective base salaries as of April 1, 2014, due to the elimination of the $25,000 limited supplemental benefits allowance which was previously in effect. The fiscal 2015 base salary for Mr. Hammond reflects an increase to his base salary from $236,000 annually to $300,000 annually in connection with his appointment as Senior Vice President, Global Sales, on April 1, 2014. The fiscal 2015 salary for Mr. Ochi reflects a reduction to $320,000 (which amount includes $25,000 in lieu of the supplemental benefits allowance as described above) to reflect a change in Mr. Ochi’s role and an agreement between the Company and Mr. Ochi that anticipated Mr. Ochi’s retirement from the Company at the end of fiscal 2015. The fiscal 2015 salary reported for Messrs. Kirchner and Berger reflects their base salaries (as increased to offset the elimination of the limited supplemental benefits allowance as described above) paid through the effective dates of their respective resignations.
(2)	Messrs. D’Amico and Rodick each received a discretionary bonus for fiscal 2015 outside the Executive Incentive Plan in the amounts of $201,000 and $207,500, respectively. The bonus was awarded to Mr. D’Amico in recognition of his substantial contributions to the Company’s March 2014 refinancing transaction and the significant additional responsibilities he assumed in connection with the January 2015 Reorganization. The bonus was also intended to provide an element of short term retention and was only payable if Mr. D’Amico remained an employee through May 1, 2015. The bonus was awarded to Mr. Rodick in recognition of his substantial contributions to the Company’s March 2014 refinancing transaction and his leadership efforts in connection with the January 2015 Reorganization. The bonus was also intended to provide an element of short term retention and was only payable if Mr. Rodick remained an employee through May 1, 2015.
(3)

The amounts reported in this column are equal to the grant date fair value of each award as computed in accordance with FASB ASC Topic 718, disregarding the estimate of forfeitures relating to service-based vesting conditions. Additional information related to the calculation of the compensation cost and the assumptions made in the valuation of stock awards is set forth in Note 14 of the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K relating to fiscal 2015. For the stock awards made in April 2014, 75% of the amount is comprised of restricted share units and 25% of the amount is comprised of performance-share units that vest, if at all, only upon the attainment of specified financial targets. In connection with his appointment as chief executive officer, Mr. Feitzinger was granted an award of 52,265 restricted share units which vests in full on December 10, 2019 and an award of 34,844 restricted share units which vests pro rata over a 5-year vesting schedule (20% per year) with the first installment vesting on April 14, 2016. The second award was made in lieu of his annual fiscal 2016 awards that would have typically been granted to him in April 2015.
(4)	The amounts reported in this column are equal to the grant date fair value of each award as computed in accordance with FASB ASC Topic 718, disregarding the estimate of forfeitures relating to service-based vesting conditions. Additional information related to the calculation of the compensation cost and the assumptions made in the valuation of option awards is set forth in Note 14 of the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K relating to fiscal 2015.
(5)	No incentive bonuses were paid to any of the Named Executive Officers under the Executive Incentive Plan for fiscal 2015, fiscal 2014 or fiscal 2013.
(6)	The amounts reported in this column represent the aggregate dollar amount for each Named Executive Officer for perquisites and other personal benefits. Under rules of the SEC, the Company is required to identify by type all perquisites and other personal benefits for a Named Executive Officer if the total value for all perquisites for that individual equals or exceeds $10,000, and to quantify each perquisite or personal benefit that exceeds the greater of $25,000 or 10% of the total amount for that individual. For each Named Executive Officer other than for Messrs. Kirchner, Berger and Hammond, the amounts reported in this column for fiscal 2015 represent (i) Company contributions under the Company’s 401(k) matching program for such executives, (ii) the last payment under the Company’s former supplemental benefits allowance program and (iii) in the case of Mr. Feitzinger, $26,385 relating to costs reimbursed in connection with his relocation. For Messrs. Kirchner, Berger and Hammond, $1,367,084, $437,034 and $387,096, respectively, of the amounts reported in this column reflect the amount of severance payments paid or accrued on behalf of such individuals, $88,942, $61,344 and $2,661, respectively, of the amounts reported in this column reflect the amount of accrued vacation paid to such individuals and $2,071,914, $235,068 and $116,746, respectively, represents the value of the accelerated partial vesting of outstanding restricted share units and stock options granted to such individuals, in each case as a result of their separation from the Company. The remainder of the amounts reported in this column for fiscal 2015 for Messrs. Kirchner, Berger and Hammond represent Company contributions under the Company’s 401(k) matching program and the last payment under the Company’s former supplemental benefits allowance program.
(7)	The amounts reported in this column are the sum of the prior columns for each of the Named Executive Officers.
(8)	Mr. Feitzinger was appointed the Company’s chief executive officer on December 8, 2014.
(9)	Mr. Kirchner resigned as the Company’s chief executive officer and as a director on December 8, 2014.
(10)	Mr. Berger resigned as the Company’s Senior Vice President and Chief Information Officer on January 16, 2015. Mr. Berger was not a Named Executive Officer in fiscal 2014 and fiscal 2013.
(11)	Mr. Hammond resigned as the Company’s Senior Vice President, Global Sales, on February 2, 2015. Mr. Hammond was not a Named Executive Officer in fiscal 2014 and fiscal 2013.
(12)	Mr. Ochi retired from the Company effective February 1, 2015.
(13)	Mr. Rodick joined the Company in October 2012. For fiscal 2013, the amounts reflected in the table relating to “salary” represent the base salary paid to Mr. Rodick from October 1, 2012 through January 31, 2013, and amounts reflected in the table relating to “stock awards” for fiscal 2013 represent the one-time sign-on award granted to Mr. Rodick as required by the terms of his employment agreement. For information relating to the terms of Mr. Rodick’s employment, see the section entitled “Employment Agreements” below.

Fiscal 2015 Grants of Plan Based Awards

The following table provides information concerning the annual incentive bonus and equity-based incentive compensation awards made to each of our Named Executive Officers in fiscal 2015.

Executive Officers	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: # of Shares of Stock or Units(2)	All Other Option Awards: # of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
		Threshold	Target	Maximum	Threshold	Target	Maximum
Edward Feitzinger(3)	3/2/14	$0	$225,000	$337,500	—	—	—	$—	—	—	$—
	4/15/14	—	—	—	—	—	—	53,892	—	—	540,000
	1/2/15	—	—	—	—	—	—	87,109	—	—	1,062,730

Eric W. Kirchner	3/2/14	0	925,000	1,387,500	—	—	—	—	—	—	—
	4/15/14	—	—	—	—	—	—	276,947	—	—	2,775,000

Ronald Berger	3/2/14	0	187,500	281,250	—	—	—	—	—	—	—
	4/15/14	—	—	—	—	—	—	37,426	—	—	375,000

Lance E. D’Amico	3/2/14	0	201,000	301,500	—	—	—	—	—	—	—
	4/15/14	—	—	—	—	—	—	48,144	—	—	482,400

Jeffrey Hammond	3/2/14	0	150,000	225,000	—	—	—	—	—	—	—
	4/15/14	—	—	—	—	—	—	23,954	—	—	240,000

Gene T. Ochi	3/2/14	0	160,000	240,000	—	—	—	—	—	—	—
	4/15/14	—	—	—	—	—	—	27,146	—	—	272,000

Richard G. Rodick	3/2/14	0	207,500	311,250	—	—	—	—	—	—	—
	4/15/14	—	—	—	—	—	—	41,417	—	—	415,000

(1)	The amounts shown represent the potential incentive bonus amounts payable to the Named Executive Officers under the Company’s Executive Incentive Plan for fiscal 2015. The amounts shown in the “Target” column reflect the amounts payable in the event 100% of the targeted performance levels were met. The amounts shown in the “Maximum” column reflect the amounts that potentially could be payable assuming 125% of the targeted performance levels were achieved. Mr. Kirchner had a bonus targeted at 100% of his base salary and each of Messrs. Feitzinger, Berger, D’Amico, Hammond, Ochi and Rodick had bonuses targeted at 50% of their base salaries. In connection with Mr. Feitzinger’s appointment as chief executive officer in December 2014, it was agreed that Mr. Feitzinger would not receive any incentive bonus for fiscal 2015. Messrs. Kirchner, Berger and Hammond were not eligible to receive any incentive bonus for fiscal 2015 due to their resignations prior to the payment date for any such bonus. Messrs. D’Amico and Rodick each received a discretionary bonus for fiscal 2015 outside the Executive Incentive Plan in the amounts of $201,000 and $207,500, respectively. The bonus was awarded to Mr. D’Amico in recognition of his substantial contributions to the Company’s March 2014 refinancing transaction and the significant additional responsibilities he assumed in connection with the January 2015 Reorganization. The bonus was also intended to provide an element of short term retention and was only payable if Mr. D’Amico remained an employee through May 1, 2015. The bonus was awarded to Mr. Rodick in recognition of his substantial contributions to the Company’s March 2014 refinancing transaction and his leadership efforts in connection with the January 2015 Reorganization. The bonus was also intended to provide an element of short term retention and was only payable if Mr. Rodick remained an employee through May 1, 2015.
(2)	Represents restricted share units and performance share units awarded to Named Executive Officers under the Company’s 2009 Long-Term Incentive Plan. Except as described in footnote 3 with respect to Mr. Feitzinger, the restricted share units are subject to a five-year pro rata vesting schedule (i.e., 20% per year over the 5-year period) and the performance share units are subject to a three year “cliff” vesting schedule, but only upon the achievement of specified financial targets. For fiscal 2015, Mr. Feitzinger received grants for a total of 127,528 restricted share units and 13,473 performance share units, Mr. Kirchner received a grant of 207,710 restricted share units and 69,237 performance share units, Mr. Berger received a grant of 28,069 restricted share units and 9,357 performance share units, Mr. D’Amico received a grant of 36,108 restricted share units and 12,036 performance share units, Mr. Hammond received a grant of 17,965 restricted share units and 5,989 performance share units, Mr. Ochi received a grant of 27,146 restricted share units and Mr. Rodick received a grant of 31,063 restricted share units and 10,354 performance share units.
(3)	In connection with his appointment as chief executive officer, on January 2, 2015, Mr. Feitzinger was granted two separate restricted share unit awards, one for 52,265 restricted share units and one for 34,844 restricted share units. The first award vests in full on December 10, 2019, and the second award is subject to a five-year pro rata vesting schedule (i.e., 20% per year over the 5-year period). The second award was granted to Mr. Feitzinger in lieu of his fiscal 2016 awards that would have otherwise been granted to him in April 2015.

Outstanding Equity Awards at Fiscal 2015 Year-End

The following table provides information concerning the unexercised stock options and unvested restricted share units outstanding for each of our Named Executive Officers as of January 31, 2015, the last day of fiscal 2015.

	Option Awards(1)						Stock Awards
Executive Officers	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: # of Securities Underlying/ Unexercised Unearned Options	Option Exercise Price	Option Expiration Date(2)	# of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested (3)	Equity Incentive Plan Awards: # of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3)
Edward Feitzinger(4)	8,408	(5)	—	—	$12.58	6/29/2020	947	(6)	$11,240	—	—
	9,417		—	—	20.07	4/14/2021	4,708	(7)	55,884	—	—
	8,980		4,490	—	16.81	4/13/2022	9,777	(8)	116,053	—	—
	8,167		16,335	—	14.05	4/15/2023	21,780	(9)	258,529	—	—
							40,420	(10)	479,785	—	—
							13,474	(11)	159,936	—	—
							34,844	(12)	413,598	—	—
							52,265	(13)	620,386	—	—

Eric W. Kirchner(14)	166,836		—	—	13.51	4/14/2019	—		—	—	—
	78,475		—	—	20.07	4/14/2021	—		—	—	—
	101,797		—	—	16.81	4/13/2022	—		—	—	—
	88,398		—	—	14.05	4/15/2023	—		—	—	—

Ronald Berger(15)	8,417		—	—	20.07	4/14/2021	—		—	—	—
	8,790		—	—	16.81	4/13/2022	—		—	—	—
	6,165		—	—	14.05	4/15/2023	—		—	—	—

Lance E. D’Amico	13,094		—	—	20.07	4/14/2021	4,901	(6)	58,175	—	—
	11,124		5,562	—	16.81	4/13/2022	6,547	(7)	77,713	—	—
	7,245		14,490	—	14.05	4/15/2023	12,111	(8)	143,758	—	—
							19,320	(9)	229,328	—	—
							36,108	(10)	428,602	—	—
							12,036	(11)	142,867	—	—

Jeffrey Hammond	—		—	—	—	—	1,142	(6)	13,556	—	—
							1,950	(7)	23,147	—	—
							3,594	(8)	42,661	—	—
							7,417	(9)	88,040	—	—
							17,965	(10)	213,245	—	—
							5,989	(11)	71,089	—	—

Gene T. Ochi	15,420		—	—	22.34	6/15/2015	4,901	(6)	58,175	—	—
	13,094		—	—	20.07	4/14/2021	6,547	(7)	77,713	—	—
	10,770		5,385	—	16.81	4/13/2022	11,726	(8)	139,188	—	—
	7,014		14,029	—	14.05	4/15/2023	18,705	(9)	222,028	—	—
							27,146	(10)	322,223	—	—

Richard G. Rodick	6,245		12,492	—	14.05	4/15/2023	16,656	(9)	197,707	—	—
							31,063	(10)	368,718	—	—
							10,355	(11)	122,914	—	—

(1)	Options generally vest in three equal annual installments over a three year period (1/3 on each anniversary of the grant date).
(2)	The option expiration date for each option grant is the 10-year anniversary of the grant date.
(3)	Based on the closing price of the Company’s Ordinary Shares of $11.87 on January 31, 2015. As of May 1, 2015, the closing price of the Company’s Ordinary Shares was $8.92.

(4)	The stock awards relating to Mr. Feitzinger include awards made to him in January 2015 in connection with his appointment as chief executive officer. These awards were made in lieu of any awards which might otherwise have been granted to him for fiscal 2016. Additional information relating to Mr. Feitzinger’s fiscal 2016 stock awards is included under the section entitled “Compensation of Executive Officers — Compensation Discussion & Analysis — Compensation Awarded to our Named Executive Officers in Fiscal 2015 and Fiscal 2016 — Compensation of Mr. Feitzinger for Fiscal 2016”.
(5)	Represents stock options granted to Mr. Feitzinger under a consulting agreement entered into with him prior to the time Mr. Feitzinger became an employee of the Company.
(6)	Represents restricted share units that vest on a pro rata basis over a 5-year period (i.e., 20% of the award will vest on each anniversary of the grant date). The restricted share units were granted on April 14, 2010, except in the case of Mr. Feitzinger, whose restricted share units were granted on December 13, 2010.
(7)	Represents restricted share units that vest on a pro rata basis over a 5-year period (i.e., 20% of the award will vest on each anniversary of the grant date). The restricted share units were granted on April 14, 2011.
(8)	Represents restricted share units that vest on a pro rata basis over a 5-year period (i.e., 20% of the award will vest on each anniversary of the grant date). The restricted share units were granted on April 14, 2012.
(9)	Represents restricted share units that vest on a pro rata basis over a 5-year period (i.e., 20% of the award will vest on each anniversary of the grant date). The restricted share units were granted on April 15, 2013.
(10)	Represents restricted share units that vest on a pro rata basis over a 5-year period (i.e., 20% of the award will vest on each anniversary of the grant date). The restricted share units were granted on April 15, 2014.
(11)	Represents performance share units granted in fiscal 2015 that will vest in full on the third anniversary of their grant date, but only upon the attainment of specified financial targets. The financial targets are based 50% on the Company’s average ROI over the 3-year fiscal period ending January 31, 2017 and 50% on the Company’s CAGR in net revenue over the 3-year fiscal period ending January 31, 2017, with each metric subject to a minimum threshold, a target and a maximum threshold. The amounts set forth in the table above assume that the Company achieves the target performance level for each threshold.
(12)	Represents restricted share units that vest on a pro rata basis over a 5-year period (i.e., 20% of the award will vest in five equal installments beginning April 14, 2016.) The restricted share units were granted on January 2, 2015 in lieu of Mr. Feitzinger’s fiscal 2016 awards that would have otherwise been granted to him in April 2015.
(13)	Represents restricted share units that vest in full on December 10, 2019. The restricted share units were granted on January 2, 2015 to Mr. Feitzinger in connection with his becoming chief executive officer in December 2014.
(14)	The information with respect to Mr. Kirchner is accurate as of December 8, 2014, his last day of employment with the Company. The information reflects the vesting of certain stock options and restricted share units, as well as the cancellation of certain stock options and restricted share units, in connection with his separation from the Company. All of Mr. Kirchner’s unexercised stock options will automatically expire if not exercised by September 8, 2015.
(15)	The information with respect to Mr. Berger is accurate as of January 16, 2015, his last day of employment with the Company. The information reflects the vesting of certain stock options and restricted share units, as well as the cancellation of certain stock options and restricted share units, in connection with his separation from the Company. All of Mr. Berger’s unexercised stock options will automatically expire if not exercised by October 16, 2015.

Option Exercises and Stock Vested During Fiscal 2015

The following table provides information concerning the exercises of stock options and the vesting of restricted share units during fiscal 2015 on an aggregated basis for each of our Named Executive Officers.

	Option Awards		Stock Awards
Executive Officers	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting		Value Realized on Vesting(1)
Edward G Feitzinger	—	—	12,004	(2)	$122,441
Eric W. Kirchner	—	—	273,138	(3)	3,232,266
Ronald Berger	—	—	35,189	(4)	387,119
Lance E. D’Amico	—	—	23,259	(5)	237,242
Jeffrey Hammond	—	—	5,167	(6)	52,703
Gene T. Ochi	—	—	22,977	(7)	234,365
Richard G. Rodick	—	—	9,617	(8)	98,093

(1)	Calculated based on the closing price of the Company’s Ordinary Shares on the applicable vesting date. The closing price of the Company’s Ordinary Shares on April 14, 2014, December 8, 2014 and January 16, 2015 was $10.20, $13.00 and $11.59, respectively.
(2)

Represents the vesting of 20% of the total number of restricted share units granted to Mr. Feitzinger in December 2010, April 2011, April 2012 and April 2013. On April 14, 2014, Mr. Feitzinger acquired 946 shares that vested under the December 2010 award, 2,355 shares that vested under the April 2011 award, 3,259 shares that vested under the April 2012 award and 5,444 shares that vested under the April 2013 award.
(3)	Represents (a) the vesting of 20% of the total number of restricted share units granted to Mr. Kirchner in April 2009, April 2010, April 2011, April 2012 and April 2013 and (b) the accelerated vesting of 159,378 restricted share units in connection with Mr. Kirchner’s separation from the Company on December 8, 2014. On or about April 14, 2014, Mr. Kirchner acquired 15,544 shares that vested under the April 2009 award, 24,504 shares that vested under the April 2010 award, 19,618 shares that vested under the April 2011 award, 24,628 shares that vested under the April 2012 award and 29,466 shares that vested under the April 2013 award.
(4)	Represents (a) the vesting of 20% of the total number of restricted share units granted to Mr. Berger in April 2009, April 2010, April 2011, April 2012 and April 2013 and (b) the accelerated vesting of 20,282 restricted share units in connection with Mr. Berger’s separation from the Company on January 16, 2015. On or about April 14, 2014, Mr. Berger acquired 2,592 shares that vested under the April 2009 award, 2,660 shares that vested under the April 2010 award, 2,355 shares that vested under the April 2011 award, 3,190 shares that vested under the April 2012 award and 4,110 shares that vested under the April 2013 award.
(5)	Represents the vesting of 20% of the total number of restricted share units granted to Mr. D’Amico in April 2009, April 2010, April 2011, April 2012 and April 2013. On or about April 14, 2014, Mr. D’Amico acquired 6,218 shares that vested under the April 2009 award, 4,901 shares that vested under the April 2010 award, 3,274 shares that vested under the April 2011 award, 4,037 shares that vested under the April 2012 award and 4,829 shares that vested under the April 2013 award.
(6)	Represents the vesting of 20% of the total number of restricted share units granted to Mr. Hammond in April 2010, April 2011, April 2012 and April 2013. On or about April 14, 2014, Mr. Hammond acquired 1,142 shares that vested under the April 2010 award, 975 shares that vested under the April 2011 award, 1,197 shares that vested under the April 2012 award and 1,853 shares that vested under the April 2013 award.
(7)	Represents the vesting of 20% of the total number of restricted share units granted to Mr. Ochi in April 2009, April 2010, April 2011, April 2012 and April 2013. On or about April 14, 2014, Mr. Ochi acquired 6,218 shares that vested under the April 2009 award, 4,901 shares that vested under the April 2010 award, 3,274 shares that vested under the April 2011 award, 3,908 shares that vested under the April 2012 award and 4,676 shares that vested under the April 2013 award.
(8)	Represents the vesting of 50% of the total number of restricted share units granted to Mr. Rodick in October 2012 and 20% of the total number of restricted share units granted to Mr. Rodick in April 2013. On or about April 14, 2014, Mr. Rodick acquired 5,454 shares that vested under the October 2012 award and 4,163 shares that vested under the April 2013 award.

Pension Benefits

The Company does not provide pension benefits for its US-based senior executives, including the Named Executive Officers.

Non-Qualified Deferred Compensation

The Company does not maintain deferred compensation plans for its U.S. executives which are not qualified under U.S. tax laws.

Employment Agreements

Each of Messrs. Feitzinger, D’Amico and Rodick has entered into an employment agreement with an indirect subsidiary of the Company. Pursuant to the terms of these employment agreements, the Company guaranteed the performance of all the obligations of the subsidiary under the agreements. In addition to an annual base salary, under the agreements, each executive is eligible for an annual cash performance bonus and to participate in the Company’s equity-based incentive plans as determined by the Board. The agreements have substantially similar terms with appropriate differences for the different levels of annual compensation and responsibilities for each executive and, in the case of Mr. Feitzinger, certain provisions which were agreed to in connection with his becoming the Company’s chief executive officer in December 2014. In connection with his promotion to chief executive officer, Mr. Feitzinger’s employment agreement was revised to provide that his target incentive bonus amount for fiscal 2016 would be 200% of his base salary, with half of any bonus which is earned payable to him in cash and the other half in the form of performance share units. In addition to meeting the required performance metrics, such performance share units are subject to time-based vesting requirements, which vesting accelerates in the event Mr. Feitzinger’s employment is terminated due to death, disability or by the Company without cause. Pursuant to his employment agreement, in January 2015 Mr. Feitzinger was granted restricted share units with respect to a total of 87,109 Ordinary Shares with time-based vesting requirements.

The Company or the executive may terminate the employment agreements for any reason upon six months prior written notice. Under the agreements, the executives remain employees of the Company and continue to receive their salary and other amounts due to them during the six months covered by the notice period, and, thereafter the executives are entitled to six months severance from the effective date of termination in the event the Company terminates their employment without cause. As more fully described under the section entitled “Compensation of Executive Officers — Termination and Change of Control Payments” below, the executives are entitled to twenty-four months severance if they are terminated without “cause” or if they resign for “good reason” within one year following a Change in Control, plus a pro rata portion of their target bonus for such year.

Each employment agreement provides that the Company will pay to the respective executive a salary that is subject to increase but not decrease. Messrs. D’Amico, Feitzinger and Rodick were paid during fiscal 2015 the respective salaries set forth beside their names in the table above entitled “Compensation of Executive Officers — Summary Compensation Table”, and in the case of Mr. Feitzinger, his annual base salary was raised to $800,000 when he became chief executive officer. Under the agreements, the executives are each entitled to four weeks of paid vacation each year and to compensation for earned but unused vacation days determined in accordance with the Company’s vacation policy. During the term of their employment, the executives are entitled to reimbursement for reasonable out-of- pocket travel and other business expenses (excluding ordinary commuting expenses) and to participate in applicable medical, dental, disability and life insurance plans, 401(k) plans and other employee welfare and benefit plans or programs made available to the Company’s U.S.-based employees generally. The agreements also contain nondisclosure and non-solicitation provisions.

On March 30, 2015, we entered into a master services agreement with Gene Ochi, who previously served as our Executive Vice President, Marketing, until he retired on February 1, 2015. Pursuant to this agreement, Mr. Ochi agreed to perform services for us as mutually agreed upon between our Chief Executive Officer and Mr. Ochi during the period from February 1, 2015 through January 31, 2017. During this period, Mr. Ochi is to be paid a monthly fee of $12,292 and his stock options and other equity-based compensation will continue to vest, subject to certain exceptions. This agreement contains standard non-compete and non-solicitation provisions and supersedes and replaces all previous agreements between the parties, including the March 2014 Ochi Agreement.

Termination and Change of Control Payments

Set forth below is each element of compensation that would be paid to each Named Executive Officer still employed by the Company under various post-employment and change-of-control scenarios assuming the triggering event had actually occurred on January 31, 2015. Each of the elements of compensation described below is required under (1) the terms of the Named Executive Officer’s employment agreement, (2) the terms of the relevant long-term incentive plan (including the award agreements thereunder) or (3) the terms of the Company’s standard benefit plans.

In addition to the amounts outlined below, in connection with any termination of employment, each Named Executive Officer still employed by the Company would be entitled to receive the following: (i) all amounts due during the six-month advance notice period provided for in his employment agreement during which period the executive remains an employee of the Company, (ii) all vested amounts paid by the Company under its 401(k) plan or any similar plans, (iii) all amounts earned through the date of termination but not yet paid (bonuses, business expenses, accrued vacation, etc.) and (iv) the value of all vested equity awards, whether in the form of restricted share units, performance share units or stock options. We have not included these elements of compensation below nor have we valued these elements because they are either payments for services which may be rendered (in the case of notice periods) or they are not “triggered” by any termination of employment or change in control. Under the scenarios entitled “Termination Resulting from Disability” and “Termination Resulting from Death” in the table below, we have not included any value attributable to any performance share units because the value is not measurable until the end of the relevant performance period, and such value may be zero. Additional information regarding the equity-based incentive awards held by the Named Executive Officers can be found in the table above entitled “Outstanding Equity Awards at Fiscal 2015 Year-End”. No employment agreement with any Named Executive Officer includes the continuation of any medical, dental or other similar benefits following their termination of employment and any agreement to provide such benefits would be at the discretion of the Compensation Committee on a case-by-case basis.

Voluntary Termination by Employee

•	None

Involuntary Termination without Cause

•	Six month severance payment (conditioned on the signing of a standard waiver and release).

•	With respect to any unvested restricted share units granted prior to February 1, 2012, such awards would vest in an amount equal to the lesser of (a) the total number of shares subject to the award and (b) 20% of the total number of shares subject to the award.

•	With respect to (i) any unvested restricted share units granted on or after February 1, 2012 and (ii) any unvested stock options, such awards would not vest.

•	With respect to any unvested performance share units, such awards would not vest.

Involuntary Termination with Cause

•	None

Termination resulting from Disability

•	For each Named Executive Officer, all benefits provided under the Company’s standard long-term disability policy applicable to U.S.-based corporate employees (which would equal 50% of base salary per month up to a maximum of $10,000 per month until the employee reaches the age of 65).

•	With respect to any unvested restricted share units granted prior to February 1, 2012, those awards would vest in an amount equal to the lesser of (a) the total number of shares subject to the award and (b) 20% of the total number of shares subject to the award.

•	With respect to (i) any unvested restricted share units granted on or after February 1, 2012 and (ii) any unvested stock options, such awards would fully vest on the date of disability.

•	With respect to any unvested performance share units where the disability occurs during the performance period, the performance share units will vest at the end of the performance period with respect to (i) the number of shares that would have vested and become payable if the Participant’s employment had continued through the last day of the performance period, multiplied by a fraction having (i) a numerator equal to the number of days the participant was employed by the Company or an affiliate thereof during the performance period and (ii) a denominator equal to the total number of days in the performance period.

Termination resulting from Death

•	For each Named Executive Officer, all benefits provided under the Company’s standard life insurance policy applicable to U.S.-based corporate employees (which would equal one times the employee’s then base salary, with a maximum of $250,000).

•	With respect to any unvested restricted share units granted prior to February 1, 2012, such awards would vest in an amount equal to the lesser of (a) the total number of shares subject to the award and (b) 20% of the total number of shares subject to the award.

•	With respect to (i) any unvested restricted share units granted on or after February 1, 2012 and (ii) any unvested stock options, such awards would fully vest on the date of death.

•	With respect to any unvested performance share units where the death occurs during the performance period, the performance share units will vest at the end of the performance period with respect to (i) the number of shares that would have vested and become payable if the Participant’s employment had continued through the last day of the performance period, multiplied by a fraction having (i) a numerator equal to the number of days the participant was employed by the Company or an affiliate thereof during the performance period and (ii) a denominator equal to the total number of days in the performance period.

Termination during the first 12 months following a Change in Control (including the termination by employee for “Good Reason” (as defined in such employee’s employment agreement))

•	24 month severance payment and a payment equal to (i) the amount of the target performance bonus established for the employee for the fiscal year during which the date of termination occurs (but only to the extent such bonus remains unpaid at the time of the employee’s termination), multiplied by (ii) 25%, if the date of termination occurs during the Company’s first fiscal quarter, 50% if termination occurs during the Company’s second fiscal quarter, 75% if termination occurs during the Company’s third fiscal quarter and 100% if termination occurs during the Company’s fourth fiscal quarter, payable in 24 monthly installments (conditioned on the signing of a standard release and waiver).

•	With respect to any unvested restricted share units, such awards would fully vest on the date of termination.

•	With respect to any unvested stock options, such options would fully vest on the date of termination.

•	With respect to any unvested performance share units, if the change of control occurs during the performance period, then the performance share units will vest on the date of termination at a level that assumes the target level of performance is achieved.

For purposes of the table below, a “termination following a change of control” means either (a) a termination by the Company during the first 12 months following a Change of Control or (b) a termination by the executive for “Good Reason” during the first 12 months following a Change of Control.

Definitions of “Change of Control” and “Good Reason”

Change of Control. The 2009 LTIP and each of the executives’ employment agreements contain a substantially similar definition of “Change of Control”, which occurs if:

•	There is a sale, transfer or disposition of all or substantially all of the assets and property of the Company;

•	Any “person”, “entity” or “group” (other than the Company or any majority owned subsidiary of the Company) is or becomes the “beneficial owner”, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then-outstanding securities that have the right to vote in the election of directors generally (excluding acquisitions of securities by employee benefit plans sponsored or maintained by the Company or its controlled entities or directly from the Company other than acquisitions resulting from the exercise of a conversion privilege in respect of outstanding convertible securities);

•	During any period of two (2) consecutive years during the term of the employment agreement, individuals who at the beginning of such period constitute the Board of Directors of the Company cease to constitute at least a majority thereof, unless the election of each director who is not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period; or

•	The Company is dissolved or liquidated, or a merger, reorganization or consolidation of the Company occurs in which the former holders of the combined voting power of the Company’s securities entitled to vote in the election of directors generally own less than 50% of the combined voting power of the surviving entity’s securities entitled to vote in the election of directors generally.

Good Reason. Under their respective employment agreements, each of Messrs. Feitzinger, D’Amico and Rodick has “Good Reason” to resign following a Change of Control if (i) the Company relocates him to a location that is outside a radius of fifty miles from the location where he was based just prior to the Change of Control or (ii) the Company reduces his duties and responsibilities resulting in a material adverse reduction in his duties, authority or responsibilities and fails to cure the breach after written notice and a cure period. In addition, each of Messrs. Feitzinger, D’Amico and Rodick has “Good Reason” to resign following a Change of Control if the Company no longer has securities registered under the Securities Exchange Act of 1934, as amended.

The following table quantifies the amounts payable to each Named Executive Officer still employed by the Company under the scenarios described below. For the purposes of determining the value of any equity-based compensation, we have assumed that the relevant triggering event took place on January 31, 2015, the last day of fiscal 2015, and that the Company’s stock is valued at $11.87, the closing price on such date. As of May 1, 2015, the closing price of the Company’s stock was $8.92. We have not included in the table below any equity-based compensation issued after January 31, 2015, the terms of which allow for accelerated vesting in certain termination scenarios and which are described in the section above entitled “Compensation of Executive Officers — Compensation Discussion & Analysis — Compensation Awarded to our Named Executive Officers in Fiscal 2015 and Fiscal 2016”.

Executive Officers(1)	Cash Payment		Value of Accelerated Equity Awards	Other Benefits		Total Benefits
Edward Feitzinger
• Termination without cause	$400,000		$39,183	$—		$439,183
• Disability	—		1,431,202	2,060,000	(4)	3,491,202
• Death	—		1,431,202	250,000	(5)	1,681,202
• Termination following change of control(3)	3,200,000	(2)	2,115,388	—		5,315,388

Lance D’Amico
• Termination without cause	201,000		97,037	—		298,037
• Disability	—		898,713	2,280,000	(4)	3,178,713
• Death	—		898,713	250,000	(5)	1,148,713
• Termination following change of control(3)	1,005,000	(2)	1,080,443	—		2,085,443

Richard Rodick
• Termination without cause	207,500		—	—		207,500
• Disability	—		566,413	1,090,000	(4)	1,656,413
• Death	—		566,413	250,000	(5)	816,413
• Termination following change of control(3)	1,037,500	(2)	689,315	—		1,726,815

(1)	The actual severance arrangements for Messrs. Kirchner, Berger and Hammond are described below. Mr. Ochi retired from the Company effective at the end of fiscal 2015 and is currently providing consulting services for the Company pursuant to the master services agreement described under “Employment Agreements” above.
(2)

Includes 24 months of severance, plus 100% of the executive’s target bonus for such fiscal year. The amount of the actual bonus paid would be equal to (i) the amount of the target performance bonus for the executive for the fiscal year during which the date of termination occurs, multiplied by (ii) 25%, if the date of termination occurs during the Company’s first fiscal quarter, 50% if termination occurs during the Company’s second fiscal quarter, 75% if termination occurs during the Company’s third fiscal quarter and 100% if termination occurs during the Company’s fourth fiscal quarter, payable in 24 monthly installments (conditioned on the signing of a standard release and waiver).
(3)	Under certain circumstances, the accelerated vesting, cash-out or accelerated lapse of restrictions on awards in connection with a change in control of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Code Section 280G. In such event, the amounts payable to the Named Executive Officer may be cut back so as not to be deemed an “excess parachute payment”. The amounts set forth in this table do not reflect any such cutbacks.
(4)	Represents the total value payable to such executive under the Company’s standard long-term disability policy applicable to U.S.-based corporate employees. This payout assumes that such executive is paid $10,000 per month for the period of time from his age as of January 31, 2015 until he reaches the age of 65.
(5)	Represents the total value payable to such executive under the Company’s standard life insurance policy applicable to U.S.-based corporate employees, which equals one times the executive’s then base salary, with a maximum of $250,000.

Mr. Kirchner resigned from his position as our chief executive officer, effective as of December 8, 2014. As provided by his employment agreement, Mr. Kirchner entered into a separation agreement with the Company (the “Kirchner Separation Agreement”). The Kirchner Separation Agreement contains customary protective provisions, such as a release in favor of the Company and confidentiality provisions. Under the terms of the Kirchner Separation Agreement, Mr. Kirchner is entitled to receive severance pay at his base salary rate for a period of twelve months. In addition, Mr. Kirchner received a total of $442,084 in additional severance payments in January 2015. In addition, in accordance with the terms of the Kirchner Separation Agreement, the following equity based incentives were accelerated: (1) 159,378 Restricted Share Units and (2) Stock Options with respect to (x) 33,933 shares with a strike price of $16.81 and (y) 44,199 shares with a strike price of $14.05. All Stock Options not exercised by September 8, 2015 will be forfeited. In the event we complete a change of control transaction prior to June 8, 2015, Mr. Kirchner will be entitled to additional severance payments in the aggregate of $1,850,000, payable in 18 monthly payments, and additional accelerated vesting of his restricted share units, performance share units and stock options.

Mr. Berger resigned from his position as our Senior Vice President and Chief Information Officer, effective as of January 16, 2015. As provided by his employment agreement, Mr. Berger entered into a separation agreement with the Company (the “Berger Separation Agreement”). The Berger Separation Agreement contains customary protective provisions, such as a release in favor of the Company and confidentiality provisions. Under the terms of the Berger Separation Agreement, Mr. Berger is entitled to receive severance pay at his base salary rate for a period of twelve months. In addition, Mr. Berger received a total of $62,034 in additional severance payments in February 2015. In addition, in accordance with the terms of the Berger Separation Agreement, the following equity based incentives were accelerated: (1) 20,282 Restricted Share Units and (2) Stock Options with respect to (x) 4,396 shares with a strike price of $16.81 and (y) 6,165 shares with a strike price of $14.05. All Stock Options not exercised by October 16, 2015 will be forfeited. In the event we complete a change of control transaction prior to July 16, 2015, Mr. Berger will be entitled to additional severance payments of up to an aggregate of $750,000, payable in 18 monthly payments, and additional accelerated vesting of his restricted share units, performance share units and stock options.

Mr. Hammond resigned from his position as our Senior Vice President, Global Sales, effective as of February 2, 2015. As provided by his employment agreement, Mr. Hammond entered into a separation agreement with the Company (the “Hammond Separation Agreement”). The Hammond Separation Agreement contains customary protective provisions, such as a release in favor of the Company and confidentiality provisions. Under the terms of the Hammond Separation Agreement, Mr. Hammond is entitled to receive severance pay at his base salary rate for a period of twelve months. In addition, Mr. Hammond received a total of $87,096 in additional severance payments in March 2015. In addition, in accordance with the terms of the Hammond Separation Agreement, the following equity based incentives were accelerated: 9,737 Restricted Share Units. In the event we complete a change of control transaction prior to August 2, 2015, Mr. Hammond will be entitled to additional severance payments of up to an aggregate of $675,000, payable in 18 monthly payments, and additional accelerated vesting of his restricted share units and performance share units.

The following table quantifies the amounts payable to Messrs. Kirchner, Berger and Hammond as well as the value of the Restricted Share Units and Stock Options that vested under their respective separation agreements. For purposes of calculating the value of the Restricted Share Units and Stock Options, we have used the closing price of the Company’s Ordinary Shares on the effective date of each executive’s resignation, which in the case of Mr. Kirchner was $13.00, in the case of Mr. Berger was $11.59 and, in the case of Mr. Hammond, was $11.99. We have not applied any value to the Stock Options because the strike price of the Stock Options exceeds the closing price of the Company’s Ordinary Shares on the effective date of each executive’s resignation and the Stock Options will be cancelled if not exercised within six months of the separation date.

Executive	Severance Payments(1)	Vacation Accrual	Value of Accelerated RSUs	Value of Stock Options	Total
Kirchner	$1,367,084	$88,942	$2,071,914	$0	$3,527,940
Berger	437,034	61,344	235,068	0	733,446
Hammond	387,096	2,661	116,746	—	506,503

(1)	For Mr. Kirchner, $925,000 of this amount is payable in twelve equal monthly installments. For Mr. Berger, $375,000 of this amount is payable in twelve equal monthly installments. For Mr. Hammond, $300,000 of this amount is payable in twelve equal monthly installments

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Company’s Board of Directors currently consists of Messrs. Rosenzweig, who chairs the committee, Belchers, Paulson and Slager. None of these individuals was an officer or employee of the Company or any of its subsidiaries at any time during fiscal 2015, none has ever served as an officer of the Company or any of its subsidiaries and none has had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K of the Securities Exchange Act. No executive officer of the Company served during fiscal 2015 as a member of a compensation committee or director of another entity, one of whose executive officers serves on the Compensation Committee or as a director of the Company. Our Compensation Committee is responsible for making determinations regarding base salaries, incentive bonuses, equity-based compensation awards and other compensation for the Company’s senior executives, with the exception that the full Board retains responsibility for approving the compensation of our Chief Executive Officer.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Relationship of the Company with Independent Registered Public Accountants

Deloitte & Touche LLP (“Deloitte”) served as the Company’s independent registered public accountants in fiscal 2015. Fees for professional services provided by Deloitte, the member firms of Deloitte Touche Tohmatsu and their respective affiliates, in fiscal years 2015 and 2014 were as follows:

	FY2015	FY2014
Audit Fees(1)	$6,589,000	$6,857,294
Audit-Related Fees(2)	220,000	393,000
Tax Fees(3)	3,578,000	2,177,000
All Other Fees(4)	195,000	1,000
Total	$10,582,000	$9,428,000

(1)	Audit fees principally reflect fees associated with the audit of the Company’s consolidated annual financial statements and review of the Company’s condensed consolidated interim financial statements included in the Company’s filings and submissions to the SEC, in addition to the audits of subsidiaries’ financial statements required for statutory purposes. Audit fees include the audit of the effectiveness of the Company’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley 404”). For fiscal 2015, audit fees include $450,000 for the offering of securities during February and March of 2014.
(2)	For fiscal 2015, audit-related fees include $148,000 for assistance with preparation of statutory financial statements in certain countries to be filed for local statutory purposes (such financial statements will not be filed with the SEC) and other accounting and compliance procedures and consultations. For fiscal 2014, audit-related fees include $350,000 for IFRS implementation and statutory reporting advisory services and $43,000 for other accounting and compliance procedures and consultations.
(3)	For fiscal 2015, tax fees include $3,216,000 for tax compliance services and $362,000 for tax advice and tax planning services. For fiscal 2014, tax fees include $1,610,000 for tax compliance services and $567,000 for tax advice and tax planning services.
(4)	For fiscal 2015, other fees include $150,000 for consulting services related to advice and recommendations for process level documentation. The remaining fees are related to compliance and risk consulting services.

The Audit Committee pre-approved all services described above for fiscal 2015, including non-audit services, and has determined that these fees and services are compatible with maintaining the independence of Deloitte. The Audit Committee requires that the services provided by Deloitte be pre-approved by the Audit Committee.

Report of the Audit Committee

The Audit Committee has the sole authority and responsibility to select, determine the compensation of, evaluate and, when appropriate, replace the Company’s independent registered public accountants. The Audit Committee has selected Deloitte as the Company’s registered public accountants for the fiscal year ending January 31, 2016, and has recommended to the Board of Directors that such selection be submitted to the Company’s shareholders for ratification.

The Company’s management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with generally accepted accounting principles and for the report on the Company’s internal control over financial reporting. Deloitte is responsible for performing an audit of those financial statements and internal control over financial reporting and issuing reports thereon. The Audit Committee’s responsibility is to oversee and review the financial reporting process and to review and discuss management’s report on the Company’s internal control over financial reporting. The members of the Audit Committee are not, however, professionally engaged in the practice of accounting or auditing and do not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or generally accepted accounting principles or as to auditor independence. We rely, without independent verification, on the information provided to us and on the representations made by management and Deloitte.

In this context, the Audit Committee has met and held discussions with the Company’s management, the Company’s internal auditors and Deloitte with respect to our audited consolidated financial statements for fiscal 2015 and related matters. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. We met with the internal auditors and Deloitte, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

The Audit Committee has discussed with Deloitte matters required to be discussed by Auditing Standard No. 16, Communication with Audit Committees, as amended or supplemented, and as adopted by the Public Company Accounting Oversight Board. In addition, Deloitte provided to the Audit Committee the written disclosures and the letter required by Public Company Accounting Oversight Board Rule 3526, Communications with Audit Committees Concerning Independence, and represented that it is independent from the Company. We discussed with Deloitte its views as to Deloitte’s independence from the Company and the Company’s management. When considering Deloitte’s independence, we considered whether the provision of non-audit services was compatible with maintaining Deloitte’s independence.

Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above, we recommended to the Board that the Company’s audited consolidated financial statements for the fiscal year ended January 31, 2015 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2015.

Submitted by the Audit Committee:

Leon J. Level, Chairman

Brian D. Belchers

C. John Langley, Jr.

Allan M. Rosenzweig

The above report shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

APPROVAL OF THE UTi WORLDWIDE INC.

2015 LONG-TERM INCENTIVE PLAN

(PROPOSAL  2)

Background

We believe that our ability to attract and retain qualified, high-performing directors, employees and consultants is vital to our success and growth as a company. Equity compensation is also an effective retention tool that encourages and rewards employee performance in a manner that aligns with the interests of the shareholders. In order to continue the use of equity incentives to attract and retain qualified, high-performing employees, the Board of Directors has adopted, subject to shareholder approval, the UTi Worldwide Inc. 2015 Long-Term Incentive Plan (the “2015 LTIP”) and is proposing that the 2015 LTIP be approved at the Annual Meeting by the shareholders.

The Board and shareholders of the Company previously adopted the 2009 Long-Term Incentive Plan. As of January 31, 2015, 1,395,675 Ordinary Shares were available for future award grants under the 2009 Long-Term Incentive Plan. Since January 31, 2015, the Company has granted additional awards under the 2009 Long-Term Incentive Plan and, as a result, only 449,041 Ordinary Shares remain available for future award grants under the 2009 Long-Term Incentive Plan as of May 1, 2015. If the 2015 LTIP is approved by the shareholders at the Annual Meeting, then no further awards will be granted under the 2009 Long-Term Incentive Plan.

If the 2015 LTIP is approved, 6,000,000 Ordinary Shares (subject to adjustment as provided for in the plan) will initially be available for issuance under the 2015 LTIP pursuant to a variety of awards consisting of stock options, share appreciation rights (sometimes referred to as “SARs”), restricted shares, restricted share units (sometimes referred to as “RSUs”), unrestricted shares, deferred share units (sometimes referred to as “DSUs”), performance-based awards and dividend equivalent rights. Below is a summary of certain principal provisions of the 2015 LTIP. We have attached the 2015 LTIP as Appendix A to this proxy statement, and the following summary of the 2015 LTIP is qualified in its entirety by reference to Appendix A. Capitalized terms used in this summary and not otherwise defined will have the meanings ascribed to such terms in the 2015 LTIP.

If the 2015 LTIP is approved by the shareholders, the Board intends to cause the Ordinary Shares that will become available for issuance under the 2015 LTIP to be registered on a Form S-8 registration statement to be filed with the SEC at the Company’s expense.

Approval of the 2015 LTIP requires the affirmative vote of a majority of the Ordinary Shares present in person or by proxy at the Annual Meeting and voting on the proposal.

The Board of Directors recommends a vote “for” the proposal to approve the UTi Worldwide Inc. 2015 Long-Term Incentive Plan.

Summary of the 2015 LTIP

Purpose. The purpose of the 2015 LTIP is to: (a) enhance the Company’s ability to attract highly qualified personnel; (b) strengthen the Company’s retention capabilities; (c) enhance the long-term performance and competitiveness of the Company; and (d) align the interests of employees, directors, consultants and prospective employees and consultants (referred to collectively as “Eligible Persons”) who receive awards under the 2015 LTIP with the interests of the Company’s shareholders.

Shares Subject to the 2015 LTIP. The 2015 LTIP provides that no more than 6,000,000 Ordinary Shares (subject to adjustment as provided for in the 2015 LTIP) shall be available for issuance under the 2015 LTIP. These Ordinary Shares shall be authorized but unissued shares, or shares that the Company otherwise holds in treasury or trust. The number of Ordinary Shares available for awards and the terms of outstanding awards are subject to adjustment as provided in the 2015 LTIP for stock splits, stock dividends, recapitalizations, mergers in which the Company is the surviving corporation, spin-offs or split-offs, extraordinary cash dividends and other changes in the Company’s capital stock.

Except as provided in the 2015 LTIP, the Ordinary Shares subject to an award will again be available for future awards if those Ordinary Shares will never be issued due to such award’s forfeiture, not being earned or exercised in full, being settled in cash in lieu of Ordinary Shares, cancellation or expiration. In addition, to the extent permitted under applicable laws and stock exchange rules, the maximum number of Ordinary Shares available for delivery under the 2015 LTIP shall not be reduced by any Ordinary Shares issued under the 2015 LTIP through the settlement, assumption or substitution of outstanding awards or obligations to grant future awards, in each case, as a condition of the Company’s or any of its affiliates’ acquisition of another entity. In all other cases, future awards shall not occur with respect to (i) any Ordinary Shares tendered, exchanged or withheld to cover the exercise price for Ordinary Shares purchased through the exercise of an option, (ii) Ordinary Shares withheld (or not issued) in payment of withholding taxes relating to awards, (iii) Ordinary Shares repurchased on the open market with the proceeds of any option exercise price and (iv) Ordinary Shares not issued or delivered as a result of the net settlement of an outstanding stock appreciation right. Ordinary Shares that are currently subject to awards under the 2009 Long-Term Incentive Plan but are not issued due to a forfeiture, cancellation or other settlement thereof will be added to the reserve of Ordinary Shares available for issuance pursuant to the 2015 LTIP.

Administration of the 2015 LTIP. The Compensation Committee of the Board or its successor will administer the 2015 LTIP as the “Committee” unless otherwise determined by the Board. To the extent permitted by law, the Committee may authorize one or more executive officers to make Awards to Eligible Persons other than themselves. With respect to decisions involving an Award intended to satisfy the requirements of Code Section 162(m), the Committee shall consist of two or more directors who are “outside directors” for purposes of that Code section. With respect to any decision relating to a person who is subject to the reporting requirements set forth under Rule 16b-3 of the Securities Exchange Act of 1934, the Committee shall consist solely of two or more “non-employee directors”. The Committee may delegate administrative functions to individuals who are directors or employees (including officers) of the Company.

Subject to the terms of the 2015 LTIP, the Committee has express authority to determine the Eligible Persons who will receive awards, the number of Ordinary Shares, units, or dollars to be covered by each award, and the terms and conditions of awards. The Committee has broad discretion to prescribe, amend, and rescind rules relating to the 2015 LTIP and its administration, to interpret and construe the 2015 LTIP and determine the terms and conditions of awards, and to take all actions necessary, desirable or advisable to administer the 2015 LTIP and to effectuate its purposes. Within the limits of the 2015 LTIP, the Committee may grant waivers applicable to awards and accelerate the vesting of awards, and may modify or amend awards and exercise such powers as the Committee deems necessary to promote the interests of the Company. However, except in connection with a Change in Control (as defined in the 2015 LTIP) or as approved by the Company’s shareholders for any period during which the Company is subject to the reporting requirements of the Exchange Act, the Committee may not cancel an outstanding Option or SAR whose exercise price is greater than the fair market value of an Ordinary Share at the time of cancellation for the purpose of reissuing the Option or SAR at a lower exercise price, or granting a replacement award of a different type, or otherwise allowing for a “repricing” within the meaning of applicable federal securities laws applicable to proxy statement disclosures.

For purposes of the 2015 LTIP, fair market value means the closing price of the Ordinary Shares on an established securities exchange on which the Ordinary Shares may then be traded, unless the Ordinary Shares are not traded on an exchange, in which case, the fair market value will be either the mean between the bid and ask prices for an Ordinary Share on the over-the-counter market, or, if the Ordinary Shares are not traded on the over-the-counter market, a value established in good faith by the Committee.

The Committee may adopt rules and provide for such special terms for awards to individuals who are located within the United States, foreign nationals, or who are employed by the Company outside the

United States as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Company is specifically authorized to adopt rules and procedures regarding the conversion of local currency, taxes, withholding procedures and handling of stock certificates or book entries which vary with the customs and requirements of particular countries. The Company may adopt sub-plans and establish escrow accounts and trusts, and settle Awards in cash in lieu of shares, as may be appropriate, required or applicable to particular locations and countries.

Eligibility. The Committee may grant stock options that are intended to qualify as “incentive stock options” (“ISOs”) only to employees of the Company and an affiliate that is treated as a parent or subsidiary corporation under the regulations promulgated under the Code for ISOs, and may grant all other awards to Eligible Persons. The 2015 LTIP and the discussion below use the term “Participant” to refer to any Eligible Person who holds an outstanding award.

As of May 1, 2015, substantially all of the approximately 20,000 employees (including officers) of the Company and the Company’s seven non-employee directors would have been eligible to participate in the 2015 LTIP. The 2015 LTIP provides that during any calendar year no one Participant may receive stock options or SARs under the 2015 LTIP that relate to more than 10% of the maximum number of Ordinary Shares issuable under the 2015 LTIP. With respect to any one fiscal year the maximum number of Shares that may be paid to any one Participant for Performance Compensation Awards payable in Shares shall be 1,000,000 (as such number may be adjusted pursuant to the plan), and the maximum amount that may be paid to any one Participant for Performance Units settled in cash shall be U.S. $5,000,000.

The maximum value of Ordinary Shares that may be subject to an award granted under the 2015 LTIP to a non-employee director in any one fiscal year is $250,000. Currently, the Company’s director compensation policy provides that the non-employee directors will receive an award of Ordinary Shares having a fair market value of $90,000.

Stock Options. Stock options granted under the 2015 LTIP provide Participants with the right to purchase Ordinary Shares. The Committee may grant options that are intended to qualify as incentive stock options (“ISOs”) to employees of the Company or its “parent company” or “subsidiary” within the meaning of Section 424 of the Code, or options that are not intended to so qualify (“Non-ISOs”) to any Eligible Person. The 2015 LTIP also provides that ISO treatment may not be available for options that become first exercisable in any calendar year to the extent the value of the underlying shares that are the subject of the stock option exceed $100,000 (based upon the fair market value of the Ordinary Shares on the grant date).

Share Appreciation Rights (SARs). A share appreciation right generally permits a Participant who receives it to receive, upon exercise, cash and/or Ordinary Shares equal in value to the excess of (i) the fair market value, on the date of exercise, of the Ordinary Shares with respect to which the SAR is being exercised, over (ii) the exercise price of the SAR for such shares. The Committee may grant SARs in tandem with stock options, or independently of them. A SAR award agreement may limit the total settlement value that the Participant may be entitled to receive upon the SAR’s exercise, and may provide for settlement either in cash or in any combination of cash or Ordinary Shares.

Exercise Price for Stock Options and SARs. The exercise price of options shall be determined by the Committee in its discretion, but in any event shall not be less than 100% of the fair market value of an Ordinary Share on the grant date; provided, however, that the exercise price of ISOs may not be less than 110% of the fair market value of an Ordinary Share on the grant date in the case of Participants who own more than ten percent of the Company’s Ordinary Shares on the grant date. As of May 1, 2015, the closing price of an Ordinary Share on The Nasdaq Global Select Market was $8.92 per share.

Exercise of Stock Options and SARs. With respect to stock options, the exercise price and any withholding taxes shall be delivered to the Company by any method of payment that the Committee may in its sole and absolute discretion accept or commit to accept in an award agreement, including: (a) payment in cash or check payable to the Company in U.S. dollars or (b) payment in other Ordinary Shares that are owned by the Participant who is purchasing Ordinary Shares pursuant to an option; (c) a “net exercise” arrangement pursuant to which the Company will reduce the number of Ordinary Shares issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; (d) a cashless exercise program with a broker or dealer that the Company may approve, (e) in any other form of legal consideration that may be acceptable to the Committee and specified in the applicable award agreement; or (f) any combination of the foregoing methods of payment.

The term over which Participants may exercise stock options and SARs may not exceed ten years from the date of grant (five years in the case of ISOs granted to employees who, at the time of grant, own more than 10% of the Company’s Ordinary Shares).

Restricted Shares, Restricted Share Units (RSUs) and Unrestricted Share Awards. Under the 2015 LTIP, the Committee may grant restricted shares that are forfeitable until certain vesting requirements are met and may also grant RSUs which represent the right to receive Ordinary Shares after certain vesting requirements are met. The 2015 LTIP provides the Committee with discretion to determine the terms and conditions under which a Participant’s interests in such awards become vested. In addition, the Committee may grant awards in the form of unrestricted Ordinary Shares which vest in full upon the grant date or such other date as the Committee may determine or which the Committee may issue pursuant to any program under which one or more Eligible Persons elects to pay for such Ordinary Shares or receive such Ordinary Shares in lieu of cash bonuses that would otherwise be paid. Unless an Award Agreement expressly provides otherwise, whenever Shares are released to a Participant pursuant to the vesting of Restricted Shares or the Shares underlying Restricted Share Units are issued to a Participant, such Participant shall also be entitled to receive, with respect to each Share released or issued, an amount equal to any per share cash dividends (plus simple interest at a rate of five percent per annum or such other reasonable rate as the Committee may determine in its sole and absolute discretion) and a number of Shares equal to any per share stock dividends which were declared and paid to the holders of Shares between the Grant Date and the date such Share is released from the vesting restrictions in the case of Restricted Shares or issued in the case of Restricted Share Units. Notwithstanding the foregoing, the Committee may provide in an Award Agreement that some or all of such dividends (plus any interest thereon) may not be paid at all, or may be paid on a date or dates later than those determined in accordance with the preceding sentence or may otherwise be subject to such restrictions, limitations and conditions as provided in the applicable Award Agreement.

Deferred Share Units (DSUs). The 2015 LTIP provides for DSUs in order to permit certain directors, consultants, or select members of management to defer their receipt of compensation payable in cash or Ordinary Shares (including shares that would otherwise be issued upon the vesting of restricted shares and RSUs). DSUs represent a future right to receive Ordinary Shares. In addition, the Committee may make DSU awards regardless of whether or not there is a deferral of compensation, and may permit select Eligible Persons to irrevocably elect to forego the receipt of cash or other compensation and in lieu thereof to have the Company credit to an internal plan account a number of DSUs having a fair market value equal to the Ordinary Shares and other compensation deferred. For awards made to Eligible Persons who are residents of the United States and who are or may become subject to U.S. tax as a result of the awards granted under the 2015 LTIP (“U.S. Eligible Persons”), the Committee shall only authorize deferral elections in accordance with the requirements of Code Section 409A.

With respect to DSUs, unless an Award Agreement expressly provides otherwise, whenever Shares are issued the Participant is entitled to receive a cash amount equal to any per share cash dividends (plus simple interest at a rate of five percent per annum, or such other reasonable rate as the Committee may determine in its sole and absolute discretion), and a number of Shares equal to any per share stock dividends which were declared and paid to the holders of Shares between the Grant Date and the date such Share is issued.

Performance Awards. Performance Awards vest and become payable based upon the attainment, within the specified performance period, of applicable performance measures. Performance Awards may be settled in Ordinary Shares or cash. The 2015 LTIP authorizes the Committee to grant “Performance Compensation Awards” that are performance-based awards intended to qualify under Code Section 162(m). The 2015 LTIP also permits the Committee to grant Performance Awards which are not intended to qualify as “performance-based compensation” within the meaning of Code Section 162(m). With respect to Performance Compensation Awards, the 2015 LTIP requires that the Committee specify in writing the performance period to which the award relates, and an objective formula by which to measure whether and the extent to which the award is earned on the basis of the level of performance attained or to be attained with respect to one or more performance measures. In addition, the Committee may provide, either in connection with the grant of a Performance Award or by amendment thereafter, in its sole and absolute discretion, that achievement of Performance Measures and other conditions will be waived or otherwise deemed to have been wholly or partially satisfied upon the termination of employment of a Participant, the occurrence of a Change in Control or in such other circumstances as the Committee deems necessary or appropriate.

Under the 2015 LTIP, the possible performance measures for Performance Compensation Awards are: cash flow and free cash flow (before and after dividends); sales of assets or business units; stock price; earnings (including, without limitation, earnings before interest, taxes, depreciation and amortization, with or without adjustment), in total or on a per share basis; shareholder return or total shareholder return; return on equity; return on investment; market capitalization; return on capital (including without limitation return on total capital or return on invested capital); debt leverage (debt to capital); return on assets or net assets; sales or net sales; economic value added; income, pre-tax income or net income; revenue or net revenue; operating profit, net operating profit or economic profit; operating income or pre-tax profit; return on operating revenue or return on operating assets; gross margin, operating margin or profit margin; operating ratio; cash from operations; market share improvement; operating revenue; customer service; general and administrative expenses; working capital; strategic mergers or acquisitions. Each measure will be, to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by the Company (or such other standard applied by the Committee) and, if so determined by the Committee, and in the case of a Performance Compensation Award, to the extent permitted under Code Section 162(m), adjusted to omit the effects of extraordinary items, acquisitions or divestitures, asset write-downs, impairment charges, and gains or losses on the disposal of property, assets or a business segment or unit, litigation claims, judgments or settlements, unusual or infrequently occurring charges, events and transactions, severance and financing costs, foreign exchange gains and losses, and the effects of changes in tax laws, accounting principles or other laws or provisions affecting reported results. Performance measures may vary from performance period to performance period, and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative. Performance measures may measure the Company’s and any if its affiliate’s, and/or geographic, business, segment or unit’s performance for a performance period. In the case of Performance Compensation Awards, a performance period cannot be less than one fiscal year of the Company.

Taxes; Withholding. As a condition for the issuance of Ordinary Shares pursuant to awards, the 2015 LTIP requires satisfaction of any applicable federal, state, local, or foreign withholding tax obligations that may arise in connection with the award or the issuance of Ordinary Shares.

Non-Transferability of Awards. Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of other than by will or by the laws of descent and distribution; provided, however, that the Committee may, in its discretion, permit transfers to a Participant’s immediate family, an inter vivos or testamentary trust or other entity in which the award will be passed to a Participant’s designated beneficiaries or by gift to charitable institutions.

Change in Capital Structure; Change in Control; Etc. The Committee shall equitably adjust the number of Ordinary Shares covered by each award and the number of Ordinary Shares covered by the 2015 LTIP but as to which no awards have yet been granted, to reflect any increase or decrease in the number of issued Ordinary Shares resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of Ordinary Shares, merger, consolidation, change in organization form, or any other increase or decrease in the number of issued Ordinary Shares effected without receipt of payment or consideration by the Company. In the event of any such transaction or event, the Committee may provide a substitute award or that the successor entity in such a transaction or event assumes the 2015 LTIP.

In the event of a Change in Control (as defined in the 2015 LTIP), to the extent awards are assumed by the successor entity in such Change in Control, any award to a Participant who is Involuntarily Terminated (as defined in the 2015 LTIP) within 12 months of such Change in Control will become fully vested and exercisable and all applicable performance measures will be deemed met at their “target” levels. For awards which are not assumed by the successor entity in a Change in Control, all outstanding awards will become fully vested and exercisable and all applicable performance measures will be deemed met at their “target” levels. Regardless of whether awards are assumed by a successor entity in a Change in Control, the Committee may determine that, upon termination of service of a Participant for any reason, or the occurrence of a Change in Control, all or a portion of such Participant’s awards will become fully vested and exercisable, and any restrictions that apply to such award shall lapse, and/or that any performance measures with respect to such award shall be deemed wholly or partially satisfied. The Committee may discriminate among Participants and among awards in exercising such discretion.

If the Company dissolves, winds up, or liquidates, other than as part of a Change in Control, all awards will immediately terminate, subject to the ability of the Committee to exercise any discretion authorized in the case of a Change in Control.

Plan Termination or Amendment. If approved by the Company’s shareholders at the Annual Meeting and if not sooner terminated by the Board, the 2015 LTIP shall terminate at the close of business on April 14, 2025. The Board may amend or terminate the 2015 LTIP as it shall deem advisable; provided, that the Board cannot increase the total number of Ordinary Shares reserved for issuance under the 2015 LTIP without shareholder approval. Furthermore, the Board may not amend the 2015 LTIP without shareholder approval to allow for a repricing or the cancellation of an outstanding option or a SAR whose exercise price is greater than the fair market value at the time of cancellation for the purpose of reissuing the option or SAR to the Participant at a lower exercise price or granting a replacement award of a different type, or in exchange for a cash payment, except in connection with a Change in Control.

Expected Tax Consequences

The following is a brief summary of certain tax consequences of certain transactions under the 2015 LTIP. This summary is not intended to be complete and does not describe state or local tax consequences.

United States Tax Laws.

Under the Code, the Company (or its applicable U.S. subsidiaries) will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the ordinary income that Participants recognize pursuant to awards (subject to the Participant’s overall compensation being reasonable, and to the discussion below with respect to Code Section 162(m)) here in the United States. For Participants, the expected U.S. tax consequences of awards are as follows:

Non-ISOs. A Participant will not recognize income at the time a Non-ISO is granted. At the time a Non-ISO is exercised, the Participant will recognize ordinary income in an amount equal to the excess of (i) the fair market value of the Ordinary Shares issued to the Participant on the exercise date over (ii) the exercise price paid for the shares. At the time of sale of shares acquired pursuant to the exercise of a Non-ISO, the appreciation (or depreciation) in value of the shares after the date of exercise will be treated either as short-term or long-term capital gain (or loss) depending on how long the shares have been held.

ISOs. A Participant will not recognize income upon the grant of an ISO. There are generally no tax consequences to the Participant upon exercise of an ISO (except the amount by which the fair market value of the shares at the time of exercise exceeds the option exercise price is a tax preference item possibly giving rise to an alternative minimum tax). If the Ordinary Shares are not disposed of within two years from the date the ISO was granted or within one year after the ISO was exercised, any gain realized upon the subsequent disposition of the shares will be characterized as long-term capital gain and any loss will be characterized as long-term capital loss. If both of these holding period requirements are not met, then a “disqualifying disposition” occurs and (i) the

Participant recognizes gain in the amount by which the fair market value of the shares at the time of exercise exceeded the exercise price for the ISO and (ii) any remaining amount realized on disposition (except for certain “wash” sales, gifts or sales to related persons) will be characterized as capital gain or loss.

Share Appreciation Rights. A Participant to whom a SAR is granted will not recognize income at the time of grant of the SAR. Upon exercise of a SAR, the Participant must recognize taxable compensation income in an amount equal to the value of any cash or Ordinary Shares that the Participant receives.

Restricted Shares, RSUs, DSUs, and Performance Awards. In general, a Participant will not recognize income at the time of grant of restricted shares, RSUs, DSUs or Performance Awards, unless, with the approval of the Committee, the Participant elects with respect to restricted shares to accelerate income taxation to the date of the award. In this event, a Participant would recognize ordinary income equal to the excess of the market value of the restricted shares over any amount the Participant pays for them (in which case subsequent gain or loss would be capital in nature). In the absence of an election to accelerate income taxation to the date of an award, a Participant must recognize taxable compensation income equal to the value of any cash or Ordinary Shares that the Participant receives when the award vests. The same tax consequences apply to Performance Awards.

Special Tax Provisions. Under certain circumstances, the accelerated vesting, cash-out or accelerated lapse of restrictions on awards in connection with a change in control of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Code Section 280G, and the Participant may be subject to a 20% excise tax and the Company may be denied a tax deduction. Furthermore, the Company may not be able to deduct the aggregate compensation in excess of $1,000,000 attributable to awards that are not “performance-based” within the meaning of Code Section 162(m) in certain circumstances.

Tax Laws in Other Countries Differ from Those in the United States

In certain countries, awards under the 2015 LTIP may be taxable at the time the awards are granted or when they vest. In certain jurisdictions, stock options and SARs may also be taxable when they are exercised and the sale of the underlying shares may be subject to various taxes.

General Tax Law Considerations

The preceding paragraphs are intended to be merely a summary of certain important tax law consequences concerning a grant of stock options under the 2015 LTIP and the disposition of shares issued thereunder in existence as of the date of this proxy statement. Special rules may apply to the Company’s officers, directors or greater than ten percent shareholders. Participants in the 2015 LTIP should review the current tax treatment with their individual tax advisors at the time of grant, exercise or any other transaction relating to an award or the underlying shares.

New Plan Benefits

No awards will be granted under the 2015 LTIP prior to its approval by the Company’s shareholders. All awards under the 2015 LTIP will be granted at the discretion of the Board of Directors or the Compensation Committee and, therefore, are not yet determinable. However, if this proposal is approved by the shareholders, the Board of Directors currently expects to award each of the non-executive directors (excluding Mr. Paulson) restricted share units with a grant date value of $90,000 as of the date of the Annual Meeting. The exact number of restricted share units, if granted, will not be determined until such date.

Equity Compensation Plan Information

The following table sets forth information as of January 31, 2015 regarding the number of our Ordinary Shares that may be issued pursuant to our equity compensation plans:

Plan category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	4,198,603	(1)(2)	$14.85	1,703,337	(3)
Equity compensation plans not approved by security holders	—		—	—

Total	4,198,603		$14.85	1,703,337

(1)	Of these shares, 54,270 are restricted share units granted pursuant to the Directors Incentive Plan. In addition, 2,719,306 are restricted share units and performance share units (measured at the “target” performance levels) granted under our 2009 Long-Term Incentive Plan. The restricted share units entitle the holder to have shares issued to him or her upon the passage of time. Restricted share units granted under the Directors Incentive Plan generally vest and become non-forfeitable on the date immediately preceding the annual meeting of shareholders which follows the grant date of the restricted share units, provided that the director receiving such restricted share units is then serving as a director on such date. Receipt of such shares may be deferred under the terms of the plan.
(2)	Of these shares, 1,425,027 shares are subject to stock options pursuant to which the exercise price was above the closing market price of our Ordinary Shares as of January 31, 2015.
(3)	After January 31, 2015, the Company granted additional awards under the 2009 Long-Term Incentive Plan. As a result, as of May 1, 2015, 449,041 Ordinary Shares were available for future grants under the 2009 Long-Term Incentive Plan.

As of May 1, 2015, the Company had 1,415,395 options outstanding with a weighted average exercise price of $19.20 and a weighted average term of 2.8 years and 2,435,416 restricted share units, outstanding and granted under its equity compensation plans. In addition, as of May 1, 2015 the Company had 552,668 performance share units outstanding (measured at the “target” performance levels), although the actual number of Ordinary Shares that might be issued pursuant to such performance share units could be as much as two times this number or substantially less than this number depending on the Company’s actual performance when measured against the applicable performance measures. No equity grants have been made under the 2009 Long-Term Incentive Plan since May 1, 2015 and no equity grants are currently expected to be made prior to the annual meeting of shareholders to be held on June 8, 2015.

This Proposal 2 seeking approval of the UTi Worldwide Inc. 2015 Long-Term Incentive Plan requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting in person or by proxy.

The Board of Directors recommends a vote “for” the approval of the UTi Worldwide Inc. 2015 Long-Term Incentive Plan described in this Proposal 2, and unless otherwise directed in the accompanying proxy, the persons named therein will vote “FOR” this proposal.

APPROVAL OF THE UTi WORLDWIDE INC. EXECUTIVE CASH BONUS PLAN

(PROPOSAL 3)

Background

We are asking our shareholders to approve the UTi Worldwide Inc. Executive Cash Bonus Plan (the “Executive Cash Bonus Plan”). The Compensation Committee of the Board adopted the Executive Cash Bonus Plan on April 14, 2015, subject to shareholder approval. The purposes of the Executive Cash Bonus Plan are to motivate executives by tying compensation to performance, to reward exceptional performance that supports overall Company objectives and to attract and retain top-performing employees.

If approved by the shareholders, the Executive Cash Bonus Plan will replace the existing UTi Worldwide Inc. Executive Incentive Plan (the “Original Plan”). As described earlier in this Proxy Statement under “COMPENSATION OF EXECUTIVE OFFICERS — Compensation Discussion and Analysis” cash incentive bonuses are an important component of the Company’s executive compensation program. The Original Plan was adopted by the Company’s shareholders in 2009.

Under the Executive Cash Bonus Plan, the Compensation Committee has the authority to grant awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code (“Section 162(m)”) as well as awards which are not intended to qualify as “performance-based compensation” within the meaning of Section 162(m). The Board believes that it is in the best interests of the Company and its shareholders to allow for flexibility with respect to the incentive bonuses which might be paid under the Executive Cash Bonus Plan.

Generally, under Section 162(m), the U.S. federal income tax deductibility of compensation paid to the Company’s Chief Executive Officer and each of the next three most highly compensated executive officers (other than its Chief Financial Officer) may be limited to the extent that it exceeds $1,000,000 in any one year. In comparison, the Company (or the applicable U.S. subsidiary) can deduct compensation in excess of that amount if the compensation qualifies as “performance-based compensation” under Section 162(m). One of the requirements of “performance-based compensation” is that the material terms of the performance measures under which compensation may be paid be disclosed to and approved by the Company’s shareholders. For purposes of Section 162(m) the material terms include (i) the employees eligible to receive such compensation, (ii) a description of the business criteria on which the performance measures will be based and (iii) the maximum amount of compensation that can be paid to an employee under the performance measures. With respect to awards under the Executive Cash Bonus Plan, each of these aspects is discussed below, and shareholder approval of the Executive Cash Bonus Plan is intended to constitute approval of each of these aspects of the Executive Cash Bonus Plan for purposes of the approval requirements of Section 162(m).

Below is a summary of the principal provisions of the Executive Cash Bonus Plan. We have attached the Executive Cash Bonus Plan as Appendix B to this proxy statement, and the following description of the Executive Cash Bonus Plan is qualified in its entirety by reference to that Appendix B.

Approval of the Executive Cash Bonus Plan requires the affirmative vote of a majority of the Ordinary Shares present in person or by proxy at the Annual Meeting and voting on the proposal.

The Board of Directors recommends a vote “for” the proposal to approve the UTi Worldwide Inc. Executive Cash Bonus Plan.

Summary of the Executive Cash Bonus Plan

Administration; Amount of Awards. The Compensation Committee (or such other committee later designated by the Board which is authorized to administer the Executive Cash Bonus Plan) will administer the Executive Cash Bonus Plan. The Compensation Committee (or such other committee later designated by the

Board which is authorized to administer the Executive Cash Bonus Plan) must consist solely of two or more directors of the Company who qualify as “outside directors” under Section 162(m) for those awards under the Executive Cash Bonus Plan which are intended to qualify as deductible performance-based compensation under Section 162(m). Our Compensation Committee currently meets this requirement.

The Compensation Committee will interpret and determine all questions pertaining to the Executive Cash Bonus Plan and take any action it deems necessary or advisable for the proper administration of the Executive Cash Bonus Plan. All determinations, interpretations and constructions of, and all actions taken by, the Compensation Committee shall be final, binding and conclusive on the Company, participants and their estates and beneficiaries. The validity of any such determination, interpretation, construction, decision or finding of fact shall be upheld unless clearly made in bad faith or materially affected by fraud.

Subject to the terms of the Executive Cash Bonus Plan, the Compensation Committee has the sole discretion to determine the amounts, terms and conditions of each award. With respect to any fiscal year, however, the maximum amount payable to a participant under an award is $5,000,000.

Eligibility. Subject to the terms of the Executive Cash Bonus Plan, the Compensation Committee has the sole discretion to determine the employees and executives who will receive awards under the Executive Cash Bonus Plan. The actual number of employees who will be eligible to receive an award during any particular year cannot be determined in advance because the Compensation Committee has sole discretion to designate those individuals who will be eligible to participate. The Compensation Committee will have the sole authority to determine which awards are to be granted in compliance with Section 162(m) and treated as performance-based compensation thereunder.

Executive Cash Bonus Plan Performance Measures. Under the Executive Cash Bonus Plan, the Compensation Committee will determine the performance period (of not less than one fiscal year of the Company in the case of awards which are intended to qualify as performance-based compensation under Section 162(m)) over which the attainment of one or more performance measure(s) will be measured for the purpose of determining a Participant’s rights with respect to an Award (each a “Performance Period”). The Compensation Committee will establish for each Performance Period the performance measures based on business and financial criteria and the target levels of performance. Performance measures will be based on one or more of the following business and financial criteria: (i) cash flow or free cash flow; (ii) stock price; (iii) shareholder return or total shareholder return; (iv) return on investment, return on operating revenue or return on operating assets; (v) market capitalization; (vi) debt leverage (debt to capital); (vii) sales or net sales; (viii) income, pre-tax income or net income; (ix) operating profit, net operating profit or economic profit; (x) operating ratio; (xi) market share improvement; (xii) cash from operations; (xiii) operating revenue; (xiv) customer service; (xv) working capital; (xvi) sales of assets or business units; (xvii) earnings, including, without limitation, earnings before interest, taxes, depreciation and amortization, with or without adjustments (in total or on a per share basis); (xviii) return on equity; (xiv) return on capital (including, without limitation, return on total capital or return on invested capital); (xx) return on assets or net assets; (xxi) economic value added; (xxii) revenue or net revenue; (xxiii) operating income or pre-tax profit; (xxiv) gross margin, operating margin or profit margin; (xxv) general and administrative expenses; and (xxvi) strategic mergers or acquisitions. The Committee may provide at the time that the performance measures are established that any evaluation of a performance measure may exclude or otherwise objectively adjust for any specified circumstance or event that occurs during a Performance Period, including by way of example, the effects of extraordinary items, acquisitions or divestitures, asset write-downs, impairment charges, and gains or losses on the disposal of property, assets or a business segment or unit, litigation, claims, judgments or settlements, unusual or infrequently occurring charges, events and transactions, severance and financing costs, foreign exchange gains and losses, and the effects of changes in tax laws, accounting principles or other laws or provisions affecting reported results. The Compensation Committee may set performance periods and performance measures that differ from participant to participant. For example, the Compensation Committee may designate performance measures based on either Company-wide or business unit results, as appropriate, for the participant’s specific responsibilities.

After the end of each Performance Period, the Compensation Committee will determine the extent to which the performance measures for each participant were achieved. The Compensation Committee will determine the actual award (if any) for each participant by the level of actual performance achieved. However, the Compensation Committee retains discretion with respect to an award if and when it deems appropriate. Awards under the Executive Cash Bonus Plan generally will be payable in cash after the end of the Performance Period during which the award was earned.

Executive Cash Bonus Plan Amendments and Termination. The Compensation Committee may amend or terminate the Executive Cash Bonus Plan at any time, except to the extent such amendments to the Executive Cash Bonus Plan require shareholder approval under Section 162(m) with respect to awards that are intended to qualify as “performance-based compensation” under Section 162(m).

Federal Income Tax Consequences

The Compensation Committee has the authority to grant awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) as well as awards which are not intended to qualify as “performance-based compensation” within the meaning of Section 162(m). As a result, awards under Executive Cash Bonus Plan may have terms which are inconsistent with the requirements of Section 162(m).

New Plan Benefits

No awards will be granted under the Executive Cash Bonus Plan prior to its approval by the Company’s shareholders. All awards under the Executive Cash Bonus Plan will be granted at the discretion of the Compensation Committee and, therefore, are not yet determinable.

The approval of the UTi Worldwide Inc. Executive Cash Bonus Plan requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting in person or by proxy.

The Board of Directors recommends a vote “for” the approval of the UTi Worldwide Inc. Executive Cash Bonus Plan described in this Proposal 3, and unless otherwise directed in the accompanying proxy, the persons named therein will vote “FOR” this proposal.

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

(PROPOSAL 4)

As described in the Compensation Discussion and Analysis section of this proxy statement (“CD&A”), the Compensation Committee’s goal in setting executive compensation is to provide a compensation program for our senior executives that is designed to attract, retain, incentivize and reward talented executives who contribute to our Company’s growth and success and thereby build value for our shareholders over the long term. Consistent with this philosophy, a significant portion of the total compensation opportunity for each of our senior executives is performance-based and dependent upon the Company’s achievement of specified financial goals. In December 2014, we appointed a new chief executive officer and the percentage of his target compensation in fiscal 2016 that is tied to performance measures is significantly higher than the percentage of target compensation tied to performance measures for his predecessor. In addition, for fiscal 2016 the total compensation for our other continuing Named Executive Officers is more performance-based than in prior years as performance-based equity awards comprise a higher percentage of overall target compensation for our executive officers than ever before.

Shareholders are urged to read the CD&A, which discusses how our compensation policies and procedures implement our compensation philosophy, as well as the Summary Compensation Table and other related compensation tables and narrative disclosure, which describe the compensation of our seven most highly-compensated executive officers in fiscal 2015. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the CD&A are effective in implementing our compensation philosophy and in achieving its goals and that the compensation of our Named Executive Officers in fiscal 2015 reflects and supports these compensation policies and procedures.

Pursuant to SEC rules, we must conduct an advisory vote on the compensation of our executive officers at least once every three years. At our 2011 annual meeting, our shareholders voted to conduct an advisory vote on executive compensation every year. While this vote was non-binding, the Board of Directors considered this advisory vote and determined that it currently intends to seek an advisory vote on compensation annually. Accordingly, at the Annual Meeting, shareholders will be asked to approve the following advisory resolution:

RESOLVED, that the shareholders of UTi Worldwide Inc. (the “Company”) approve, on an advisory basis, the compensation paid to the Company’s Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis and the compensation tables and narrative discussion following the Compensation Discussion and Analysis.

This vote, commonly referred to as a “say-on-pay” vote, is an advisory vote and is non-binding on the Company, the Board and the Compensation Committee. Although non-binding, the Board and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs.

The Board of Directors recommends a vote “for” the resolution set forth in Proposal 4 above, and unless otherwise directed in the accompanying proxy, the persons named therein will vote “FOR” this resolution.

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

(PROPOSAL 5)

The Audit Committee has selected Deloitte to act as independent registered public accountants for the fiscal year ending January 31, 2016. The Board is submitting the appointment of independent registered public accountants to the shareholders for ratification at the Annual Meeting. Deloitte has served as independent registered public accountants for the Company since 1993. Deloitte has advised the Company that it has no direct or indirect financial interest in the Company. Representatives of Deloitte are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Shareholder ratification of the appointment of Deloitte as the Company’s independent registered public accountants is not required by the Company’s charter documents or otherwise. However, the Board of Directors is submitting the selection of Deloitte to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will review its future selection of an independent registered public accounting firm in light of that vote result. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accountants at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Ratification of the appointment of Deloitte as the Company’s independent registered public accountants requires the affirmative vote of a majority of the votes present in person or by proxy at the Annual Meeting and voting on the proposal.

The Board of Directors recommends a vote “for” the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accountants of the Company for the fiscal year ending January 31, 2016, and unless otherwise directed in the accompanying proxy, the persons named therein will vote for such ratification.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

The Board is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential conflicts of interests. Therefore, our Audit Committee charter requires that our Audit Committee review and pre-approve all related party transactions (as that term is defined in the SEC regulations). Since February 1, 2014, with the exception of the matters referenced below, we have not been a party to, and we have no plans to be a party to, any transaction or series of similar transactions in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer, holder of more than five percent of our Ordinary Shares, or any member of the immediate family of any of the foregoing, had or will have a direct or indirect material interest.

In March 2014 we completed a private offering of our Convertible Preference Shares to an affiliate of P2 Capital in the aggregate principal amount of $175.0 million. Josh Paulson, a member of our Board, is a partner at P2 Capital. The 175,000 Convertible Preference Shares rank senior to our Ordinary Shares with respect to dividend rights and rights upon our liquidation, winding-up and dissolution. Dividends on the Convertible Preference Shares have been paid in-kind quarterly starting on June 1, 2014, and we expect that to continue until March 1, 2017. The dividend rate of the Convertible Preference Shares is 7.00%, except that if we pay cash dividends on the Convertible Preference Shares as provided for by the terms thereof, the dividend rate is 8.00%. The Convertible Preference Shares are convertible at the holder’s option into our Ordinary Shares (or a combination of Ordinary Shares and cash in certain circumstances) at any time based on an initial conversion price of $13.8671, subject to certain adjustments. We may, at our option, cause a mandatory conversion of the

Convertible Preference Shares if our Ordinary Shares equal or exceed a certain closing price threshold over a specified trading period at any time following March 1, 2017. In addition, if certain specified fundamental changes occur prior to March 1, 2017, the holders of the Convertible Preference Shares will have the right to convert their Convertible Preferred Shares and be entitled to a fundamental change dividend make-whole amount. Until March 1, 2017, the holders of the Convertible Preference Shares will have pre-emptive rights with respect to certain of the Company’s equity securities for so long as they own a number of Convertible Preference Shares convertible into at least 6,309,896 ordinary shares (subject to certain adjustments). Holders of the Convertible Preference Shares may vote on all matters submitted to holders of our Ordinary Shares on an as-converted basis. The holders of the Convertible Preference Shares are also entitled to vote as a single class on a supermajority basis on certain specified matters affecting the rights of such holders, including the issuance of other preferred shares ranking on parity with or senior to the Convertible Preference Shares. Based on the initial conversion price, 13,682,479 Ordinary Shares could have been issued had the Convertible Preference Shares been convertible on the Record Date and converted in full on such date. Based on the initial conversion price and the assumption that all dividends are paid in kind, it is expected that 15,553,272 ordinary shares will be issued if the Convertible Preference Shares remain outstanding through March 1, 2017 and are then converted in full.

In connection with the closing of the Convertible Preference Share offering, we and P2 Capital amended and restated our prior letter agreement (the “Amended Letter Agreement”) and amended and restated our prior registration rights agreement (the “Amended Registration Rights Agreement”). Pursuant to the Amended Letter Agreement, as long as P2 Capital and its affiliates beneficially collectively own at least 5.0% of our then-outstanding Ordinary Shares, on an as-converted, fully-diluted basis, then P2 Capital has the right to designate one individual for nomination for election or reelection to our Board and Mr. Paulson is currently P2 Capital’s director representative. Our nomination of Mr. Paulson to stand for election as a Class “C” director at the Annual Meeting is consistent with that understanding. Subject to the terms of the Amended Letter Agreement, P2 Capital’s nominee is to serve on our Compensation Committee, Nominations and Corporate Governance Committee and, upon request of such person, any newly formed committees of our Board. We also agreed to maintain directors’ insurance for the P2 Capital nominee and to indemnify such individual. As described above in the section entitled “Information about the Board of Directors and Committees of the Board — Compensation of Directors”, all compensation otherwise payable to Mr. Paulson as a director shall instead be paid to P2 Capital. In this regard, the Company agreed that in lieu of Mr. Paulson receiving any awards under the Directors Incentive Plan, P2 Capital will instead receive a cash payment.

The Amended Letter Agreement provides that if P2 Capital or any of its affiliates effects a transaction or series of transactions that results in it and its affiliates collectively beneficially owning less than 5.0% of our then outstanding Ordinary Shares, P2 Capital will no longer have any rights to designate any directors and that it will cause its director representative then in office to offer to resign from the Board. So long as P2 Capital and its affiliates collectively beneficially own at least 5.0% of our outstanding Ordinary Shares (on an as-converted, fully diluted basis), P2 Capital and its affiliates agreed to vote all of the securities that they are entitled to vote at any meeting of our shareholders (any such meeting, a “Shareholders Meeting”) in favor of the election of each of the Board’s nominees at any Shareholders Meeting and against any competing nominees and in accordance with the recommendation of the Board on any shareholder proposal. In this regard, our Memorandum of Association provides that to the extent the voting securities held by P2 Capital and its affiliates exceeds 19.99% of the total voting power of all voting securities outstanding, then the excess above 19.99% shall be voted in a manner identical to the manner in which the holders of our equity securities other than P2 Capital and its affiliates vote their voting securities. P2 Capital also agreed to give us an irrevocable proxy in order to effectuate this agreement and agreed not to solicit, persuade, encourage or otherwise advise, influence or convince any other shareholder not to vote in favor of the election of any of the Board’s nominees or not to vote in favor of such Board recommendation at any Shareholders Meeting.

The Amended Letter Agreement further provides that, so long as P2 Capital and its affiliates collectively beneficially own at any time at least 5.0% of our then-outstanding Ordinary Shares, on an as-converted, fully-diluted basis, neither P2 Capital nor any of its affiliates will, without the prior approval of the Board, directly or indirectly: (i) purchase, offer to purchase, or agree to purchase or otherwise require beneficial ownership of any Ordinary Shares, or any securities or instruments convertible or exchangeable into Ordinary Shares except as acquired pursuant to a conversion of the Convertible Preference Shares or as pay-in-kind dividends on the Convertible Preference Shares or other of our securities; (ii) sell, distribute, dispose of the economic rights or benefits of, or otherwise transfer for value, Ordinary Shares to any person, except in certain limited circumstances as provided in the Amended Letter Agreement; (iii) sell, distribute, dispose of the economic rights or benefits of, or otherwise transfer for value any Convertible Preference Shares it beneficially owns (excluding conversions of the Convertible Preference Shares), except in limited circumstances as provided in the Amended Letter Agreement; (iv) make, or in any way participate in, any solicitation of proxies to vote, or seek or advise or influence any person with respect to the voting of, any of our voting securities or any of our subsidiaries, or seek or propose to influence, advise, change or control our management, board of directors, policies, affairs or strategy by way of any public communication or other communication to holders of our securities intended for such purpose, except, in each case, with respect to any shareholder proposal recommended by the Board; (v) make a proposal for, or offer to (with or without conditions) any acquisition of or extraordinary transaction involving us or any of our subsidiaries or any of their respective securities or assets; (vi) effect or seek to effect, offer or propose to effect, or cause to participate in, or in any way assist or facilitate any other person to effect or seek, offer or propose to effect or participate in a merger, consolidation, division, acquisition or exchange of substantially all assets or equity, change of control transaction, recapitalization, restructuring, liquidation or other similar transaction involving us or any of our subsidiaries.

Pursuant to the Amended Registration Rights Agreement, we agreed, subject to customary limitations and customary terms, that P2 Capital and certain of its affiliates (“Holders”) will have the right to require the Company, among other things, to register for resale registrable securities held by the Holders under the Securities Act, by means of a shelf registration statement. Upon written request by the Holders, we shall use our commercially reasonable efforts to, as soon as practicable, file with the Securities and Exchange Commission and cause to make available an effective shelf registration statement relating to the offer and sale of registrable securities by the Holders in accordance with the methods of distribution set forth in such shelf registration statement. We further agreed in the Amended Registration Rights Agreement that if we propose to register the offer and sale of any of our equity securities under the Securities Act of 1933, as amended, either for our own account or for the account of any of our shareholders (other than for the Holders pursuant to the terms of the Amended Registration Rights Agreement and certain other exceptions as provided in the Amended Registration Rights Agreement) (each a “Piggyback Registration”), we will give notice of such Piggyback Registration in accordance with the terms of the Amended Registration Rights Agreement, and we will be obligated to use commercially reasonable efforts to include in each Piggyback Registration such registrable securities as are requested by the Holders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities. Officers, directors and greater-than-ten-percent shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms received by the Company and written representations received from the Company’s directors and officers, the Company believes that all reports required to be filed under Section 16(a) were filed on a timely basis for the fiscal year ended January 31, 2015.

SUBMISSION OF SHAREHOLDER PROPOSALS

AND DIRECTOR NOMINATIONS FOR THE 2016 ANNUAL MEETING

Nominations for Directors for the 2016 Annual Meeting

No person will be eligible for election as a director unless nominated in accordance with the provisions of the Nomination Procedures. Nominations of persons for election to the Board of Directors shall be made only at a meeting of shareholders and only (a) by or at the direction of the Board of Directors or (b) by a shareholder entitled to vote for the election of directors who complies with the Nomination Procedures.

Nominations by shareholders must be made in writing to the Secretary of the Company and must comply with all of the applicable requirements contained in our Articles of Association. Under the Nomination Procedures currently in effect, to be considered timely, a shareholders’ notice must be delivered to or mailed and received by the secretary of the Company at the principal executive offices of the Company not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary date of the date on which the Company held its immediately preceding annual meeting of shareholders; provided, however, that in the event that the date of the annual meeting of shareholders is called for a date that is more than 30 days before or more than 60 days after such one-year anniversary of the immediately preceding annual meeting of shareholders, notice from a shareholder will also be considered timely if it is so delivered or received no earlier than the close of business on the 120th day prior to such annual meeting of shareholders nor later than the later of 90 days prior to the date of such annual meeting of shareholders or, if the first public disclosure of the date of such annual meeting is less than 100 days prior to the date of such meeting, the close of business on the tenth day following the day on which public disclosure is first made of the date of such annual meeting of shareholders. Therefore, in order to be timely for the 2016 annual meeting, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not earlier than February 9, 2016 and not later than March 10, 2016, assuming the 2016 annual meeting is called for a date that is no earlier than 30 days prior to, and no later than 60 days following, June 8, 2016. If you would like a copy of the requirements for nominations by shareholders contained in our Articles of Association, please direct your request in writing to UTi Worldwide Inc., c/o UTi, Services, Inc., 100 Oceangate Boulevard, Suite  1500, Long Beach, CA 90802, USA, attention: Lance E. D’Amico.

Shareholder Proposals for the 2016 Annual Meeting

In order to include a proposal in our proxy materials relating to the 2016 annual meeting of shareholders, you must comply with the notice procedures set forth in Rule 14a-8 promulgated under the Exchange Act. However, in order for such a proposal to be properly brought before the 2016 annual meeting of shareholders, you must comply with the Proposal Procedures set forth in our Articles of Association. Rule 14a-8 and the Proposal Procedures contain different and independent requirements. Therefore, to qualify your proposal for inclusion in our 2016 proxy materials and submit your proposal for action at the 2016 annual meeting of shareholders, you must comply with each of the requirements set forth below.

Shareholder Proposals under Rule 14a-8

If you want us to consider including a proposal in the Company’s proxy materials relating to the 2016 annual meeting of shareholders, your written proposal must be received by the Company no later than January 13, 2016. If we change the date of the 2016 annual meeting of shareholders to a date more than 30 days from the one year anniversary of this Meeting, Rule 14a-8 under the Exchange Act provides that shareholder proposals must be received within a reasonable time before the Company begins to print and send its proxy materials for the 2016 annual meeting of shareholders. You should direct any such shareholder proposals to the attention of the Secretary of the Company at UTi Worldwide Inc., c/o UTi, Services, Inc., 100 Oceangate Boulevard, Suite 1500, Long Beach, CA 90802, USA.

Shareholder Proposals under the Proposal Procedures

In order to comply with the Proposal Procedures currently in effect, a shareholder must deliver a written notice regarding the proposal to the secretary of the Company at the Company’s principal executive offices and meet all of the applicable requirements contained in our Articles of Association.

Under the Proposal Procedures, to be considered timely in connection with an annual meeting of shareholders, a shareholder’s notice must be delivered to or mailed and received by the secretary of the Company at the principal executive offices of the Company not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary date of the date on which the Company held its immediately preceding annual meeting of shareholders; provided, however, that in the event that the date of the annual meeting of shareholders is called for a date that is more than 30 days before or more than 60 days after such one-year anniversary of the immediately preceding annual meeting of shareholders, notice from a shareholder will also be considered timely if it is so delivered or received no earlier than the close of business on the 120th day prior to such annual meeting nor later than the later of 90 days prior to such annual meeting of shareholders or, if the first public disclosure of the date of such annual meeting is less than 100 days prior to the date of such meeting, the close of business on the tenth day following the day on which public disclosure is first made of the date of such annual meeting of shareholders. Therefore, in order to be timely for the 2016 annual meeting, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not earlier than February 9, 2016 and not later than March 10, 2016, assuming the 2016 annual meeting is called for a date that is no earlier than 30 days prior to, and no later than 60 days following, June 8, 2016. If you would like a copy of the requirements for shareholder proposals contained in our Articles of Association, please direct your request to UTi Worldwide Inc., c/o UTi, Services, Inc., 100 Oceangate Boulevard, Suite 1500, Long Beach, CA 90802, USA.

ANNUAL REPORT

You may obtain, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended January 31, 2015, including the financial statements and the financial statement schedules required to be filed with the SEC pursuant to Rule 13a-1 of the Exchange Act. You may also obtain copies of exhibits to the Form 10-K, but we will charge a reasonable fee to shareholders requesting such exhibits. You should direct your request in writing to UTi Worldwide Inc., c/o UTi, Services, Inc., 100 Oceangate Boulevard, Suite 1500, Long Beach, CA 90802, USA, attention: Lance E. D’Amico, Secretary.

OTHER MATTERS

The Board of Directors does not intend to present any items of business other than those stated in the Notice of Annual Meeting of Shareholders. If other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

By Order of the Board of Directors,

Lance E. D’Amico

Secretary

Long Beach, California

May 13, 2015

APPENDIX A

UTI WORLDWIDE INC.

2015 LONG-TERM INCENTIVE PLAN

Plan Document

1. Introduction.

(a) Purpose. By resolution of its Board approved on April 14, 2015, UTi Worldwide Inc. (the “Company”) hereby establishes this equity-based incentive compensation plan to be known as the “UTi Worldwide Inc. 2015 Long-Term Incentive Plan” (the “Plan”), for the following purposes: (i) to enhance the Company’s ability to attract highly qualified personnel; (ii) to strengthen the Company’s retention capabilities; (iii) to enhance the long-term performance and competitiveness of the Company; and (iv) to align the interests of Participants with those of the Company’s shareholders.

(b) Definitions. Unless otherwise defined herein, capitalized terms used in this Plan have the meanings ascribed to such terms in Appendix I, which is incorporated herein by reference and forms a part of this Plan.

(c) Effective Date. This Plan shall become effective on April 14, 2015 (the “Effective Date”), the date the Board approved this Plan; provided that this Plan and any Award made before shareholder approval of this Plan shall be contingent on the approval of this Plan by a vote of a majority of the votes cast at a duly held meeting of the Company’s shareholders (or by such other shareholder vote that the Committee determines to be sufficient for the issuance of Shares and Awards according to the Company’s governing documents and Applicable Law).

(d) Effect on Other Plans, Awards, and Arrangements. This Plan is not intended to affect and shall not affect any stock options, equity-based compensation, or other benefits that the Company or any of its Affiliates may have provided, or may separately provide in the future, pursuant to any agreement, plan, or program that is independent of this Plan. Notwithstanding the foregoing, effective upon shareholder approval of this Plan, no further awards shall be granted under the Company’s 2009 Long-Term Incentive Plan, as amended (the “2009 Plan”), and there shall be added to the reserve of Shares that are authorized and available for issuance pursuant to this Plan any Shares that are currently subject to awards under the 2009 Plan but as to which Shares are not issued due to a forfeiture, cancellation, or other settlement thereof.

(e) Appendices. Appendix I — Definitions is incorporated by reference and thereby part of this Plan. In addition, any future appendices or sub-plans adopted by the Committee shall also be incorporated by reference to this Plan.

2. Types of Awards. This Plan permits the granting of the following types of Awards according to the Sections of this Plan listed below:

Section 5	Options
Section 6	Share Appreciation Rights (“SARs”)
Section 7	Restricted Shares, Restricted Share Units (“RSUs”), and Unrestricted Shares
Section 8	Deferred Share Units (“DSUs”)
Section 9	Performance and Cash-settled Awards
Section 10	Dividend Equivalent Rights

3. Shares Available for Awards.

(a) Generally. In each case subject to adjustment as provided in Section 13 below, a total of six million (6,000,000) Shares shall be available for issuance under this Plan. The Shares deliverable pursuant to Awards shall be authorized but unissued Shares or Shares that the Company otherwise holds in treasury or in trust.

(b) Replenishment; Counting of Shares. Except as otherwise provided herein, the Shares subject to an Award will again be available for future Awards if those Shares for any reason will never be issued to a Participant or Beneficiary due to the Award’s forfeiture, not being earned or exercised in full, being settled in cash in lieu of Shares, cancellation, or expiration. Further, and to the extent permitted under Applicable Law, the maximum number of Shares available for delivery under this Plan shall not be reduced by any Shares issued under this Plan through the settlement, assumption or substitution of outstanding awards or obligations to grant future awards, in each case, as a condition of the Company’s or any of its Affiliate’s acquisition of another entity. In all other cases, future Awards shall not occur with respect to (i) any Shares tendered, exchanged or withheld to cover the exercise price for Shares purchased through the exercise of an Option, (ii) Shares withheld (or not issued) in payment of the Withholding Taxes relating to Awards, (iii) Shares repurchased on the open market with the proceeds of any Option exercise price, and (iv) Shares not issued or delivered as a result of the net settlement of an outstanding Stock Appreciation Right.

(c) ISO Share Reserve. The number of Shares that are available for ISOs shall not exceed the total number of Shares set forth in Section 3(a) (as such number may be adjusted pursuant to Section 13 of this Plan, and as determined by permitting ISOs to the full extent allowable after incorporation herein by reference of the allowable provisions set forth in Treasury Regulations Section 1.422-2(b)(3)(iii) as in effect on the Effective Date).

4. Eligibility; Certain Limitations on Awards.

(a) General Rule. Subject to the express provisions of this Plan, the Committee shall determine from the class of Eligible Persons those Persons to whom Awards may be granted. Each Award shall be evidenced by an Award Agreement that sets forth its Grant Date and all other terms and conditions of the Award not set forth herein, that is signed on behalf of the Company (or delivered by an authorized agent through an electronic medium), and that, if required by the Committee, is signed by the Eligible Person as an acceptance of the Award (or, if required, is accepted through an electronic medium). The grant of an Award shall not obligate the Company or any of its Affiliates to provide any future Awards to any Eligible Person. Nothing in this Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or any of its Affiliates in the capacity in effect at the time the Award was granted (or in any other capacity) or will affect the right of the Company or any of its Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, subject to the terms of any employment or similar agreement between the Employee and the Company or any of its Affiliates, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or any of its Affiliates, or (iii) the service of a Director pursuant to the Memorandum of Association or Articles of Association of the Company and any applicable provisions of the law of the jurisdiction in which the Company is incorporated.

(b) Option and SAR Award Limits per Person. No Participant may receive in any one fiscal year Options and SARs that relate to more than ten percent (10%) of the maximum number of Shares issuable under this Plan as of its Effective Date, as such number may be adjusted pursuant to Section 13 below.

(c) Performance Compensation Awards. With respect to any one fiscal year (i) the maximum number of Shares that may be paid to any one Participant for Performance Compensation Awards payable in Shares shall be 1,000,000, as such number may be adjusted pursuant to Section 13 below, and (ii) the maximum amount that may be paid to any one Participant for Performance Units settled in cash shall be U.S. $5,000,000. For purposes of applying these limits in the case of multi-year Performance Periods, the number of Shares or the amount of cash deemed paid with respect to any one fiscal year is the total number of Shares or amount payable earned for the Performance Period divided by the number of fiscal years in the Performance Period.

(d) Awards to Non-Employee Directors. The maximum number of Shares that may be subject to Awards granted in any fiscal year to any one non-employee director of the Company shall not exceed a value of U.S. $250,000, with such dollar value being applied to the sum of the Fair Market Value of such Shares on the Grant Date.

(e) Replacement Awards. Subject to Applicable Law (including any associated shareholder approval requirements), the Committee may, in its sole and absolute discretion and upon such terms as it deems appropriate, require as a condition of the grant of an Award to a Participant that the Participant, consent to surrender for cancellation some or all of the Awards or other grants that the Participant has received under this Plan or otherwise. An Award conditioned upon such surrender may or may not be the same type of Award, may cover the same (or a lesser or greater) number of Shares as such surrendered Award, may have other terms that are determined without regard to the terms or conditions of such surrendered Award, and may contain any other terms that the Committee deems appropriate. In the case of Options and SARs, such other terms may not involve an exercise price that is lower than the exercise price of the surrendered Option or SAR unless either (i) the Award is made in connection with the assumption or exchange of economically-equivalent awards in connection with a Change in Control, or (ii) the Company’s shareholders approve the grant itself or the program under which the grant is made.

5. Stock Options.

(a) Grants. Subject to the special rules for ISOs set forth in Section 5(b) below, the Committee may grant Options to Eligible Persons pursuant to Award Agreements setting forth terms and conditions that are not inconsistent with this Plan, that may be immediately exercisable or that may become exercisable in whole or in part based on future events or conditions, that may include vesting or other requirements for the right to exercise the Option, and that may differ for any reason between Eligible Persons or classes of Eligible Persons, provided in all instances that:

(i) the exercise price for Shares subject to purchase through exercise of an Option shall not be less than 100% of the Fair Market Value of the underlying Shares on the Grant Date (unless the Award is granted pursuant to any assumption or substitution for another Option or SAR pursuant to a Change in Control and in a manner consistent with the provisions of Code Section 409A, and, if applicable, Code Section 424(a)); and

(ii) no Option shall be exercisable for a term ending more than ten years after its Grant Date.

(b) Special ISO Provisions. The following provisions shall control any grants of Options that are denominated as ISOs; provided that ISOs may not be awarded unless this Plan receives shareholder approval within twelve (12) months after its Effective Date.

(i) Eligibility. The Committee may grant ISOs only to Employees (including officers who are Employees) of the Company or an Affiliate that is a “parent corporation” or “subsidiary corporation” within the meaning of Code Section 424.

(ii) Documentation. Each Option that is intended to be an ISO must be designated in the Award Agreement as an ISO. If an Option is not specifically designated as an ISO or if an Option is designated as an ISO but some portion or all of the Option fails to qualify as an ISO under Applicable Law and the provisions of this Section 5(b), then the Option (or portion thereof) will be a Non-ISO. In the case of an ISO, the Committee shall determine on the Grant Date the acceptable methods of paying the exercise price for Shares, and it shall be included in the applicable Award Agreement.

(iii) $100,000 Limit. To the extent that the aggregate Fair Market Value of Shares with respect to which ISOs first become exercisable by a Participant in any calendar year (under this Plan and any other plan of the Company or any of its Affiliates) exceeds U.S. $100,000, such excess Options shall be treated as Non-ISOs. For purposes of determining whether the U.S. $100,000 limit is exceeded, the Fair Market Value of the Shares subject to an ISO shall be determined as of the Grant Date. In reducing the number of Options treated as ISOs to meet the U.S. $100,000 limit, the most recently granted Options shall be reduced first. In the event that Code Section 422 is amended to alter the U.S. $100,000 limitation set forth therein, the limitation of this Section 5(b)(iii) shall be automatically adjusted accordingly.

(iv) Grants to 10% Holders. In the case of an ISO granted to an Employee who is a Ten Percent Holder on the Grant Date, the ISO’s term shall not exceed five years from the Grant Date, and the exercise price shall be at least 110% of the Fair Market Value of the underlying Shares on the Grant Date. In the event that Code Section 422 is amended to alter the limitations set forth therein, the limitation of this Section 5(b)(iv) shall be automatically adjusted accordingly.

(v) Substitution of Options. In the event the Company or any of its Affiliates acquires (whether by purchase, merger, or otherwise) all or substantially all of outstanding capital stock or assets of another corporation or other Person, in the event of any reorganization or other transaction qualifying under Code Section 424, the Committee may, in accordance with the provisions of that Code Section, substitute ISOs for ISOs previously granted under the plan of the acquired corporation or Person; provided (A) the excess of the aggregate Fair Market Value of the Shares subject to an ISO immediately after the substitution over the aggregate exercise price of such Shares is not more than the similar excess as of immediately before such substitution, and (B) the new ISO does not give additional benefits to the Participant, including any extension of the exercise period.

(vi) Notice of Disqualifying Dispositions. By executing an ISO Award Agreement, each Participant agrees to notify the Company in writing immediately after the Participant sells, transfers or otherwise disposes of any Shares acquired through exercise of the ISO, if such disposition occurs within the earlier of (A) two years of the Grant Date, or (B) one year after the exercise of the ISO being exercised. Each Participant further agrees to provide any information about a disposition of Shares as may be requested by the Company to assist it in complying with any applicable tax laws.

(c) Method of Exercise. Each Option may be exercised, in whole or in part (provided that the Company shall not be required to issue fractional shares and the Award Agreement may provide that a partial exercise must be with respect to a minimum number of Shares) at any time and from time to time prior to its expiration, but only pursuant to the terms of the applicable Award Agreement, and subject to the times, circumstances and conditions for exercise contained in the applicable Award Agreement. Exercise shall occur by delivery of written notice of exercise to the Company in a form specified or accepted by the Company, or by complying with any alternative procedures that may be authorized by the Company, and payment of the full exercise price for the Shares being purchased. The methods of payment that the Committee may in its sole and absolute discretion accept or commit to accept in an Award Agreement include:

(i) cash or check payable to the Company (in U.S. dollars);

(ii) other Shares that (A) are owned by the Participant who is purchasing Shares pursuant to an Option, (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is being exercised, (C) are all, at the time of such surrender, free and clear of any and all claims, pledges, liens and encumbrances, or any restrictions which would in any manner restrict the transfer of such Shares to or by the Company (other than such restrictions as may have existed prior to an issuance of such Shares by the Company to such Participant), and (D) are duly endorsed for transfer to the Company;

(iii) a “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole Shares to be issued. Shares will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) Shares issuable upon exercise are reduced to pay the exercise price pursuant to the “net exercise”, (B) Shares are delivered to the Participant as a result of such exercise, and (C) Shares are withheld to satisfy tax withholding obligations;

(iv) a cashless exercise program that the Company may approve, from time to time in its sole and absolute discretion, pursuant to which a Participant may elect to concurrently provide irrevocable instructions (A) to such Participant’s broker or dealer to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price of the Option plus all applicable taxes required to be withheld by the Company by reason of such exercise, and (B) to the Company to deliver the certificates or make book entries evidencing the purchased Shares directly to such broker or dealer in order to complete the sale;

(v) in any other form of legal consideration that may be acceptable to the Committee and specified in the applicable Award Agreement; or

(vi) any combination of the foregoing methods of payment.

The Company shall not be required to deliver Shares pursuant to the exercise of an Option until the Company has received sufficient funds or value to cover the full exercise price due and all applicable Withholding Taxes required by reason of such exercise.

Notwithstanding any other provision of this Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under this Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

(d) Exercise of an Unvested Non-ISO. The Committee may, in its sole and absolute discretion, set forth in an Award Agreement that a Participant may exercise an unvested Non-ISO, in which case the Shares then issued shall be Restricted Shares having analogous vesting restrictions to the unvested Option.

(e) Termination of Continuous Service. The Committee may establish and set forth in the applicable Award Agreement the terms and conditions on which an Option or SAR shall remain exercisable, if at all, following termination of a Participant’s Continuous Service. The Committee may waive or modify these provisions at any time. To the extent that a Participant is not entitled to exercise an Option or SAR at the date of his or her termination of Continuous Service, or if the Participant (or other Person entitled to exercise the Option or SAR) does not exercise the Option or SAR to the extent so entitled within the time specified in the Award Agreement or below (as applicable), the Option or SAR shall terminate and so long as no consideration is paid in connection with such termination, or the consideration paid by the Company to the Participant in connection with such termination is less than or equal to the exercise price or other consideration actually paid by the Participant for such Option or SAR and the underlying Shares (in each case if applicable), the Shares underlying the unexercised portion of the Option or SAR shall revert to the Plan and become available for future Awards.

The following provisions shall apply to the extent an Award Agreement does not specify the terms and conditions upon which an Option or SAR shall terminate when there is a termination of a Participant’s Continuous Service:

Reason for Terminating Continuous Service	Option or SAR Termination Date
(I) By the Company for Cause, or what would have been Cause if the Company had known all of the relevant facts.	Earlier of: (i) the expiration date set forth in the applicable Award Agreement, and (ii) termination of the Participant’s Continuous Service, or when Cause first existed if earlier.

(II) Disability of the Participant.	Earlier of: (i) the expiration date set forth in the applicable Award Agreement, and (ii) one year after termination of the Participant’s Continuous Service.

(III) Retirement of the Participant.	Earlier of: (i) the expiration date set forth in the applicable Award Agreement, and (ii) one year after termination of the Participant’s Continuous Service.

(IV) Death of the Participant during Continuous Service or within 90 days thereafter.	Earlier of: (i) the expiration date set forth in the applicable Award Agreement, and (ii) one year after termination of the Participant’s Continuous Service.

(V) Any other reason (including a termination by the Company without Cause).	Earlier of: (i) the expiration date set forth in the applicable Award Agreement, and (ii) 90 days after termination of the Participant’s Continuous Service.

If there is a blackout period under the Company’s insider trading policy or Applicable Law (or a Committee-imposed blackout period) that prohibits the buying or selling of Shares during any part of the ten day period before the expiration of any Option or SAR based on the termination of a Participant’s Continuous Service (as described above), the period for exercising the Option or SAR shall be extended until ten days beyond when such blackout period ends. Notwithstanding any provision hereof or within an Award Agreement, no Option or SAR shall ever be exercisable after the expiration date of its original term as set forth in the Award Agreement.

6. SARs.

(a) Grants. The Committee may grant SARs to Eligible Persons pursuant to Award Agreements setting forth terms and conditions awarding appreciation-only rights relating to Shares; provided that the Award Agreement for each SAR shall set forth terms and conditions that are consistent with those for an Option (including, without limitation, the provisions of Section 5(e) other than that settlement of the SAR shall occur pursuant to Section 6(b) below. No SAR shall be exercisable for a term ending more than ten years after the Grant Date. The exercise price for a SAR shall be determined by the Committee in its sole and absolute discretion, but shall not be less than one hundred percent (100%) of the Fair Market Value on the Grant Date. No SAR shall be exercisable for a term ending more than ten years after the Grant Date.

(b) Settlement. Subject to this Plan’s terms, a SAR shall entitle the Participant, upon exercise of the SAR, to receive Shares and/or cash having a Fair Market Value on the date of exercise equal to the product of the number of Shares as to which the SAR is being exercised, and the excess of (i) the Fair Market Value, on such date, of a Share covered by the exercised SAR, over (ii) the exercise price designated in the Award Agreement. Notwithstanding the foregoing, an Award Agreement for a SAR may limit the total settlement value that the Participant will be entitled to receive upon the SAR’s exercise, and may provide for settlement either in Shares, cash or in any combination of cash or Shares that the Committee may authorize pursuant to an Award Agreement.

(c) Effect on Available Shares. At each time of exercise of a SAR, the total number of Shares subject to the Award being exercised (whether settled in cash or Shares) shall reduce the reserve of Shares available for future Awards under this Plan.

7. Restricted Shares, RSUs, and Unrestricted Shares.

(a) Grant. The Committee may grant Restricted Shares, RSUs, or Unrestricted Shares to Eligible Persons, in all cases pursuant to Award Agreements setting forth terms and conditions that are not inconsistent with this Plan. The Committee shall establish as to each Restricted Share or RSU Award the number of Shares deliverable or subject to the Award (which number may be determined by a written formula), and the period or periods of time at the end of which all or some restrictions specified in the Award Agreement shall lapse, and whether the Participant shall receive Unrestricted Shares, cash or a combination thereof in settlement of the Award. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability, receipt of dividends and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Committee, including, without limitation, criteria based on the Participant’s duration of Continuous Service, individual, group, or divisional performance criteria, Company performance, or other criteria selected by the Committee. Restricted Shares and RSUs may be awarded in consideration for (i) cash, check, bank draft or money order payable to the Company, (ii) past services to the Company or an Affiliate, or (iii) any other form of legal consideration that may be acceptable to the Committee, in its sole and absolute discretion, and permissible under Applicable Law. In addition, the Committee may grant Awards hereunder in the form of Unrestricted Shares which shall vest in full upon the Grant Date or such other date as the Committee may determine or which the Committee may issue pursuant to any program under which one or more Eligible Persons (selected by the Committee in its sole and absolute discretion) elect to pay for such Shares or to receive Unrestricted Shares in lieu of cash bonuses that would otherwise be paid.

(b) Vesting and Forfeiture. The Committee shall set forth, in an Award Agreement granting Restricted Shares or RSUs, the terms and conditions that establish not only a “substantial risk of forfeiture” within the meaning of Code Section 83, but also when the Participant’s interest in the Restricted Shares or the Shares subject to RSUs will become vested and non-forfeitable. Except as set forth in the applicable Award Agreement or as the Committee otherwise determines, upon termination of a Participant’s Continuous Service for any reason, the Participant shall forfeit his or her Restricted Shares and RSUs to the extent the Participant’s interest therein has not vested on or before such termination date; provided that if a Participant purchases Restricted Shares and forfeits them for any reason, the Company shall return the purchase price to the Participant to the extent either set forth in an Award Agreement (it being understood Award Agreements will provide for the return to the Participant of the lesser of the purchase price and Fair Market Value as of such forfeiture or the repurchase of such Award if the forfeiture is a result of a termination of the Participant for Cause) or required by Applicable Law.

(c) Certificates or Book Entries for Restricted Shares. Unless otherwise provided in an Award Agreement, at the Committee’s election, Shares representing Restricted Shares and dividends (whether in Shares or cash) that accrue with respect to such Restricted Shares may, until the restrictions lapse, be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Shares lapse; or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Committee. In either case, the Participant shall provide the Company with appropriate stock powers endorsed in blank. The Participant’s failure to provide such stock powers within ten days after a written request from the Company shall entitle the Committee to unilaterally declare a forfeiture of all or some of the Participant’s Restricted Shares.

(d) Dividends Payable on Vesting. Unless an Award Agreement expressly provides otherwise, whenever Shares are released to a Participant pursuant to the vesting of Restricted Shares or the Shares underlying Restricted Share Units are issued to a Participant, such Participant shall also be entitled to receive, with respect to each Share released or issued, an amount equal to any per share cash dividends (plus simple interest at a rate of five percent per annum or such other reasonable rate as the Committee may determine in its sole and absolute discretion) and a number of Shares equal to any per share stock dividends which were declared and paid to the holders of Shares between the Grant Date and the date such Share is released from the vesting restrictions in the case of Restricted Shares or issued in the case of Restricted Share Units. Notwithstanding the foregoing, the Committee may provide in an Award Agreement that some or all of such dividends (plus any interest thereon) may not be paid at all, or may be paid on a date or dates later than those determined in accordance with the preceding sentence or may otherwise be subject to such restrictions, limitations and conditions as provided in the applicable Award Agreement.

(e) Section 83(b) Elections. A Participant may make an election under Code Section 83(b) (the “Section 83(b) Election”) with respect to Restricted Shares; provided that the Participant’s Section 83(b) Election will be invalid if not filed with the Internal Revenue Service within 30 days after the Grant Date of the Restricted Shares. If a Participant makes a Section 83(b) Election, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service. The Participant acknowledges that it is the Participant’s sole responsibility and not the Company’s or its subsidiaries’, to timely file the Section 83(b) Election, even if the Participant requests that the Company, any of its subsidiaries or their representatives make this filing on the Participant’s behalf.

(f) Deferral Elections for RSUs. To the extent specifically provided in an Award Agreement and subject to and in accordance with Section 8 below, a Participant who is a Director or a member of a select group of management or “highly compensated employees” (within the meaning of ERISA) may irrevocably elect, in accordance with Section 8 below, to defer the receipt of all or a percentage of the Shares that would otherwise be transferred to the Participant both more than 12 months after the date of the Participant’s deferral election and upon the vesting of an RSU Award. If the Participant makes this election, the Company shall credit the Shares subject to the election, and any associated Shares attributable to Dividend Equivalent Rights attached to the

Award, to a DSU account established pursuant to Section 8 below on the date such Shares would otherwise have been delivered to the Participant pursuant to this Section 7.

(g) Issuance of Shares upon Vesting. As soon as practicable after vesting of a Participant’s Restricted Shares (or of the right to receive Shares underlying RSUs) and unless such Award is settled for cash in lieu of Shares, the Company shall deliver to the Participant, free from vesting restrictions, one Share for each surrendered and vested Restricted Share (or deliver one Share free of the vesting restriction for each vested RSU), unless an Award Agreement provides otherwise (including providing for settlement in cash) and subject to Section 11 regarding Withholding Taxes. No fractional Shares shall be distributed, and cash shall be paid in lieu thereof.

8. DSUs.

(a) Elections to Defer. The Committee may make DSU awards to Eligible Persons pursuant to Award Agreements (regardless of whether or not there is a deferral of the Eligible Person’s compensation), and may permit select Eligible Persons who are Directors or members of a select group of management or highly compensated Employees (within the meaning of ERISA) to irrevocably elect, on a form provided by and acceptable to the Committee (the “Election Form”), to forego the receipt of cash or other compensation (including the Shares deliverable pursuant to any RSU Award) and in lieu thereof to have the Company credit to an internal Plan account a number of DSUs having a Fair Market Value equal to the Shares and other compensation deferred. These credits will be made at the end of each calendar quarter (or other period determined by the Committee) during which compensation is deferred. Notwithstanding the foregoing sentence, a Participant’s Election Form will be ineffective with respect to any compensation that the Participant earns before the date on which the Election Form takes effect. For any Participant who is subject to U.S. income taxation, the Committee shall only authorize deferral elections under this Section 8(a): (i) pursuant to written procedures, and using written Election Forms, that satisfy the requirements of Code Section 409A, and (ii) only by Eligible Persons who are Directors, Consultants, or members of a select group of management or “highly compensated employees” (within the meaning of ERISA).

(b) Vesting. Unless an Award Agreement expressly provides otherwise, each Participant shall be 100% vested at all times in any Shares subject to DSUs.

(c) Issuances of Shares. Unless an Award Agreement expressly provides otherwise, the Company shall settle a Participant’s DSU Award, by delivering one Share for each DSU, in five substantially equal annual installments that are issued before the last day of each of the five calendar years that end after the date on which the Participant’s Continuous Service ends for any reason, subject to:

(i) the Participant’s right to elect a different form of distribution, only on a form provided by and acceptable to the Committee, that permits the Participant to select any combination of a lump sum and annual installments that are triggered by, and completed within ten years following, the last day of the Participant’s Continuous Service, and

(ii) the Company’s acceptance of the Participant’s distribution election form executed at the time the Participant elects to defer the receipt of cash or other compensation pursuant to Section 8(a); provided that the Participant may change a distribution election through any subsequent election that (A) the Participant delivers to the Company at least one year before the date on which distributions are otherwise scheduled to commence pursuant to the Participant’s initial distribution election, and (B) defers the commencement of distributions by at least five years from the originally scheduled distribution commencement date. Fractional shares shall not be issued and instead shall be paid out in cash.

(d) Crediting of Dividends. Unless an Award Agreement expressly provides otherwise, whenever Shares are issued to a Participant pursuant to Section 8(c) above, such Participant shall also be entitled to receive, with respect to each Share issued, a cash amount equal to any per share cash dividends (plus simple interest at a rate of five percent per annum, or such other reasonable rate as the Committee may determine in its sole and absolute discretion), and a number of Shares equal to any per share stock dividends which were declared and paid to the holders of Shares between the Grant Date and the date such Share is issued.

(e) Emergency Withdrawals. In the event that a Participant suffers an unforeseeable emergency within the contemplation of this Section 8(d), the Participant may apply to the Committee for an immediate distribution of all or a portion of the Participant’s DSUs. The unforeseeable emergency must result from a sudden and unexpected illness or accident of the Participant, the Participant’s spouse, or a dependent (within the meaning of Code Section 152) of the Participant, casualty loss of the Participant’s property, or other similar extraordinary and unforeseeable conditions beyond the control of the Participant. The Committee shall, in its sole and absolute discretion, determine whether a Participant has a qualifying unforeseeable emergency, may require independent verification of the emergency, and may determine whether or not to provide the Participant with cash or Shares. Examples of purposes which are not considered unforeseeable emergencies include post-secondary school expenses or the desire to purchase a residence. In no event will a distribution be made to the extent the unforeseeable emergency could be relieved through reimbursement or compensation by insurance or otherwise, or by liquidation of the Participant’s nonessential assets to the extent such liquidation would not itself cause a severe financial hardship. The amount of any distribution hereunder shall be limited to the amount necessary to relieve the Participant’s unforeseeable emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution. The number of Shares subject to the Participant’s DSU Award shall be reduced by any Shares distributed to the Participant and by a number of Shares having a Fair Market Value on the date of the distribution equal to any cash paid to the Participant pursuant to this Section 8(d). For all DSUs granted any Participant who is a U.S. taxpayer, the term “unforeseeable emergency” shall be interpreted in accordance with Code Section 409A.

(f) Termination of Service. For purposes of this Section 8, a Participant’s “Continuous Service” shall only end when the Participant incurs a “separation from service” within the meaning of Treasury Regulations Section 1.409A-1(h). A Participant shall be considered to have experienced a termination of Continuous Service for purposes of this Section 8 when the facts and circumstances indicate that either (i) no further services will be performed for the Company or any of its Affiliates after a certain date, or (ii) the level of bona fide services the Participant will perform after such date (whether as an Employee, Director, or Consultant) are reasonably expected to permanently decrease to no more than 50% of the average level of bona fide services performed by such Participant (whether as an Employee, Director, or Consultant) over the immediately preceding 36-month period (or full period of services to the Company and its Affiliates if the Participant has been providing such services for less than 36 months).

9. Performance and Cash-Settled Awards.

(a) Performance Awards. Subject to the limitations set forth in Section 4(c), the Committee may in its sole and absolute discretion grant Performance Awards to any Eligible Person, including Performance Units that (i) have substantially the same financial benefits and other terms and conditions as Options, SARs, RSUs, or DSUs, but (ii) are settled only in cash. All Performance Awards hereunder shall be made pursuant to Award Agreements setting forth terms and conditions that are not inconsistent with this Plan.

(b) Performance Compensation Awards. Subject to the limitations set forth herein, the Committee may at the time of grant of a Performance Award before the Company’s first shareholders meeting in the fifth calendar year that begins after the Effective Date, designate it as a “Performance Compensation Award” (payable in cash or Shares) for the purpose of establishing the Award as “qualified performance-based compensation” under Code Section 162(m), with such Award to have terms and conditions designed to qualify as such. Thereafter, the Committee may grant Performance Awards which it designates as Performance Compensation Awards provided that the material terms of the Performance Measures are disclosed to and reapproved by the Company’s shareholders no later than the first shareholder meeting that occurs in the fifth year following the year in which the Company’s shareholders first approve this Plan and the Performance Measures. For the sake of clarity, the Committee may in its sole and absolute discretion grant Performance Compensation Awards and grant Performance Awards which are not intended to qualify as “performance-based compensation” within the meaning of Code Section 162(m) and which have terms which are inconsistent with the requirements of Code Section 162(m). With respect to each such Performance Compensation Award, the Committee shall accordingly establish, in writing within the time required under Code Section 162(m), a “Performance Period”, “Performance Measure(s)”, and “Performance Formula(e)” (each such term being defined below).

(c) Awards Granted in Excess of the Limitations in Section 4(c). The Committee shall have the sole and absolute discretion to provide in any Award Agreement that any amounts earned under any Performance Compensation Awards in excess of the limitations set forth in Section 4(c) will be credited as DSUs or as deferred cash compensation under a separate plan of the Company; provided that in the latter case such deferred compensation either bears a reasonable rate of interest or has a value based on one or more predetermined actual investments. Any amounts for which payment to the Participant is deferred pursuant to the preceding sentence shall be paid to the Participant in a future year or years not earlier than, and only to the extent that, the Participant is either not receiving compensation in excess of these limits for a Performance Period, or is not subject to the restrictions set forth under Code Section 162(m).

(d) Achievement of Performance Goals. A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that the Committee has determined that the Performance Measures, together with the satisfaction of any other conditions, such as continued employment, for such Award are achieved and the Performance Measures as applied against the applicable Performance Formula(e), together with the satisfaction of any other conditions, determines that all or some portion of such Participant’s Award has been earned for the Performance Period. Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Measures for the Performance Period have been achieved and, if so, to calculate and certify in writing the amount of the Performance Compensation Awards earned for the period based upon the Performance Formula(e). The Committee shall then determine the actual size of each Participant’s Performance Compensation Award for the Performance Period and, in so doing, may apply Negative Discretion, if and when it deems appropriate. In addition, the Committee may provide, either in connection with the grant of a Performance Award or by amendment thereafter, in its sole and absolute discretion, that achievement of Performance Measures and other conditions will be waived or otherwise deemed to have been wholly or partially satisfied upon (i) the termination of employment of a Participant, (ii) the occurrence of a Change in Control or (iii) in such other circumstances as the Committee deems necessary or appropriate.

(e) Definitions.

(i) “Performance Formula” means, for a Performance Period, one or more objective formulas or standards established by the Committee for purposes of determining whether or the extent to which an Award has been earned based on the level of performance attained or to be attained with respect to one or more Performance Measure(s). Performance Formulae may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

(ii) “Performance Measure” means any one of, or combination of, the following selected by the Committee to measure the Company’s, and any of its Affiliate’s, and/or geographic, business, segment or unit’s performance for a Performance Period, whether in absolute or relative terms (including, without limitation, terms relative to a peer group or index):

cash flow and free cash flow (before or after dividends)

stock price

shareholder return or total shareholder return

return on investment

market capitalization

debt leverage (debt to capital)

Sales or net sales

income, pre-tax income or net income

operating profit, net operating profit or economic profit

return on operating revenue or return on operating assets

operating ratio

market share improvement

customer service

working capital

sales of assets or business units

earnings (including, without limitation, earnings before interest, taxes, depreciation and amortization, with or without adjustments) (in total or on a per share basis)

return on equity

return on capital (including without limitation, return on total capital or return on invested capital)

return on assets or net assets

economic value added

revenue or net revenue

operating income or pre-tax profit

gross margin, operating margin or profit margin

cash from operations

operating revenue

general and administrative expenses

strategic mergers or acquisitions

Each such Performance Measure shall be, to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by the Company or such other standard as applied by the Committee. In addition, if so determined by the Committee and in the case of a Performance Compensation Award, to the extent permitted under Code Section 162(m), the Committee may provide at the time that the Performance Measures are established that any evaluation of a Performance Measure may exclude or otherwise objectively adjust for any specified circumstance or event that occurs during a Performance Period, including by way of example, (a) the effects of extraordinary items, (b) acquisitions or divestitures, (c) asset write-downs, impairment charges, and gains or losses on the disposal of property, assets or a business segment or unit, (c) litigation, claims, judgments or settlements, (d) unusual or infrequently occurring charges, events and transactions, (e) severance and financing costs, (f) foreign exchange gains and losses, and (g) the effects of changes in tax laws, accounting principles or other laws or provisions affecting reported results. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.

(iii) “Performance Period” means one or more periods of time (of not less than one fiscal year of the Company in the case of Performance Compensation Awards), as the Committee may designate, over which the attainment of one or more Performance Measure(s) will be measured for the purpose of determining a Participant’s rights in respect of an Award.

(f) Deferral Elections. At any time prior to the date that is both at least six months before the close of a Performance Period (or shorter or longer period that the Committee selects) with respect to a Performance Award and at which time vesting or payment is substantially uncertain to occur, the Committee may permit a Participant who is a member of a select group of management or highly compensated employees (within the meaning of ERISA) to irrevocably elect, on a form provided by and acceptable to the Committee, to defer the receipt of all or a percentage of the cash or Shares that would otherwise be transferred to the Participant upon the vesting of such Award. If the Participant makes this election, the cash or Shares subject to the election, and any associated interest and dividends, shall be credited to an account established pursuant to Section 8 on the date such cash or Shares would otherwise have been released or issued to the Participant pursuant to this Section 9

(g) Dividends Payable on Vesting. Unless an Award Agreement expressly provides otherwise, whenever Shares underlying a Performance Award are issued to a Participant, such Participant shall also be entitled to receive, with respect to each Share issued, an amount equal to any per Share cash dividends (plus simple interest at a rate of five percent per annum or such other reasonable rate as the Committee may determine in its sole and absolute discretion) and a number of Shares equal to any per Share stock dividends which were declared and paid to the holders of Shares between the Grant Date and the date such Share is issued pursuant to the Performance Award. Notwithstanding the foregoing, the Committee may provide in an Award Agreement that some or all of such dividends (plus any interest thereon) may not be paid at all, or may be paid on a date or dates later than those determined in accordance with the preceding sentence or may otherwise be subject to such restrictions, limitations and conditions as provided in the applicable Award Agreement.

10. Dividend Equivalent Rights. The Committee may grant Dividend Equivalent Rights to any Eligible Person, and may do so either pursuant to an Award Agreement that is independent of any other Award, or through a provision in another Award (other than an Option or SAR) that Dividend Equivalent Rights attach to the Shares underlying the Award. The Dividend Equivalent Rights provided for in this Section 10 shall not duplicate any rights to receive dividends a Participant might otherwise be entitled to receive pursuant to Section 7(d) with respect to Restricted Stock Awards and Restricted Stock Unit Awards, Section 8(d) with respect to Deferred Share Units and Section 9(g) with respect to Performance Share Awards.

(a) Cash Dividends Only. Each Dividend Equivalent Right shall represent the right to receive, with respect to each Share or Restricted Share subject to such right, any per share cash dividends declared on a Share as of all dividend payment dates during the term of the Dividend Equivalent Right (as determined by the Committee). Unless otherwise determined by the Committee, a Dividend Equivalent Right shall expire upon termination of the Participant’s Continuous Service, provided that a Dividend Equivalent Right that is granted in as part of another Award shall have a term and an expiration date that coincide with those of the related Award. Section 13(a) below shall alone determine the adjustment to Award terms in the event of dividends payable in Shares during the term of the Award.

(b) Settlement. Unless otherwise provided in an Award Agreement, Dividend Equivalent Rights shall be paid out (i) on the record date for the underlying dividends if the Award occurs on a stand-alone basis, and (ii) on the vesting or later settlement date (or other date specified in the Award Agreement) for another Award if the Dividend Equivalent Right is granted as part of it. Payment of all amounts determined in accordance with this Section 10 may be in Shares, with cash paid in lieu of fractional Shares, or in cash or any combination of the foregoing; provided unless determined by the Committee, each Award Agreement shall provide for cash settlement of the Dividend Equivalent Rights. For Dividend Equivalent Rights settled in Shares, the total number of Shares credited to the Participant as Dividend Equivalent Rights shall count against the Share limits set forth in Section 3 above.

(c) Other Terms. The Committee may impose such other terms and conditions on the grant of a Dividend Equivalent Right as it deems appropriate in its sole and absolute discretion as reflected by the terms of the Award Agreement. The Committee may establish a program under which Dividend Equivalent Rights may be granted in conjunction with other Awards. The Committee may also authorize, for any Participant or group of Participants, a separate written program under which the payments with respect to Dividend Equivalent Rights may be deferred pursuant to the terms and conditions determined under Section 8 above.

11. Taxes; Withholding; Code §409A.

(a) General Rule. Participants are solely responsible and liable for the satisfaction of all Withholding Taxes and penalties that may arise in connection with Awards, and neither the Company, nor any of its Affiliates, nor any of its or their employees, directors, or agents shall have any obligation to mitigate, indemnify, or to otherwise hold any Participant harmless from any or all of such Withholding Taxes or penalties. Neither the Company nor any of its Affiliates shall have any duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

(b) Withholding. The Company’s obligation to deliver Shares (or to pay cash) to a Participant pursuant to Awards is at all times subject to the Participant’s prior or coincident satisfaction of all required Withholding Taxes. Except with respect to non-Employee Directors and as otherwise provided under this Plan or in an Award Agreement, no later than the date as of which an amount first becomes includible in a Participant’s taxable income for U.S. federal, state, local or non-U.S. income or social insurance tax purposes with respect to an Award, the Participant shall pay to the Company (or to the Affiliate employing the Participant), or make arrangements satisfactory to the Company (or such Affiliate) for the payment of any such income, social insurance, and other taxes of any kind required by law to be withheld with respect to such taxable amount. Notwithstanding the foregoing, the Company and its Affiliates may, in each of their sole and absolute discretion, withhold a sufficient number of Shares that are otherwise issuable to (and/or withhold cash that is otherwise payable to) the Participant pursuant to an Award in order to satisfy the minimum of any such Withholding Taxes as may be necessary in the opinion of the Company or the Affiliate to satisfy all obligations for the payment of such taxes. For purposes of the foregoing, the Committee may establish such rules, regulations and procedures as it deems necessary or appropriate.

(c) U.S. Code Section 409A. To the extent that the Committee determines that any Award granted under this Plan is subject to Code Section 409A, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Code Section 409A. To the extent applicable, this Plan and Award Agreements shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding the foregoing or any provision of this Plan or an Award Agreement to the contrary, the Committee may adopt such amendments to this Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate (i) to exempt an Award from Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) to comply with the requirements of Code Section 409A and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under Code Section 409A. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the Shares are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Code Section 409A is a “specified employee” for purposes of Code Section 409A, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Code Section 409A without regard to alternative definitions thereunder) will be issued or paid before the date that is six (6) months following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Code Section 409A, and any amounts so deferred will be paid in a lump sum on the day after such six (6) month period elapses, with the balance paid thereafter on the original schedule. The Company makes no representations with respect to the application of Code Section 409A and any other tax consequences of any Award granted pursuant to this Plan and, by the acceptance of any Award, the Participant agrees to accept any and all potential tax consequences related thereto.

(d) Unfunded Tax Status. This Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Person pursuant to an Award, nothing contained in this Plan or any Award Agreement shall give the Person any rights that are greater than those of a general creditor of the

Company or any of its Affiliates, and a Participant’s rights under this Plan at all times constitute an unsecured claim against the general assets of the Company for the collection of benefits as they come due. Neither the Participant nor the Participant’s duly-authorized transferee or Beneficiaries shall have any claim against or rights in any specific assets, Shares, or other funds of the Company.

12. Non-Transferability of Awards.

(a) General. Except as set forth in this Section 12 or as otherwise approved by the Committee, Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a death Beneficiary by a Participant will not constitute a transfer. An Award may be exercised, during the lifetime of the holder of an Award, only by such holder, by the duly-authorized legal representative of a holder who is Disabled, or by a transferee permitted by this Section 12.

(b) Limited Transferability Rights. The Committee may in its sole and absolute discretion provide in an Award Agreement that an Award in the form of a Non-ISO, Share-settled SAR, Restricted Shares, or Performance Units may be transferred, on such terms and conditions as the Committee deems appropriate, either (i) by instrument to the Participant’s “Immediate Family” (as defined below), (ii) by instrument to an inter vivos or testamentary trust (or other entity) in which the Award is to be passed to the Participant’s designated Beneficiaries, or (iii) by gift to charitable institutions. Any transferee of the Participant’s rights shall succeed and be subject to all of the terms of the applicable Award Agreement and this Plan. “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, domestic partner, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

(c) Death. In the event of the death of a Participant, any outstanding Awards issued to the Participant shall automatically be transferred to the Participant’s Beneficiary (or, if no Beneficiary is designated or survives the Participant, to the person or persons to whom the Participant’s rights under the Award pass by will or the laws of descent and distribution in the state in which the Participant was domiciled at the time of such Participant’s death).

(d) Domestic Relations Orders. Subject to the approval of the Committee or a duly authorized officer of the Company, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2) that contains the information required by the Company to effectuate the transfer. If an Option is an ISO, such Option may be deemed to be a Non-ISO as a result of such transfer.

13. Change in Capital Structure; Change in Control; Etc.

(a) Changes in Capitalization. The Committee shall equitably adjust the number of Shares covered by each outstanding Award, and the number of Shares that have been authorized for issuance under this Plan but as to which no Awards have yet been granted or that have been returned to this Plan upon cancellation, forfeiture, termination or expiration of an Award with: (i) no consideration paid to the Participant, or (ii) consideration paid by the Company to the Participant that is less than or equal to the exercise price or other consideration actually paid by the Participant for such Award and the underlying Shares (in each case if applicable), as well as the exercise or other price per Share covered by each such outstanding Award, to reflect any increase or decrease in the number of issued Shares resulting from a stock-split, reverse stock-split, stock dividend, combination, recapitalization or reclassification of the Shares, merger, consolidation, change in organization form, or any other increase or decrease in the number of issued Shares effected without receipt or payment of consideration by the Company. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards such alternative consideration (including cash or securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced, or the Committee may provide that any successor entity (including any new parent company in a transaction creating a 100% parent holding company) be assigned and assume this Plan and all or any portion of the outstanding Awards. In any case, such substitution of cash or securities or assignment and assumption shall not require the consent of any Person who is granted Awards pursuant to this Plan. Except as expressly provided herein, or in an Award Agreement, if the Company issues for consideration shares of stock of any class or securities convertible into shares of stock of any class, the issuance shall not affect, and no adjustment by reason thereof shall be required to be made with respect to, the number or price of Shares subject to any Award.

(b) Dissolution or Liquidation. In the event of any proposed winding up, dissolution or liquidation of the Company other than as part of a Change in Control, each Award will terminate immediately prior to the consummation of such winding up, dissolution or liquidation, subject to the ability of the Committee to exercise any discretion authorized in the case of a Change in Control.

(c) Awards Assumed or Substituted in a Change in Control. With respect to each Award which is assumed by, or which is otherwise converted into or substituted with a substantially equivalent award by the surviving or successor company or a parent or subsidiary of such successor company (in each case, the “Successor Company”) in connection with a Change of Control: if within the 12 months following a Change in Control a Participant is Involuntarily Terminated, then all of that Participant’s outstanding Awards will become fully vested and exercisable, if applicable, and any restrictions that apply to such Participant’s outstanding Awards shall lapse, and all applicable Performance Measures of such Participant’s outstanding Performance Awards that were outstanding immediately before the effective time of the Change in Control shall be deemed to have been achieved at the “target” level, in each case immediately prior to the effective date of Involuntary Termination.

(d) Awards not Assumed or Substituted in a Change in Control. Upon the occurrence of a Change in Control, and except with respect to any Awards that are assumed by, or which are otherwise converted into or substituted with a substantially equivalent award by the Successor Company in connection with a Change of Control in a manner approved by the Committee or the Board: then outstanding Awards will become fully vested and exercisable, if applicable, and any restrictions that apply to such outstanding Awards shall lapse, and all applicable Performance Measures of Performance Awards that were outstanding immediately before the effective time of the Change in Control shall be deemed to have been achieved at the “target” level, in each case immediately prior to the effective date of the Change in Control.

(e) Acceleration for Other Reasons. Regardless of whether an event has occurred as described in Section 13(c) or Section 13(d) above, the Committee may in its sole and absolute discretion at any time determine that, upon the termination of service of a Participant for any reason, or the occurrence of a Change in Control, all or a portion of such Participant’s Awards will become fully vested and exercisable, if applicable, and any restrictions that apply to such outstanding Awards shall lapse, and/or that any Performance Measures with respect to any Awards held by that Participant shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may declare. The Committee may discriminate among Participants and among Awards made to a Participant in exercising its discretion pursuant to this Section 13(e).

14. Termination, Rescission and Recapture of Awards.

(a) Each Award under this Plan is intended to align the Participant’s long-term interests with those of the Company. Accordingly, to the extent expressly provided in an Award Agreement or applicable employment agreement, offer letter, consulting agreement or other agreement between the Company or any of its Affiliates, on the one hand, and any Participant, the Company may terminate any outstanding, unexercised, unexpired, unpaid, or deferred Awards (“Termination”), rescind any exercise, payment or delivery pursuant to the Award (“Rescission”), or recapture any Shares (whether restricted or unrestricted) or any proceeds realized by any Participant from the sale of Shares issued pursuant to the Award (“Recapture”), if the Participant, during his or her Continuous Service or within one year after the termination of his or her Continuous Service, engages in activity which: (i) without the Company’s prior written authorization, constitutes a material breach of the terms of any applicable patent, proprietary information, confidentiality, non-disclosure, intellectual property, secrecy or other similar agreement between the Participant and the Company or any of its Affiliates (after giving effect to any applicable notice provision and opportunity to cure as set forth in such agreement); (ii) without the Company’s prior written authorization, constitutes the breach of the terms of any non-solicitation, non-competition or similar agreement between the Participant and the Company or any of its Affiliates (after giving effect to any applicable notice provision and opportunity to cure as set forth in such agreement); or (iii) is materially prejudicial to the interests of the Company and constitutes a breach of a fiduciary duty to the Company or any of its Affiliates, and to the extent such activity is subject to cure, Participant fails to cure such activity within 15 days of receiving notice of such activity.

(b) Within ten days after receiving notice from the Company of any such activity described in subclauses (i), (ii) or (iii) of Section 14(a) above, the Participant shall deliver to the Company the Shares acquired pursuant to the Award, or, if the Participant has sold the Shares, the gain or proceeds (as applicable) realized, or payment received as a result of the rescinded exercise, payment, or delivery; provided, that if the Participant returns Shares that the Participant purchased pursuant to the exercise of an Option (or the gain or proceeds realized from the sale of such Shares), the Company shall promptly refund the exercise price, without earnings or interest, that the Participant paid for the Shares. Any payment by the Participant to the Company pursuant to this Section 14 shall be made either in cash or by returning to the Company the number of Shares that the Participant received in connection with the rescinded exercise, payment, or delivery.

(c) Notwithstanding the foregoing provisions of this Section 14, the Company has sole and absolute discretion not to require Termination, Rescission and/or Recapture, and its determination not to require Termination, Rescission and/or Recapture with respect to any particular act by a particular Participant or particular Award shall not in any way reduce or eliminate the Company’s authority to require Termination, Rescission and/or Recapture with respect to any other act, Participant or Award. Nothing in this Section 14 shall be construed to impose obligations on the Participant to refrain from engaging in lawful competition with the Company after the termination of Continuous Service that does not violate subclauses (i), (ii) or (iii) of Section 14(a) above, other than any obligations that are part of any separate agreement between the Company and the Participant or that arise under Applicable Law.

(d) All administrative and discretionary authority given to the Company under this Section 14 shall be exercised by the Committee, or such person or committee as the Committee may designate from time to time.

(e) If any provision within this Section 14 is determined to be unenforceable or invalid under any Applicable Law, such provision will be applied to the maximum extent permitted by Applicable Law, and shall automatically be deemed amended in a manner consistent with its objectives and any limitations required under Applicable Law. Notwithstanding the foregoing, but subject to any contrary terms set forth in any Award Agreement, this Section 14 shall not be applicable to any Participant from and after his or her termination of Continuous Service after a Change in Control.

15. Recoupment of Awards.

(a) To the extent expressly provided for in an Award Agreement and to the extent permitted or required by Applicable Law, the Committee may in its sole and absolute discretion, without obtaining the approval or consent of the Company’s shareholders or of any Participant, require that any Participant reimburse the Company for all or any portion of any Awards granted to such Participant under this Plan (“Reimbursement”), or the Committee may require the Termination or Rescission of, or the Recapture relating to, any Award, if and to the extent:

(i) the granting, vesting, or payment of such Award (or any portion thereof) was predicated upon the achievement of certain financial results that were subsequently the subject of a material financial restatement;

(ii) in the Committee’s view the Participant engaged in fraud or misconduct that caused or substantially contributed to the need for a material financial restatement by the Company or any of its Affiliate; and

(iii) a lower granting, vesting, or payment of such Award would have occurred had the Company’s financial results been properly reported.

In each instance, the Committee may, to the extent practicable and allowable or required under Applicable Law, require Reimbursement, Termination or Rescission of, or Recapture relating to, any such Award granted to a Participant; provided that the Company will not seek Reimbursement, Termination or Rescission of, or Recapture relating to, any such Awards that were paid or vested more than three years prior to the first date of the applicable restatement period.

(b) Notwithstanding any other provision of this Plan, all Awards granted under this Plan will be subject to recoupment in accordance with any recoupment or other similar policy that the Company may adopt from time to time, including any policy the Company adopts pursuant to the listing standards of any securities exchange, trading market or automated quotation system on which the Company’s securities are listed, quoted or traded or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, including but not limited to Section 10D of the Exchange Act, or any other Applicable Law. In addition, the Committee, in its sole and absolute discretion, may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Committee determines is necessary, advisable or appropriate, including but not limited to a reacquisition right in respect of previously acquired Shares or other cash or property upon the occurrence of a termination for Cause. No recovery of compensation under such a clawback, recovery or recoupment policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

16. Relationship to other Benefits. No payment pursuant to this Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any of its Affiliates except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

17. Administration of this Plan. The Committee shall administer this Plan in accordance with its terms, provided that the Board may act in lieu of the Committee on any matter. The Committee shall hold meetings at such times and places as it may determine and may prescribe, amend, and rescind such rules, regulations and procedures for the conduct of its business as it deems advisable. In the absence of a duly appointed Committee, the Board shall function as the Committee for all purposes of this Plan.

(a) Committee Composition. The Board shall appoint the members of the Committee. If and to the extent permitted by Applicable Law, the Committee may authorize one or more executive officers to make Awards to Eligible Persons other than themselves. The Board may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without Cause, and fill vacancies on the Committee however caused.

(b) Powers of the Committee. Subject to the provisions of this Plan, the Committee shall have the authority, in its sole and absolute discretion:

(i) to grant Awards and to determine Eligible Persons to whom Awards shall be granted from time to time, and the number of Shares, units, or dollars to be covered by each Award;

(ii) to determine, from time to time, the Fair Market Value of Shares;

(iii) to determine, and to set forth in Award Agreements, the terms and conditions of all Awards, including any applicable exercise or purchase price, the installments (which may or may not be equal installments) and conditions under which an Award shall become vested (which may be based on performance), terminated, expired, cancelled, or replaced, and the circumstances for vesting acceleration or waiver of forfeiture restrictions, any performance criteria, the applicability of any conditions and other restrictions and limitations;

(iv) to approve the forms of Award Agreements and all other documents, notices and certificates in connection therewith which need not be identical either as to type of Award or among Participants;

(v) to establish and administer Performance Awards, to determine associated Performance Periods, Performance Measures, and Performance Formulae, and to certify whether, and to what extent, they have been attained;

(vi) to construe and interpret the terms of this Plan and any Award Agreement, to determine the meaning of their terms, and to establish, prescribe, amend, and rescind rules, regulations and procedures relating to this Plan and its administration

(vii) to correct any defect, omission or inconsistency in this Plan or any Award Agreement, in the manner and to the extent deemed necessary or expedient to make this Plan or an Award fully effective

(viii) to settle all controversies regarding this Plan and Awards granted hereunder;

(ix) to grant waivers of conditions applicable to Awards and accelerate, in whole or in part, the exercisability or vesting of an Award (or the times at which cash or Shares may be issued) and waive Performance Measures or otherwise deem Performance Measures to be wholly or partially satisfied;

(x) to exercise such powers and perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of this Plan or Awards;

(xi) to the extent consistent with the purposes of this Plan and without amending this Plan, to modify, cancel, or waive the Company’s rights with respect to any Awards, to adjust or to modify Award Agreements for changes in Applicable Law, and to recognize differences in foreign law, tax policies, or customs;

(xii) to establish, or use the services of a third party, an automated system for the documentation, granting, settlement, or exercise of Award, such as a system using an internet website or interactive voice response, to implement paperless documentation, granting, settlement, or exercise of Awards by a Participant to permit the use of such an automated system;

(xiii) to modify or amend each Award (subject to Section 18), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 5(b) regarding ISOs);

(xiv) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted under this Plan; and

(xv) to make all determinations and to take all other actions that the Committee may consider necessary, advisable or desirable to administer this Plan or to effectuate its purposes.

Subject to Applicable Law and the restrictions set forth in this Plan, the Committee may delegate administrative functions to individuals who are Directors or Employees.

(c) Local Law Adjustments and Sub-plans. To facilitate the making of any grant of an Award under this Plan, the Committee may adopt rules and provide for such special terms for Awards to Participants who are located within the United States, foreign nationals, or who are employed by the Company or any of its Affiliates outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Without limiting the foregoing, the Company is specifically authorized to adopt rules and procedures regarding the conversion of local currency, taxes, withholding procedures and handling of stock certificates or book entries which vary with the customs and requirements of particular countries. The Company may adopt sub-plans and establish escrow accounts and trusts, and settle Awards in cash in lieu of shares, as may be appropriate, required or applicable to particular locations and countries.

(d) Action by Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by an officer or other Employee of the Company or any of its Affiliates, the Company’s independent certified accountants or registered public accounting firm, or any executive compensation Consultant or other professional retained by the Committee or the Company to assist in the administration of this Plan.

(e) Deference to Committee Determinations. The Committee shall have the sole and absolute discretion to interpret or construe ambiguous, unclear, or implied (but omitted) terms in any fashion it deems to be appropriate in its sole and absolute discretion, and to make any findings of fact needed in the administration of this Plan or Award Agreements. The Committee’s prior exercise of its discretionary authority shall not obligate it to exercise its authority in a like fashion thereafter. The Committee’s interpretation and construction of any provision of this Plan, or of any Award or Award Agreement, and all determinations, interpretations and constructions the Committee makes pursuant to this Plan shall be final, binding, and conclusive on all Persons. The validity of any such determination, interpretation, construction, decision or finding of fact shall not be given de novo review if challenged in court, by arbitration, or in any other forum, and shall be upheld unless clearly made in bad faith or materially affected by fraud.

(f) Claims Limitations Period. Any Participant who believes he or she is being denied any benefit or right under this Plan or under any Award may file a written claim with the Committee. Any claim must be delivered to the Committee within forty-five (45) days of the specific event giving rise to the claim. Untimely claims will not be processed and shall be deemed denied. The Committee, or its designee, will notify the Participant of its decision in writing as soon as administratively practicable. Claims not responded to by the Committee in writing within one hundred and twenty (120) days of the date the written claim is delivered to the Committee shall be deemed denied. The Committee’s decision is final, binding and conclusive on all persons. No lawsuit relating to this Plan may be filed before a written claim is filed with the Committee and is denied or deemed denied, and any lawsuit must be filed within one year of such denial or deemed denial or be forever barred.

(g) No Liability; Indemnification. None of the Board, any Committee member or any Person acting at the direction of the Board or the Committee, shall be liable for any act, omission, interpretation, construction or determination made in good faith with respect to this Plan, any Award or any Award Agreement. The Company shall pay or reimburse any member of the Committee, as well as any Director, Employee, or Consultant who in good faith takes action on behalf of this Plan, for all expenses incurred with respect to this Plan, and to the full extent allowable under Applicable Law shall indemnify each and every one of them for any claims, liabilities, and costs (including reasonable attorney’s fees) arising out of their good faith performance of duties on behalf of this Plan. The Company and its Affiliates may, but shall not be required to, obtain liability insurance for this purpose.

(h) Expenses. The expenses of administering this Plan shall be borne jointly and severally by the Company and its subsidiaries.

18. Modification of Awards and Substitution of Options. Within the limitations of this Plan, the Committee may modify an Award to accelerate the rate at which an Option or SAR may be exercised, to accelerate the vesting of any Award, to extend or renew outstanding Awards, to accept the cancellation of outstanding Awards to the extent not previously exercised, or to make any change that this Plan would permit for a new Award. However, except in connection with a Change in Control or as approved by the Company’s shareholders for any period during which the Company is subject to the reporting requirements of the Exchange Act, the Committee may not cancel an outstanding Option or SAR whose exercise price is greater than Fair Market Value at the time of cancellation for the purpose of reissuing the Option or SAR to the Participant at a lower exercise price, or granting a replacement award of a different type, or otherwise allowing for a “repricing” within the meaning of applicable federal securities laws applicable to proxy statement disclosures. Notwithstanding the foregoing, no modification of an outstanding Award may materially and adversely affect a Participant’s rights thereunder unless either (i) the Participant provides written consent to the modification, or (ii) before a Change in Control, the Committee determines in good faith that the modification is not materially adverse to the Participant.

19. Plan Amendment and Termination. The Board may amend or terminate this Plan as it shall deem advisable; provided that no change shall be made that increases the total number of Shares reserved for issuance pursuant to Awards (except pursuant to Section 13 above) unless such change is authorized by the shareholders of the Company. A termination or amendment of this Plan shall not materially and adversely affect a Participant’s vested rights under an Award previously granted to him or her, unless the Participant consents in writing to such termination or amendment. Notwithstanding the foregoing, the Committee may amend this Plan and affect a Participant’s vested rights under an Award to comply with changes in tax or securities laws or regulations, or in the interpretation thereof. Furthermore, the Company shall not, without shareholder approval, amend this Plan to allow for (a) a “repricing” within the meaning of the federal securities laws applicable to proxy statement disclosures, or (b) the cancellation of an outstanding Option or SAR whose exercise price is greater than Fair Market Value at the time of cancellation for the purpose of reissuing the Option or SAR to the Participant at a lower exercise price or granting a replacement award of a different type.

20. Term of Plan. If not sooner terminated by the Board, this Plan shall terminate at the close of business on the date ten years after its Effective Date. No Awards shall be made under this Plan after its termination.

21. Governing Law. Except as otherwise provided in Section 12 above, the terms of this Plan shall be governed by the laws of the British Virgin Islands, without regard to its conflict of laws rules.

22. Miscellaneous.

(a) General Rules. This Plan, the granting of Awards, the exercise of Options and SARs, and the obligations of the Company hereunder (including those to pay cash or to deliver, sell or accept the surrender of any of its Shares or other securities) shall be subject to all Applicable Law. In the event that any Shares are not registered under any Applicable Law, prior to the required delivery of any Shares pursuant to Awards, the Company may require, as a condition to the issuance or delivery of such Shares, that the persons to whom the Shares are to be issued or delivered make any written representations and warranties (such as that such Shares are being acquired by the Participant for investment for the Participant’s own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares) that the Committee may reasonably require, and the Committee may in its sole and absolute discretion include a legend to such effect on the certificates or book entries representing any Shares issued or delivered pursuant to this Plan.

(b) Black-out Periods. Notwithstanding any contrary terms within this Plan or any Award Agreement, the Committee shall have the sole and absolute discretion to impose a “blackout” period on the exercise of any Option or SAR, as well as the settlement of any Award, with respect to any or all Participants (including those whose Continuous Service has ended) to the extent that the Committee determines that doing so is either desirable or required in order to comply with applicable securities laws.

(c) Data Privacy. As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this Section 23(c) by and among, as applicable, the Company and its Affiliates for the purpose of implementing, administering, and managing this Plan and Awards and the Participant’s participation in this Plan. In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about a Participant, including, but not limited to, the Participant’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates, and details of all Awards (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of this Plan and Awards and the Participant’s participation in this Plan, the Company and its Affiliates may each transfer the Data to any third parties assisting the Company in the implementation, administration, and management of this Plan and Awards and the Participant’s participation in this Plan. Recipients of the Data may be located in the Participant’s country or elsewhere, and the

Participant’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of this Plan and Awards and the Participant’s participation in this Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any shares of Stock. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage this Plan and Awards and the Participant’s participation in this Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting the Participant’s local human resources representative. The Company may cancel the Participant’s eligibility to participate in this Plan, and in the Committee’s sole and absolute discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.

(d) Participants Outside of the United States. The Committee may modify the terms of any Award under this Plan made to or held by a Participant who is then a resident, or is primarily employed or providing services, outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then a resident or primarily employed or providing services, or so that the value and other benefits of the Award to the Participant, as affected by non-United States tax laws and other restrictions applicable as a result of the Participant’s residence, employment, or providing services abroad, shall be comparable to the value of such Award to a Participant who is a resident, or is primarily employed or providing services, in the United States. An Award may be modified under this Section 22(d) in a manner that is inconsistent with the express terms of this Plan, so long as such modifications will not contravene any Applicable Law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified. Additionally, the Committee may adopt such procedures and sub-plans as are necessary or appropriate to permit participation in this Plan by Eligible Persons who are non-United States nationals or are primarily employed or providing services outside the United States.

(e) Severability. In the event that any one or more of the provisions of this Plan shall be or become invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby and such provisions shall not be deemed impaired in any other jurisdiction. If, in the opinion of any court of competent jurisdiction such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended.

(f) Title and Headings; References. The titles and headings of the sections in this Plan are for convenience of reference only and, in the event of any conflict, the text of this Plan, rather than such titles or headings, shall control. References to sections or regulation of the Code or the Exchange Act shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation. Unless otherwise provided, references to a “Section” in this Plan shall mean a Section of this Plan.

(g) Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any state, federal or foreign law or under the rules and regulations of the Securities and Exchange Commission, the securities exchange, trading market or automated quotation system on which Shares of the same class are then listed, quoted or traded, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws.

(h) No Obligation to Notify Participants. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising any Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such Participant of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised.

(i) Deferrals. To the extent permitted by Applicable Law, the Committee, in its sole and absolute discretion, may determine that the delivery of Shares or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Code Section 409A. Consistent with Code Section 409A, the Committee may provide for distributions while a Participant is still an Employee or otherwise providing services to the Company. The Committee is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of this Plan and in accordance with Applicable Law.

23. No Shareholder Rights. Neither a Participant nor any transferee or Beneficiary of a Participant shall have any rights as a shareholder of the Company with respect to any Shares underlying any Award until the date of issuance of a share certificate or making of a book entry evidencing the Shares underlying such Award to such Participant, transferee, or Beneficiary for such Shares in accordance with the Company’s governing instruments and Applicable Law. Prior to the issuance of Shares or Restricted Shares pursuant to an Award, a Participant shall not have the right to vote or to receive dividends or any other rights as a shareholder with respect to the Shares underlying the Award (unless otherwise provided in the Award Agreement for such Award), notwithstanding its exercise in the case of Options and SARs. No adjustment will be made for a dividend or other right that is determined based on a record date prior to the date the stock certificate is issued, except as otherwise specifically provided for in this Plan or an Award Agreement.

Appendix I: Definitions

For purposes of this the Plan, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, “control”, when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person or the power to elect directors, whether through the ownership of voting securities, by contract or otherwise; and the terms “affiliated”, “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Law” means the legal requirements relating to the administration of options and share-based plans under any applicable laws of the United States, any other country, and any provincial, state, or local subdivision, any applicable securities exchange, trading market or automated quotation system rules or regulations, as such laws, rules, regulations and requirements shall be in place from time to time.

“Award” means any award, in writing or through electronic medium, made pursuant to the Plan, including awards made in the form of an Option, a SAR, a Restricted Share, a RSU, an Unrestricted Share, a DSU, a Performance Award, or Dividend Equivalent Rights, or any combination thereof, whether alternative or cumulative.

“Award Agreement” means any document, whether in writing or through any electronic medium, setting forth the terms of an Award that has been authorized by the Committee. The Committee shall determine the form or forms of documents to be used, and may change them from time to time for any reason, including different documents as may be appropriate or applicable for particular locations or jurisdictions.

“Beneficiary” means the person or entity designated by the Participant, in a form approved by the Company, to exercise the Participant’s rights with respect to an Award or to receive payment or settlement under an Award after the Participant’s death.

“Board” means the Board of Directors of the Company.

“Cause” will have the meaning set forth in any applicable employment, offer letter, consulting agreement or similar agreement between the Company or any of its Affiliates, on the one hand, and the Participant, on the other hand. In the absence of such an agreement or if no such definition exists, “Cause” will exist if the Participant is terminated from Continuous Service for any of the following reasons: (i) the Participant’s conviction of, or the entering of a plea of nolo contendere to, a felony (or similar level of offense in jurisdictions outside of the United States), or of a misdemeanor (or similar level of offense in jurisdictions outside of the United States) or other crime that is generally viewed with the United States as involving acts of dishonesty or moral turpitude; (ii) the Participant’s willful failure to substantially perform his or her duties and responsibilities to the Company or intentional violation of a material Company policy; (iii) the Participant’s commission of any material act or acts of fraud, embezzlement, moral turpitude, dishonesty, or other willful misconduct; (iv) the Participant’s material unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; (v) Participant’s willful and material breach of any of his or her obligations under any written agreement or covenant with the Company or of any published policies of the Company; or (vi) the Participant’s gross misconduct or breach of any fiduciary duty. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time, and the term “Company” will be interpreted in this definition to include any of the Company’s Affiliates or any successor thereto, if appropriate. Furthermore, a Participant’s Continuous Service shall be deemed to have terminated for Cause within the meaning hereof if, at any time (whether before, on, or after termination of the Participant’s Continuous Service), facts or circumstances are discovered that would have justified a termination for Cause.

“Change in Control” means unless another definition is set forth in an Award Agreement, the first of the following to occur after the Effective Date:

(i) A sale, transfer, or other disposition of all or substantially all of the assets and properties of the Company is closed or consummated;

(ii) Any “person”, “entity” or “group” (within the meaning of Section 13(d)(3) and 14(d)(2)) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than the Company or any majority owned subsidiary of the Company, becomes the “beneficial owner” (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities that have the right to vote in the election of directors generally; provided, however, that (x) an acquisition of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities by an employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company shall not constitute a “Change in Control” for purposes of this subclause (ii), and (y) an agreement to vote securities shall be disregarded for purposes of this subclause (ii) unless its purpose is to cause what would otherwise be Change in Control, as determined by the Board;

(iii) During any period of two consecutive years during the term of the Plan, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election of each Director who was not a Director at the beginning of such period has been approved in advance by Directors representing at least two-thirds of the directors then in office who were Directors at the beginning of the period, but excluding any Director whose initial assumption of office occurred as a result of an actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board;

(iv) A merger, reorganization, or consolidation involving the Company is closed or consummated, other than a merger, reorganization, or consolidation in which holders of the combined voting power of the Company’s then outstanding securities that have the right to vote in the election of directors generally immediately prior to such transaction own, either directly or indirectly, fifty percent (50%) or more of the combined voting power of the securities entitled to vote in the election of directors generally of the merged, reorganized or consolidated entity (or its parent company) immediately following such transaction in substantially the same proportions among such holders as immediately prior to such transaction; or

(v) The Company implements a plan for the winding-up, liquidation or dissolution of the Company.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of: (A) a sale of assets, merger, consolidation or other transaction effected primarily for the purpose of changing the jurisdiction of incorporation of the Company, or (B) the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Shares of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the voting securities or assets of the Company immediately following such transaction or series of transactions.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee of the Board or its successor, provided that the term “Committee” means (i) the Board when acting at any time in lieu of the Committee, (ii) with respect to any decision involving an Award intended to satisfy the requirements of Code Section 162(m), a committee consisting of two or more Directors of the Company who are “outside” within the meaning of Code Section 162(m), and (iii) with respect to any decision relating to a Reporting Person, a committee consisting solely of two or more Directors who are “non-employee directors” within the meaning of Rule 16b-3. The mere fact that a Committee member shall fail to qualify as an “outside director” or as a “non-employee director” within the meaning of Code Section 162(m) and Rule 16b-3, respectively, shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan.

“Company” means UTi Worldwide Inc., a British Virgin Islands corporation; provided that in the event the Company reincorporates to another jurisdiction, all references to the term “Company” shall refer to the Company in such new jurisdiction.

“Company Stock” means ordinary shares, no par value, of the Company. In the event of a change in the capital structure of the Company affecting such ordinary shares (as provided in Section 13), the Shares resulting from such a change in such ordinary shares shall be deemed to be Company Stock within the meaning of the Plan.

“Consultant” means any person (other than an Employee or Director), including an advisor, who is (i) engaged by the Company or any of its Affiliates to render services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under the Plan only if a Registration Statement on Form S-8 under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person

“Continuous Service” means a Participant’s period of service in the absence of any interruption or termination, as an Employee, Director, or Consultant. Continuous Service shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; (iv) changes in status from Director to advisory director or emeritus status; or (v) transfers between locations of the Company or between the Company and one or more its Affiliates. Changes in status between service as an Employee, Director, and a Consultant will not constitute an interruption of Continuous Service if the individual continues to perform bona fide services for the Company. The Committee shall have the sole and absolute discretion to determine whether and to what extent the vesting of any Awards shall be tolled during any paid or unpaid leave of absence; provided, however, that in the absence of such determination, vesting for all Awards shall be tolled during any such unpaid leave (but not for a paid leave).

“Deferred Share Units” or “DSUs” mean Awards granted pursuant to Section 8 of the Plan.

“Director” means a member of the Board.

“Disabled” will have the meaning set forth for in any unexpired employment agreement, offer letter, consulting agreement or similar agreement between the Company or any of its Affiliates, on the one hand, and the Participant, on the other hand. In the absence of such an agreement, or if no such definition exists, “Disabled” means (A) for an ISO, that the Participant is disabled within the meaning of Code Section 22(e)(3), and (B) for other Awards, a condition under which the Participant:

(i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or

(ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, entitled to receive income replacement benefits for a period of not less than three months under the applicable accident or health plan covering employees of the Company, or if applicable, any of its Affiliates.

“Dividend Equivalent Rights” means Awards granted pursuant to Section 10 of the Plan, which may be attached to other Awards.

“Effective Date” means the date determined in accordance with Section 1(c) of the Plan.

“Eligible Person” means any Consultant, Director, or Employee and includes non-Employees and non-Consultants to whom an offer of employment or consulting engagement has been or is being extended by the Company or one of its Affiliates.

“Employee” means any person whom the Company or any of its Affiliates that is a “parent corporation” or “subsidiary corporation” within the meaning of Code Section 424 classifies as an employee (including an officer) for employment tax purposes, whether or not that classification is correct. The payment by the Company of a director’s fee to a Director shall not be sufficient to constitute “employment” of such Director by the Company.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fair Market Value” means, as of any date, the fair market value of a share of the Company Stock, determined as follows:

(i) if the Company Stock is listed, quoted or traded on an established securities exchange, national market system or automated quotation system, the closing sales price per share for the Company Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Company Stock on the date in question, the closing sales price per share for the Company Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii) if the Company Stock is not listed, quoted or traded on an established securities exchange, national market system or automated quotation system, but is regularly quoted by a recognized securities dealer but selling prices are not reported, the mean of the high bid and low asked prices for a share of Company Stock for such date or, if there is no high bid or low asked price for a share of Company Stock on such date, the high bid and low asked prices for a share of Company Stock on the last preceding date for which such information exists, as reported by a source as the Committee deems reliable; or

(iii) if none of the foregoing is applicable, such value as the Committee in its sole and absolute discretion determines in good faith based on relevant facts and circumstances.

“Grant Date” means, with respect to an Award, the later of (i) the date designated as the “Grant Date” within an Award Agreement, and (ii) the date on which the Committee determines the key terms of an Award, provided that as soon as reasonably practical thereafter the Committee both notifies the Eligible Person of the Award and enters into an Award Agreement with the Eligible Person.

“Incentive Stock Option” (or “ISO”) means, an Option that qualifies for favorable income tax treatment under Code Section 422.

“Involuntary Termination” shall mean, to the extent there is an employment agreement, offer letter, consulting agreement or similar agreement between the Company or any of its Affiliates, on the one hand, and the Participant, on the other hand in effect and subject to the terms of such employment agreement, a termination of a Participant’s employment on or after a Change in Control (i) by the Participant for “Good Reason” (as defined in any such agreement), or (ii) by the Company or its Affiliates without Cause or other than upon death or disability which termination entitles such Participant to accelerated or extended severance benefits pursuant to his or her employment agreement. In the absence of such an agreement, Involuntary Termination means termination of a Participant’s Continuous Service under the following circumstances occurring on or after a Change in Control:

(i) termination without Cause (other than upon death or disability) by the Company or an Affiliate or successor thereto, as appropriate; or

(ii) voluntary resignation by the Participant through the following actions: (1) the Participant provides the Company with written notice of the existence of one of the events, arising without the Participant’s consent, listed in clauses (A) through (C) below within ten (10) days of the initial existence of such event; (2) the Company fails to cure such event within thirty (30) days following the date such notice is given; and (3) the Participant elects to voluntarily terminate employment within the sixty (60) day period immediately following such event. The events include: (A) a material reduction in the Participant’s authority, duties, and responsibilities, provided that a mere change in the Participant’s title or reassignment to a substantially similar position shall not trigger an Involuntary Termination, (B) the Participant being required to relocate his or her principal work site to a facility or location more than fifty (50) miles of the Participant’s principal work site at the time of the Change in Control, or (C) a reduction in the Participant’s Base Salary.

“Negative Discretion” means the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award; provided that the exercise of such discretion would not cause the Performance Compensation Award to fail to qualify as “performance-based compensation” under Code Section 162(m). In no event shall Negative Discretion be exercised by the Committee with respect to any Option or SAR (other than an Option or SAR that is intended to be a Performance Compensation Award under Section 9 of the Plan).

“Non-ISO” means an Option not designated in an Award Agreement, or not otherwise qualifying, as an Incentive Stock Option.

“Option” means any right to buy Shares that is granted to a Participant pursuant to Section 5 of the Plan.

“Participant” means any Eligible Person who holds an outstanding Award.

“Performance Awards” mean Awards granted pursuant to Section 9 of the Plan.

“Performance Unit” means an Award granted pursuant to Section 9(a) of the Plan which may be paid in cash, in Shares, or such combination of cash and Shares as the Committee in its sole and absolute discretion shall determine.

“Person” means any natural person, association, trust, business trust, cooperative, corporation, general partnership, joint venture, joint-stock company, limited partnership, limited liability company, real estate investment trust, regulatory body, governmental agency or instrumentality, unincorporated organization or organizational entity.

“Plan” means this UTi Worldwide Inc. 2015 Long-Term Incentive Plan, as amended or revised from time to time, of which this Appendix I is a part.

“Recapture”, “Rescission”, “Reimbursement” have the meanings set forth in Section 14 of the Plan.

“Recoupment” has the meaning set forth in Section 15 of the Plan.

“Reporting Person” means an Employee, Director, or Consultant who is required to file reports with respect to such individual’s “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of the Company’s capital stock with the Securities and Exchange Commission pursuant to Section 16(a) of the Exchange Act and the rules promulgated thereunder.

“Restricted Share” means a Share of Company Stock awarded (or issued pursuant to Section 5(d)) with restrictions imposed under Section 7 of the Plan.

“Restricted Share Unit” or “RSU” means a right granted to a Participant to receive Shares or cash upon the lapse of restrictions imposed under Section 7 of the Plan.

“Retirement” will have the meaning set forth in any unexpired employment agreement, offer letter, consulting agreement or similar agreement between the Company or any of its Affiliates, on the one hand, and the Participant, on the other hand. In the absence of such an agreement, or, if no such definition exists, “Retirement” means a Participant’s termination of Continuous Service after age 65.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.

“SAR” or “Share Appreciation Right” means a right to receive amounts awarded under Section 6.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder

“Share” means a share of Company Stock.

“Ten Percent Holder” means a person who owns (within the meaning of Code Section 422) capital stock representing more than ten percent (10%) of the combined voting power of all classes of stock of the Company.

“Termination” has the meaning set forth in Section 14 of the Plan.

“Unrestricted Shares” mean Shares that are both awarded to Participants pursuant to Section 7 of the Plan, and not subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code.

“Withholding Taxes” means the aggregate minimum amount of federal, national, state, local and foreign income, payroll and other taxes that the Company and any of its Affiliates are required to withhold under Applicable Law in connection with any Award.

APPENDIX B

UTI WORLDWIDE INC.

EXECUTIVE CASH BONUS PLAN

1. Purposes

The UTi Worldwide Inc. Executive Cash Bonus Plan is a component of the Company’s overall strategy to pay its employees for performance. The purposes of this Plan are to: (a) motivate executives by tying their compensation to performance; (b) reward exceptional performance that supports overall Company objectives; and (c) attract and retain top performing employees.

2. Definitions

(a) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person or the power to elect directors, whether through the ownership of voting securities, by contract or otherwise; and the terms “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

(b) “Award” means any cash incentive payment made under the Plan.

(c) “Board” means the Board of Directors of UTi Worldwide Inc.

(d) “Change in Control” means unless another definition is set forth in the agreement or instrument governing an Award, the first of the following to occur after the Effective Date:

(i) A sale, transfer, or other disposition of all or substantially all of the assets and properties of the Company is closed or consummated;

(ii) Any “person,” “entity” or “group” (within the meaning of Section 13(d)(3) and 14(d)(2)) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than the Company or any majority owned subsidiary of the Company, becomes the “beneficial owner” (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities that have the right to vote in the election of directors generally; provided, however, that (x) an acquisition of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities by an employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company shall not constitute a “Change in Control” for purposes of this subclause (ii) and (y) an agreement to vote securities shall be disregarded for purposes of this subclause (ii) unless its purpose is to cause what would otherwise be Change in Control, as determined by the Board;

(iii) During any period of two consecutive years during the term of the Plan, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election of each Director who was not a Director at the beginning of such period has been approved in advance by Directors representing at least two-thirds of the directors then in office who were Directors at the beginning of the period, but excluding any Director whose initial assumption of office occurred as a result of an actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board;

(iv) A merger, reorganization, or consolidation involving the Company is closed or consummated, other than a merger, reorganization, or consolidation in which holders of the combined voting power of the Company’s then outstanding securities that have the right to vote in the election of directors generally immediately prior to such transaction own, either directly or indirectly, fifty percent (50%) or more of the combined voting power of the securities entitled to vote in the election of directors generally of the merged, reorganized or consolidated entity (or its parent company) immediately following such transaction in substantially the same proportions among such holders as immediately prior to such transaction; or

(v) The Company implements a plan for the winding-up, liquidation or dissolution of the Company.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of: (A) a sale of assets, merger, consolidation or other transaction effected primarily for the purpose of changing the jurisdiction of incorporation of the Company, or (B) the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Shares of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the voting securities or assets of the Company immediately following such transaction or series of transactions.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means the Compensation Committee of the Board, or such other committee designated by the Board, which is authorized to administer the Plan. The Committee shall consist solely of two or more Directors of the Company who are “outside directors” within the meaning of Section 162(m) of the Code for Awards which are intended to qualify as performance-based compensation under Section 162(m) of the Code. The mere fact that a Committee member shall fail to qualify as an “outside director” within the meaning of Code Section 162(m) shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan.

(g) “Company” means UTi Worldwide Inc., a British Virgin Islands corporation, and any entity, including any “parent corporation” or “subsidiary corporation” within the meaning of Section 424 of the Code, which together with the Company is under common control within the meaning of Section 414 of the Code.

(h) “Participant” means any individual selected by the Committee to receive an Award under this Plan.

(i) “Performance Measure” means any one of, or combination of, the following selected by the Committee to measure the Company’s, and any of its Affiliate’s, and/or geographic, business, segment or unit’s performance for a Performance Period, whether in absolute or relative terms (including, without limitation, terms relative to a peer group or index):

cash flow and free cash flow (before or after dividends)

stock price

shareholder return or total shareholder return

return on investment

market capitalization

debt leverage (debt to capital)

Sales or net sales

income, pre-tax income or net income

operating profit, net operating profit or economic profit

return on operating revenue or return on operating assets

operating ratio

market share improvement

cash from operations

operating revenue

customer service

working capital

sales of assets or business units

earnings (including, without limitation, earnings before interest, taxes, depreciation and amortization, with or without adjustments) (in total or on a per share basis)

return on equity

return on capital (including without limitation, return on total capital or return on invested capital)

return on assets or net assets

economic value added

revenue or net revenue

operating income or pre-tax profit

gross margin, operating margin or profit margin

general and administrative expenses

strategic mergers or acquisitions

Each such Performance Measure shall be, to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by the Company or such other standard as applied by the Committee. In addition, if so determined by the Committee and in the case of Awards which are intended to qualify as performance-based compensation under Code Section 162(m), to the extent permitted by Code Section 162(m), the Committee may provide at the time that the Performance Measures are established that any evaluation of a Performance Measure may exclude or otherwise objectively adjust for any specified circumstance or event that occurs during a Performance Period, including by way of example, (i) the effects of extraordinary items, (ii) acquisitions or divestitures, (iii) asset write-downs, impairment charges, and gains or losses on the disposal of property, assets or a business segment or unit, (iv) litigation, claims, judgments or settlements, (v) unusual or infrequently occurring charges, events and transactions, (vi) severance and financing costs, (vii) foreign exchange gains and losses, and (viii) the effects of changes in tax laws, accounting principles or other laws or provisions affecting reported results.

(j) “Performance Period” means one or more periods of time (of not less than one fiscal year of the Company in the case of Awards which are intended to qualify as performance-based compensation under Code Section 162(m)) as the Committee may designate, over which the attainment of one or more Performance Measure(s) will be measured for the purpose of determining a Participant’s rights with respect to an Award.

(k) “Person” means any natural person, association, trust, business trust, cooperative, corporation, general partnership, joint venture, joint-stock company, limited partnership, limited liability company, real estate investment trust, regulatory body, governmental agency or instrumentality, unincorporated organization or organizational entity.

(l) “Plan” means this Plan, which shall be known as the UTi Worldwide Inc. Executive Cash Bonus Plan, as it may be revised and amended from time to time.

3. Administration

(a) The Plan shall be administered by the Committee. The Committee shall have the authority to:

(i) interpret and determine all questions of policy and expediency pertaining to the Plan;

(ii) adopt such rules, regulations, agreements and instruments as it deems necessary for its proper administration;

(iii) select Participants to receive Awards;

(iv) determine the terms of Awards;

(v) determine amounts subject to Awards (within the limits prescribed in the Plan);

(vi) determine whether Awards will be granted in replacement of or as alternatives to any other incentive or compensation plan of the Company or an acquired business unit;

(vii) grant waivers of Plan or Award conditions;

(viii) accelerate the payment of Awards and waive Performance Measures or otherwise deem Performance Measures to be wholly or partially satisfied;

(ix) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any notice, agreement or instrument regarding an Award;

(x) adopt such procedures, regulations, subplans and the like as it deems are necessary or desirable under the Plan or to enable Participants to receive Awards; and

(xi) make all determinations and to take all other actions that the Committee may consider necessary, advisable or desirable to administer the Plan or any Award and to effectuate the purposes of the Plan.

(b) The Committee may delegate its authority to grant and administer Awards to a separate committee; however, only the Committee may grant and administer Awards which are intended to qualify as performance-based compensation under Section 162(m) of the Code.

(c) The Committee shall have the sole and absolute discretion to interpret or construe ambiguous, unclear, or implied (but omitted) terms in any fashion it deems to be appropriate in its sole and absolute discretion, and to make any findings of fact needed in the administration of the Plan or any Awards. The Committee’s prior exercise of its discretionary authority shall not obligate it to exercise its authority in a like fashion thereafter. The Committee’s interpretation and construction of any provision of the Plan, or of any Award, and all determinations, interpretations and constructions the Committee makes pursuant to the Plan or any Award shall be final, binding, and conclusive on all Persons. The validity of any such determination, interpretation, construction, decision or finding of fact shall not be given de novo review if challenged in court, by arbitration, or in any other forum, and shall be upheld unless clearly made in bad faith or materially affected by fraud.

4. Eligibility; Awards

(a) Only those individuals selected by the by the Committee to receive Awards may become Participants in the Plan. The grant of an Award shall not obligate the Company or any of its Affiliates to provide any future Awards to any individual. The Committee shall have the authority to (i) grant Awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code and (ii) grant Awards which are not intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code and which have terms which are inconsistent with the requirements of Section 162(m) of the Code.

5. Performance Measures; Committee Certification

(a) The Committee shall establish Performance Measures applicable to a particular Performance Period while the outcome of the Performance Measures is substantially uncertain as permitted under Section 162(m) of the Code with respect to Awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code.

(b) The Committee shall determine the thresholds, formulas and standards for purposes of determining whether or the extent to which an Award has been earned based on the level of performance attained or to be attained with respect to one or more Performance Measures. The Performance Measures, thresholds, formulas, criteria and standards for determining the extent by which an Award may be earned may vary from Award to Award, from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

(c) In the event Performance Measures are based on more than one business criterion, the Committee may determine to make Awards upon the attainment of the Performance Measures relating to any one or more of such criteria or such Performance Measures may be established as alternatives to one another.

(d) As soon as reasonably practicable following the conclusion of each Performance Period and prior to the payment in respect of any Award under the Plan, the Committee shall certify, in writing, if and to the extent to which the Performance Measures and the applicable formulas or standards have been satisfied and the proposed payment to be awarded to each Participant for the Performance Period, in each case, as and to the extent required by Section 162(m) of the Code with respect to Awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code. In connection therewith, the Committee may apply its discretion with respect to any Award if and when it deems appropriate.

(e) Notwithstanding anything else contained in the Plan or an Award to the contrary, the Committee may, in its sole and absolute discretion, provide that the achievement of Performance Measures and other conditions will be waived or otherwise deemed to have been wholly or partially satisfied, upon (i) the termination of employment of a Participant, (ii) the occurrence of a Change in Control or (iii) in such other circumstances as the Committee deems necessary or appropriate. In addition, Awards shall vest and Performance Measures and other conditions will be waived or otherwise deemed to have been wholly or partially satisfied upon the occurrence of a Change in Control as provided in any applicable employment agreement, offer letter or other agreement between the Company or any of its Affiliates, on the one hand, and any Participant, on the other hand.

6. Award Limitations; Recoupment; Taxes

(a) The maximum amount payable under an Award to any Participant with respect to any fiscal year of the Company shall not exceed $5,000,000. For purposes of applying this limit in the case of multi-year Performance Periods, the amount of cash deemed paid with respect to any one fiscal year is the total amount payable for the Performance Period divided by the number of fiscal years in the Performance Period.

(b) All Awards granted under the Plan will be subject to recoupment in accordance with any recoupment or other similar policy that the Company may adopt from time to time, including any policy the Company adopts pursuant to the listing standards of any securities exchange, trading market or automated quotation system on which the Company’s securities are listed, quoted or traded or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, including but not limited to Section 10D of the Exchange Act, or any other applicable law. In addition, the Committee, in its sole and absolute discretion, may impose such other clawback, recovery or recoupment provisions in any agreement, document or instrument governing an Award as the Committee determines is necessary, advisable or appropriate. No recovery of compensation under such a clawback, recovery or recoupment policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

(c) The payment of an Award requires that the Participant be an active employee and on the Company’s payroll on the day the Award is paid to receive any portion of the Award. The Committee may make exceptions to this requirement in the case of retirement, death or disability, or in the case of a Change in Control as determined by the Committee in its sole and absolute discretion.

(d) Participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards, and neither the Company nor any of its affiliates, nor any of its or their employees, directors, or agents, shall have any obligation to mitigate, indemnify, or to otherwise hold any Participant harmless from any or all of such taxes or penalties. Neither the Company nor any of its affiliates shall have any duty or obligation to minimize the tax consequences of an Award to the holder of such Award. The Company will withhold all applicable federal, state, local and foreign taxes required by law to be paid or withheld relating to the receipt or payment of any Award.

7. General

(a) The Plan shall become effective as of April 14, 2015 (the “Effective Date”), the date the Plan was first adopted by the Board. The Plan and any Award made before shareholder approval of the Plan shall be contingent on the approval of the Plan by the Company’s shareholders within 12 months after such Effective Date.

(b) No rights of a Participant under the Plan shall be assignable by such Participant, by operation of law or otherwise, except by will or the laws of descent and distribution. No Participant may create a lien on any funds or rights to which he or she may have an interest under the Plan, or which is held by the Company for the account of the Participant under the Plan.

(c) Participation in the Plan shall not give any Participant or other individual any right to remain in the Company’s employ. Further, the adoption of this Plan shall not be deemed to give any individual the right to be selected as a Participant or to be granted an Award.

(d) To the extent any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company.

(e) The Plan shall be governed by and construed in accordance with the laws of the British Virgins Islands (without regard to principles of conflicts of law).

(f) The Board may amend or terminate the Plan at any time.

ADDITIONAL INFORMATION

If you have questions or need assistance voting, please contact:

105 Madison Avenue

New York, New York 10016

proxy@mackenziepartners.com

Call Collect: (212) 929-5500

or

Toll-Free (800) 322-2885

C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 1 OF 2 1 1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPANY NAME INC. - 401 K CONTROL # 0000000000000000 SHARES 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 PAGE 1 OF 2 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. 0000249277_1 R1.0.0.51160 The Board of Directors recommends you vote FOR each of the following nominees: 1. Election of Directors For Against Abstain 1a. Brian D. Belchers 0 0 0 1b. Roger I. MacFarlane 0 0 0 1c. Joshua D. Paulson 0 0 0 The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5: For Against Abstain 2 To approve the UTi WorldWide Inc. 2015 0 0 0 Long-Term Incentive Plan. 3 To approve the UTi Worldwide Inc. Executive 0 0 0 Cash Bonus Plan. 4 To approve, on an advisory basis, the Company’s 0 0 0 executive compensation. 5 To ratify the appointment of Deloitte & Touche 0 0 0 LLP as independent registered public accountants of the Company. For address change/comments, mark here. 0 (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting 0 0 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Signature [PLEASE SIGN WITHIN BOX] Date JOB # SHARES CUSIP # SEQUENCE # Signature (Joint Owners) Date 02 0000000000

0000249277_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com . UTI WORLDWIDE INC. Annual Meeting of Shareholders June 8, 2015—9:00 AM This proxy is solicited by the Board of Directors The undersigned shareholder of UTI Worldwide Inc. (the “Company”) herby revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held June, 8, 2015 and proxy statement, and appoints Edward G. Feitzinger and Lance E. D’Amico, or either of them, acting alone, as proxies and attorneys-in-fact, each with full power of substitution, for and in the name of the undersigned or on behalf of the undersigned or of any other entity or entities, at the Annual Meeting of Shareholders to be held on Monday, June 8, 2015 at 9:00 a.m. (Pacific Time) at 100 Oceangate Boulevard, Suite 1500, Long Beach, California 90802, USA and at any adjournment(s) and postponements(s) thereof, on all matters coming before the meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is indicated, shares represented by this proxy will be voted for each of the nominees listed in proposal 1, for proposal 2, for proposal 3, for proposal 4 and for proposal 5 on the reverse side. In addition, this proxy will be voted in accordance with the proxies’ discretion on such other matters that may properly come before the meeting or any adjournment(s) or postponement(s) thereof. In the event one or more nominees for director listed in proposal 1 on the reverse side is unable to or declines to serve as a director at the time of the annual meeting, this proxy will be voted for the election of such person as may be designated by the Company’s board of directors, if any. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side